The information in this preliminary prospectus supplement is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-265452

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated January 9, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated June 7, 2022)

Lloyds Banking Group plc

£                  Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities

(Callable March    , 2028 and on any day until the First Reset Date on September     , 2028 and on any day in the period six months before any subsequent Reset Date)

The £                          fixed rate reset additional tier 1 perpetual subordinated contingent convertible securities (callable March    , 2028 and on any day until the First Reset Date on September     , 2028 and on any day in the period six months before any subsequent Reset Date) (the “Additional Tier 1 Securities”) are perpetual securities with no maturity date. From and including January         , 2023 (the “Issue Date”) to but excluding September    , 2028 (the “First Reset Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to               % per annum. The First Reset Date and every fifth anniversary thereafter shall be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date, interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the applicable Reset Reference Rate in respect of the relevant Reset Period (expressed as a rate per annum) and             %, such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). Subject to the conditions as described further below, we will pay interest, if any, quarterly in arrears (with a short first interest period) on March 27, June 27, September 27 and December 27 of each year, commencing on March 27, 2023 (each, an “Interest Payment Date”). The regular record dates for the Additional Tier 1 Securities will be the close of business of the relevant Clearing System on the Clearing System Business Day (as defined herein) immediately preceding each Interest Payment Date (or, if the Additional Tier 1 Securities are held in definitive form, the fifteenth calendar day preceding each Interest Payment Date, in each case, the “Record Date”).

We may redeem the Additional Tier 1 Securities in whole, but not in part, at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled in accordance with the terms of the Additional Tier 1 Securities, to, but excluding, the date fixed for redemption, (i) upon the occurrence of certain tax events or (ii) upon the occurrence of certain regulatory events, subject, in each case, to the conditions described in this prospectus supplement. The Additional Tier 1 Securities will also be redeemable in whole, but not in part, at our option and in our sole discretion on (i) any day falling in the period commencing on (and including) March     , 2028 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled in accordance with the terms of the Additional Tier 1 Securities, to, but excluding, the date fixed for redemption. Any such redemption shall, among other requirements, be subject to the receipt of permission from the Relevant Regulator, as described in this prospectus supplement.

The Additional Tier 1 Securities will constitute our direct, unsecured, unguaranteed and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders and beneficial owners in respect of, or arising from, the Additional Tier 1 Securities (including any damages, if payable) will be subordinated to the claims of our Senior Creditors (as defined herein, and includes certain claims in respect of subordinated liabilities).

As described in this prospectus supplement, upon the occurrence of a Trigger Event (as defined herein), an Automatic Conversion (as defined herein) will occur and all of our obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares (as defined herein).

The Additional Tier 1 Securities are not intended to be sold and should not be sold to retail clients as defined in the U.K. Financial Conduct Authority Conduct of Business Sourcebook (“COBS”) rule 4.3, as amended or replaced from time to time. Prospective investors are referred to the section headed “Important Information—Prohibition on marketing and sales to retail investors” commencing on page S-4 of this prospectus supplement.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products of Singapore) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of Lloyds Banking Group plc (“LBG”) or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power.

By purchasing or acquiring the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

Application will be made to Euronext Dublin (“Euronext Dublin”) for the Additional Tier 1 Securities to be admitted to the Official List and to trading on the Global Exchange Market (the “Global Exchange Market”), which is the exchange regulated market of Euronext Dublin. Admission to the Official List and trading on the Global Exchange Market is expected to begin after the initial delivery of the Additional Tier 1 Securities.

The Additional Tier 1 Securities are not deposit liabilities of LBG and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the Additional Tier 1 Securities involves risks.  See “Risk Factors” beginning on page S-25 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Additional Tier 1 Securities, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (ii) authorized, directed and requested the Clearing Systems (as defined below) and any direct participant in the Clearing Systems or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per Additional Tier 1 Security	%	%	%
Total	£	£	£

The initial public offering price set forth above does not include accrued interest, if any. Interest on the Additional Tier 1 Securities will accrue from the date of issuance, which is expected to be January      , 2023. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Additional Tier 1 Securities. In addition, Lloyds Bank Corporate Markets plc or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Additional Tier 1 Securities after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Bank Corporate Markets plc or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

The Additional Tier 1 Securities will be issued in fully registered form in denominations of £200,000 and in integral multiples of £1,000 thereafter. We expect that the Additional Tier 1 Securities will be ready for delivery through the book-entry facilities of Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) on or about January        , 2023.

Joint Bookrunners and Joint Lead Managers

Barclays	J.P. Morgan	Lloyds Bank Corporate Markets	RBC Capital Markets	TD Securities

Prospectus Supplement dated January    , 2023

table of contents

Prospectus Supplement

Page

About This Prospectus Supplement	S-2
Incorporation of Information by Reference	S-2
Forward-Looking Statements	S-3
Important Information	S-3
Prohibition of Sales to EEA Retail Investors	S-5
PROHIBITION OF SALES TO U.K. RETAIL INVESTORS	S-5
NOTICE TO CANADIAN INVESTORS	S-6
Summary	S-7
Risk Factors	S-25
Use of Proceeds	S-53
Capitalization of the Group	S-53
Description of the Additional Tier 1 Securities	S-54
Certain U.K. and U.S. Federal Tax Consequences	S-93
Underwriting (CONFLICTS OF INTEREST)	S-98
Legal Opinions	S-104
Experts	S-104

Prospectus

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	2
LLOYDS BANKING GROUP PLC	3
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL SECURITIES	15
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES	21
DESCRIPTION OF ORDINARY SHARES	26
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	31
PLAN OF DISTRIBUTION	37
LEGAL OPINIONS	39
EXPERTS	40
ENFORCEMENT OF CIVIL LIABILITIES	41
WHERE YOU CAN FIND MORE INFORMATION	42
INCORPORATION OF DOCUMENTS BY REFERENCE	43
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	44

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About This Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our” and “LBG” mean Lloyds Banking Group plc;

•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission.  You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed.  You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them.  This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on February 28, 2022; (ii) LBG's report on Form 6-K filed with the SEC on July 27, 2022 announcing its interim report, which included the unaudited consolidated half-year results for the half-year ended June 30, 2022; (iii) LBG’s report on Form 6-K filed with the SEC on October 27, 2022 disclosing the Group’s interim results for the nine months ended September 30, 2022; and (iv) LBG’s report on Form 6-K filed with the SEC on October 27, 2022 disclosing LBG’s capitalization as of September 30, 2022.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events.  These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.  You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

Important Information

An investment in the Additional Tier 1 Securities may give rise to higher yields than a bank deposit placed with a deposit taking bank within the Group. However, an investment in the Additional Tier 1 Securities carries risks which are very different from the risk profile of such a bank deposit. See “Risk Factors” and “Interest Cancellation and Automatic Conversion” below. The Additional Tier 1 Securities may provide greater liquidity than a bank deposit since bank deposits are generally not transferable. Conversely, unlike certain bank deposits, (i) holders of the Additional Tier 1 Securities have no ability to require repayment of their investment and (ii) the Additional Tier 1 Securities are not deposit liabilities of LBG and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Interest Cancellation and Automatic Conversion

The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date.  Moreover, interest will be due and payable on an Interest Payment Date only to the extent it is not canceled or deemed to have been canceled in accordance with the terms of the Additional Tier 1 Securities. We will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. The terms of the Additional Tier 1 Securities also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on an Interest Payment Date, and the interest payable in respect of any such Interest Payment Date will be deemed to have been canceled (in whole or in part).

The Additional Tier 1 Securities are perpetual and have no fixed maturity or fixed redemption date. As a result, you may not receive any payments with respect to the Additional Tier 1 Securities as we are not required to pay the principal amount of the Additional Tier 1 Securities at any time prior to a Winding-up or Administration Event (as defined below) and we will have the sole and absolute discretion at all times and for any reason to cancel in whole or in part any interest payment.

By its purchase or acquisition of the Additional Tier 1 Securities, each holder and beneficial owner acknowledges and agrees that (a) interest is payable solely at our discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by us at our sole discretion and/or deemed canceled in whole or in part; and (b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture (as defined herein) shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described herein. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. LBG may use such canceled interest without restriction.

If a Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date, at which point all of our obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares to the Settlement Share Depository (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated. The Settlement Shares shall initially be registered in the name of the Settlement Share Depository (which shall hold the Settlement Shares on behalf of the holders of the Additional Tier 1 Securities) or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities. As more fully described herein, we may elect, in our sole and absolute discretion that a Settlement Shares Offer be made by the Settlement Share Depository (as defined below) to all or some of our existing shareholders. The realizable value of any Settlement Shares received by a holder of the Additional Tier 1 Securities following an Automatic Conversion may be significantly less than the initial Conversion Price (as defined herein) of £0.633 and holders of the Additional Tier 1 Securities could lose all or part of their investment in the Additional Tier 1 Securities as a result of the Automatic Conversion.

By its purchase or acquisition of the Additional Tier 1 Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, of those related to (x) Automatic Conversion following the Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Additional Tier 1 Securities or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Additional Tier 1 Securities, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the holders and beneficial owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with the Trigger Event and/or any Automatic Conversion and (iv) authorized, directed and requested Clearstream, Luxembourg and/or Euroclear (each as defined below) and any direct participant in Clearstream, Luxembourg and/or Euroclear or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Prohibition on marketing and sales to retail investors

1. The Additional Tier 1 Securities are complex financial instruments and are not a suitable or appropriate investment for all investors, especially retail investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Additional Tier 1 Securities. Potential investors in the Additional Tier 1 Securities should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Additional Tier 1 Securities (or any beneficial interests therein).

2. a) In the U.K., the Financial Conduct Authority (“FCA”) Conduct of Business Sourcebook (“COBS”) requires, in summary, that the Additional Tier 1 Securities should not be offered or sold to retail clients (as defined in COBS 3.4 and each a “retail client”) in the U.K.

b) Certain of the underwriters are required to comply with the COBS.

c) By purchasing, or making or accepting an offer to purchase, any Additional Tier 1 Securities (or a beneficial interest in such Additional Tier 1 Securities) from LBG and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to LBG and each of the underwriters that:

(i)	it is not a retail client in the U.K.; and

(ii)	it will not sell or offer the Additional Tier 1 Securities (or any beneficial interest therein) to retail clients in the U.K. or communicate (including the distribution of this prospectus supplement or the accompanying prospectus) or approve an invitation or inducement to participate in, acquire or underwrite the Additional Tier 1 Securities (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the U.K.

d) In selling or offering the Additional Tier 1 Securities or making or approving communications relating to the Additional Tier 1 Securities, prospective investors may not rely on the limited exemptions set out in the COBS.

The obligations described in paragraph 2. above are in addition to the need to comply at all times with all other applicable laws, regulations and regulatory guidance (whether inside or outside the European Economic Area (“EEA”) or the U.K.) relating to the promotion, offering, distribution and/or sale of the Additional Tier 1 Securities (or any beneficial interests therein), whether or not specifically mentioned in this prospectus supplement or the accompanying prospectus, including (without limitation) any requirements under the Markets in Financial Instruments Directive 2014/65/EU (as amended) (“MiFID II”) or the U.K. FCA Handbook as to determining the appropriateness and/or suitability of an investment in the Additional Tier 1 Securities (or any beneficial interests therein) for investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Additional Tier 1 Securities (or any beneficial interests therein) from LBG and/or the underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

Prohibition of Sales to EEA Retail Investors

The Additional Tier 1 Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the Regulation (EU) No 1286/2014 (as amended, “EU PRIIPs Regulation”) for offering or selling the Additional Tier 1 Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Additional Tier 1 Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Additional Tier 1 Securities has led to the conclusion that: (i) the target market for the Additional Tier 1 Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Additional Tier 1 Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Additional Tier 1 Securities (a distributor) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Additional Tier 1 Securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS

The Additional Tier 1 Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom.  For these purposes: (a) the expression retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)  and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (as amended, the “U.K. PRIIPs Regulation”) for offering or selling the Additional Tier 1 Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the U.K. PRIIPs Regulation.

U.K. MiFIR product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Additional Tier 1 Securities has led to the conclusion that: (i) the target market for the Additional Tier 1 Securities is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“U.K. MiFIR”); and (ii) all channels for distribution of the Additional Tier 1 Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Additional Tier 1 Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Additional Tier 1 Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

In addition to the above, pursuant to the COBS the Securities are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients (as defined in COBS 3.4) in the U.K.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

NOTICE TO CANADIAN INVESTORS

The Additional Tier 1 Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and that are not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor”.

The offer and sale of the Additional Tier 1 Securities in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the Additional Tier 1 Securities must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. These resale restrictions may under certain circumstances apply to resales of the Additional Tier 1 Securities outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We are not a member institution of the Canada Deposit Insurance Corporation.  The liability incurred by us through the issuance and sale of the Additional Tier 1 Securities is not a deposit.  We are not regulated as a financial institution in Canada.

Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Additional Tier 1 Securities” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 207 626 1500.

The Additional Tier 1 Securities

Issuer	Lloyds Banking Group plc (LEI:549300PPXHEU2JF0AM85)
Securities	Additional Tier 1 Securities
Issue Date	January , 2023
Issue Price	%
Denomination	The Additional Tier 1 Securities will be issued in fully registered form in denominations of £200,000 and in integral multiples of £1,000 thereafter.
Perpetual Securities	The Additional Tier 1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.
Interest Rate	From and including the Issue Date to but excluding September , 2028 (the “First Reset Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to % per annum. From and including each Reset Date to but excluding the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the Reset Reference Rate (as defined below) in respect of the relevant Reset Period (expressed as a rate per annum) and % (the “Margin”), such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). Interest will be payable (subject to cancellation as provided herein) quarterly in arrears (with a short first interest period) on each Interest Payment Date. See also “Description of the Additional Tier 1 Securities—Payments—Interest Rate” below.
Reset Date	The First Reset Date and every fifth anniversary thereafter.

Interest Payment Dates	March 27, June 27, September 27 and December 27 of each year, commencing on March 27, 2023 (short first interest period).
Interest Payments Discretionary

Interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of its discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or the portion thereof not paid, shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “Description of the Additional Tier 1 Securities—Payments—Notice of Interest Cancellation” below.

Restrictions on Interest Payments

LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

In addition, LBG shall not be permitted to pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Rule 4.3(2) of chapter 4 of the “CRR Firms – Capital Buffers” part of the PRA Rulebook (or any succeeding provision(s) amending or replacing such rule) (“Chapter 4”) and which are required under the Applicable Regulations to be taken into account for this purpose, the Maximum Distributable Amount, if any, then applicable to the Group to be exceeded.

“Distributable Items” shall have the meaning assigned to such term in the U.K. CRR (as defined below) (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under U.K. CRR (as defined below), as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose, before distributions to holders of own funds instruments, less any losses brought forward, any profits which are non-distributable pursuant to national law or the institution’s by-laws and any sums placed in non-distributable reserves in accordance with the law of the United Kingdom, or any part of it, or of a third country or the statutes of the institution, in each case with respect to the specific category of own funds instruments to which the law of the United Kingdom, or any part of it, or of a third country, institution’s by-laws, or statutes relate; such profits, losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of its consolidated accounts.
“Junior Securities” means (i) any Ordinary Share (as defined below) or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event.
“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event (excluding (in the case of (i) and (ii)) any security the holders of which are Senior Creditors by virtue of (b) of the definition of Senior Creditors (as defined below)).
“U.K. CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of The Council of June 26, 2013, as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.
Solvency Condition

Other than in a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration (as defined below) in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “Description of the Additional Tier 1 Securities—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

LBG shall be considered to be solvent at a particular point in time if:

(i)   it is able to pay its debts owed to its Senior Creditors (as defined below) as they fall due; and

(ii)  its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.
“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.
Agreement to Interest Cancellation

By acquiring the Additional Tier 1 Securities, holders and beneficial owners of the Additional Tier 1 Securities acknowledge and agree that:

(a) interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at its sole discretion and/or deemed canceled in whole or in part; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “Description of the Additional Tier 1 Securities—Interest Cancellation”, “Description of the Additional Tier 1 Securities—Solvency Condition”, “Description of the Additional Tier 1 Securities—Availability of Distributable Items”, “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion”  and “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Ranking and Liquidation Proceeds	The Additional Tier 1 Securities will constitute LBG’s direct, unsecured, unguaranteed and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders and beneficial owners of the Additional Tier 1 Securities in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors.

Winding-up prior to a Trigger Event

If at any time prior to the date on which a Trigger Event occurs:

(i)  an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (A) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (B) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii) an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend (each, a “Winding-up or Administration Event”), there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of the Additional Tier 1 Security if, throughout such Winding-up or Administration Event, such holder of the Additional Tier 1 Security was the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and ranking ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

“Additional Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Existing Preference Shares” means the 9.25% preference shares (ISIN GB00B3KS9W93), the 6.413% preference shares (ISIN USG5533WAA56/US539439AC38), the 6.475% preference shares (ISIN GB00B3KSB568), the 6.657% preference shares (ISIN US539439AE93/US539439AF68) and the 9.75% preference shares (ISIN GB00B3KSB238), each issued by LBG.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event, excluding (in the case of (i) and (ii)) any security the holders of which are Senior Creditors by virtue of (b) of the definition of Senior Creditors.

“Senior Creditors” means:

(a) creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders or beneficial owners of the Additional Tier 1 Securities) in a Winding-up or Administration Event occurring prior to a Trigger Event; and

(b) if LBG determines that the Additional Tier 1 Securities would not be included in the Additional Tier 1 Capital of the Group at the time of determination (including as a result of an election by LBG, in its sole discretion (but subject to the permission of the Relevant Regulator to the extent then required under Applicable Regulations), to change the regulatory classification of any of the securities referred to in (i) or (ii) below) unless the holders of some or all of the following securities were Senior Creditors at that time: (i) the holders of all of the Existing Preference Shares (if any remain outstanding); and (ii) the holders of all securities of LBG ranking or expressed to rank pari passu with any of the Existing Preference Shares in a winding-up or administration of LBG occurring prior to a Trigger Event.

Winding-up following a Trigger Event

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, through such Winding-up or Administration Event, the holder of such number of LBG’s ordinary shares (“Ordinary Shares”) as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice (as defined below) and shall occur without delay upon the occurrence of a Trigger Event.

Waiver of Set-Off	Subject to applicable law, no holder or beneficial owner of the Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each holder and each beneficial owner of the Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention.
Optional Redemption	The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on (i) any day falling in the period commencing on (and including) March , 2028 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled (“Accrued Interest”) to, but excluding, the date fixed for redemption.
Additional Amounts	All payments of principal and/or interest and/or any other amounts to holders of the Additional Tier 1 Securities by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, LBG shall, subject to certain exceptions, pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the holders of the sums of interest which would have been received (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities. See “Description of the Additional Tier 1 Securities—Additional Amounts.”

Tax Event Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the Additional Tier 1 Securities—Additional Amounts”; and/or

(2) a Tax Law Change would:

(i) result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in LBG’s financial statements) in respect of the Additional Tier 1 Securities in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

(ii) prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(iii) as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

(iv) result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Settlement Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act); or

(v) result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Regulatory Event Redemption

If at any time a Regulatory Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change or a pending change to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, becoming effective on or after the Issue Date, some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases or would be likely to cease to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Substitution or Variation

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “Description of the Additional Tier 1 Securities—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before or following the First Reset Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation.

Notice of any substitution or variation of the Additional Tier 1 Securities due to the occurrence of a Tax Event or Regulatory Event will be given to holders not less than 15 nor more than 30 calendar days prior to the date of substitution or variation (as applicable) in accordance with “Description of the Additional Tier 1 Securities—Notice” below, and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall (unless a Trigger Event occurs) be irrevocable and shall specify the date fixed for substitution or, as the case may be, variation of the Additional Tier 1 Securities.  Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event or Tax Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the Additional Tier 1 Securities (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further enquiry and without liability to any person) prior to the issue or variation of the relevant securities;

(b) subject to (a) above which (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Additional Tier 1 Capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Additional Tier 1 Securities; (3) rank pari passu with the ranking of the Additional Tier 1 Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled (but without prejudice to the right of LBG to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve the obligations (including the obligations arising from the exercise of any right) of LBG as to payments of principal in respect of the Additional Tier 1 Securities, including (without limitation) as to the timing and amount of such payments; and (6) contain terms providing for the conversion of the Additional Tier 1 Securities, the cancellation of payments of interest thereon or write-down of the principal of the Additional Tier 1 Securities only if such terms are not materially less favorable to an investor than the terms of the Additional Tier 1 Securities;

(c) are (1) listed on the Global Exchange Market of Euronext Dublin or (2) listed on such other stock exchange as is a Recognized Stock Exchange (as defined below) at that time as selected by LBG; and

(d) where the Additional Tier 1 Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities; and

(e) qualify as hybrid capital instruments as defined in section 475C of the U.K. Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation).

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 for the purposes of section 987 of the Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Additional Tier 1 Securities as described above is subject to:

(i)  LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)  in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) LBG having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG; or (B) LBG having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption or purchase, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time;

(iii)  in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by LBG as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;

(iv)  in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (ii) above, either (A) LBG having, before or at the same time as such purchase, replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Additional Tier 1 Securities being purchased for market-making purposes in accordance with the Applicable Regulations;

(v)  in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date;

(vi)  a Trigger Event not having occurred; and

(vii)  in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the TIA.

Automatic Conversion	Upon the occurrence of the Trigger Event, all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released on the Conversion Date (and under no circumstances shall LBG’s released obligations be reinstated) in consideration of the issuance by LBG of Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein (the “Automatic Conversion”). The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date.
Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event and shall not become due and payable at any time.
If LBG has been unable to appoint a Settlement Share Depository, it shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the holders and beneficial owners of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Settlement Shares to another independent nominee or to the holders and beneficial owners of the Additional Tier 1 Securities directly, which issuance and delivery shall be in consideration for the irrevocable and automatic release of all of LBG’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Additional Tier 1 Securities and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The Additional Tier 1 Securities are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Additional Tier 1 Securities.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event (and shall be no later than one month following the occurrence of the relevant Trigger Event, or such shorter period as the Relevant Regulator may require).

A “Trigger Event” shall occur on any date if the CET1 Ratio is less than 7.00% on such date, as determined by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator.

“CET1 Ratio” means, at any date, the ratio of the Group’s CET1 Capital as of such date to Risk Weighted Assets (as defined below) as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“CET1 Capital” means, at any date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and holders and beneficial owners of the Additional Tier 1 Securities).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in U.K. CRR (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of U.K. CRR (as may be amended from time to time) in accordance with the Applicable Regulations as at the time such measure is determined.

“Risk Weighted Assets” means, at any date, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by LBG in accordance with the Applicable Regulations applicable to the Group as at such date.
Conversion Price	The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be £0.633, subject to the adjustments described under “Description of the Additional Tier 1 Securities—Anti-dilution Adjustment of the Conversion Price”.
Settlement Shares Offer	Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Additional Tier 1 Securities in accordance with “Description of the Additional Tier 1 Securities—Notices” below. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which each Clearing System shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with its rules and procedures (the “Suspension Date”), as specified in the Conversion Trigger Notice.

LBG reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If LBG makes such an election, it will provide at least three (3) Business Days’ notice to the Trustee directly and to the holders of the Additional Tier 1 Securities via the Clearing Systems. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to holders of the Additional Tier 1 Securities the Settlement Shares or American Depositary Shares (“ADSs”) at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.
Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of the Additional Tier 1 Securities in accordance with “Description of the Additional Tier 1 Securities—Notices” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per £1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities and will be delivered to holders and beneficial owners of the Additional Tier 1 Securities pursuant to the procedures set forth under “Description of the Additional Tier 1 Securities—Conversion—Settlement Procedures” below.
The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of the Additional Tier 1 Securities whether or not the Solvency Condition is satisfied.
Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power.

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Power in respect of the Additional Tier 1 Securities having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Additional Tier 1 Securities would be treated equally in respect of the exercise of the U.K. Bail-in Power with the claims of holders of all other obligations of LBG which constitute Additional Tier 1 Capital of LBG that would rank pari passu with the Additional Tier 1 Securities upon an insolvency of LBG.

See also “Risk Factors—Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power imposed by the relevant U.K. resolution authority.”

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Capital Securities Indenture dated as of March 6, 2014 (the “Base Indenture”) shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

For a discussion of certain risk factors relating to the U.K. Bail-in Power, see “Risk Factors—Risks relating to the Additional Tier 1 Securities” in this prospectus supplement.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.
Enforcement Events and Remedies

The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event

If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, holders of the Additional Tier 1 Securities will have the rights and claims specified above under “Ranking and Liquidation Proceeds”.

Non-payment of principal when due

Subject to the satisfaction of any redemption conditions described herein, if LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Additional Tier 1 Securities and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG such claims as are set out under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

Breach of a Performance Obligation

In the event of a breach of any term, obligation or condition binding on LBG under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against LBG as it may think fit to enforce the Performance Obligation, provided that LBG shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

No other remedies

For the avoidance of doubt, the breach by LBG of any Performance Obligation shall not give the Trustee and/or the holders and beneficial owners of the Additional Tier 1 Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under New York law. By its purchase or acquisition of the Additional Tier 1 Securities, each Additional Tier 1 holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against LBG in respect of a breach by LBG of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the Trustee may seek under the Additional Tier 1 Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—The Additional Tier 1 Securities do not contain events of default and the remedies available to holders of the Additional Tier 1 Securities are limited”.

Other than the limited remedies specified above, no remedy against LBG shall be available to the Trustee or the holders or beneficial owners of the Additional Tier 1 Securities, provided that (1) Trustee and the holders and beneficial owners of the Additional Tier 1 Securities shall have such rights and powers as they are required to have under the TIA, including the right of any holder of the Additional Tier 1 Securities to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination provisions set forth in the Indenture and (2) such limitations shall not apply to LBG’s obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Book-Entry Issuance, Settlement and Clearance	The Additional Tier 1 Securities shall initially be represented by one or more global certificates in registered form, without coupons attached, which will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear and will be registered in the name of such common depositary or its nominee. Unless and until the Additional Tier 1 Securities are exchanged in whole or in part for other securities under the terms of the Indenture or the global certificates are exchanged for definitive securities, the global certificates may not be transferred except as a whole by a Clearing System to a nominee or a successor of such Clearing System.
Trustee, Paying Agent and Calculation Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, acting through its London branch, having its corporate trust office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, will act as the Trustee and will act as initial Paying Agent, and The Bank of New York Mellon, London Branch, will act as Calculation Agent for the Additional Tier 1 Securities.

Registrar	The Bank of New York Mellon SA/NV, Dublin Branch will act as registrar for the Additional Tier 1 Securities.
ISIN
Common Code
CFI
FISN
Listing	Application will be made to Euronext Dublin to admit the Additional Tier 1 Securities to the Official List and to trading on the Global Exchange Market, the exchange regulated market of Euronext Dublin, prior to the first Interest Payment Date.
Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes of the Group. See “Use of Proceeds”.
Joint Bookrunners	Barclays Bank PLC, J.P. Morgan Securities plc, Lloyds Bank Corporate Markets plc, RBC Europe Limited and The Toronto-Dominion Bank.
Governing Law	The Additional Tier 1 Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Additional Tier 1 Securities which will be governed by and construed in accordance with Scots law.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Additional Tier 1 Securities.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Additional Tier 1 Securities that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the highlighted risks could adversely affect the trading price of the Additional Tier 1 Securities or the rights of investors under the Additional Tier 1 Securities and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of investment in the Additional Tier 1 Securities. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Additional Tier 1 Securities, such as the provisions governing the Automatic Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by you to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, that interest is due and payable only at our sole discretion, and that there is no scheduled repayment date for the principal of the Additional Tier 1 Securities.

We believe that the factors described below as relating to the Additional Tier 1 Securities represent the principal risks inherent in investing in the Additional Tier 1 Securities, but we may be unable to pay interest, principal or other amounts on or in connection with the Additional Tier 1 Securities for other reasons and we do not represent that the statements below regarding the risks of holding the Additional Tier 1 Securities are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.

Risks relating to the Additional Tier 1 Securities

The Additional Tier 1 Securities have no fixed maturity and no fixed redemption date and you do not have the right to accelerate the repayment of the principal amount of the Additional Tier 1 Securities prior to a Winding-up or Administration Event.

The Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Moreover, you do not have the right to cause the Additional Tier 1 Securities to be redeemed or otherwise accelerate the repayment of the principal amount of the Additional Tier 1 Securities prior to a Winding-up or Administration Event (as described under “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies”). Accordingly, we are under no obligation to repay or redeem (in whole or in part) the principal amount of the Additional Tier 1 Securities at any time prior to such Winding-up or Administration Event and, in such event, the claim in respect of the Additional Tier 1 Securities will be deeply subordinated, as provided under “—LBG’s obligations under the Additional Tier 1 Securities are subordinated and will be further subordinated upon Automatic Conversion into Settlement Shares” below. As a result, you may not receive any payments of principal on the Additional Tier 1 Securities.

The Additional Tier 1 Securities will be subject to Automatic Conversion following the occurrence of a Trigger Event, in which case the Additional Tier 1 Securities will be converted into Settlement Shares.

A Trigger Event shall occur if on any date LBG, the Prudential Regulation Authority (“PRA”), or the then relevant regulatory body with primary responsibility for the prudential supervision of LBG and the Group (the “Relevant Regulator”) or any agent appointed for such purpose by the Relevant Regulator determines that LBG’s CET1 Ratio (which will be calculated on a consolidated and fully loaded basis) is less than 7.00%.

Upon the occurrence of the Automatic Conversion following a Trigger Event (each as defined under “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion”), the Additional Tier 1 Securities will be converted into Settlement Shares on the Conversion Date. All of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of LBG’s issuance of the Settlement Shares to the Settlement Share Depository. Under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Additional Tier 1 Securities, as, following the Automatic Conversion, you will receive only (i) the Settlement Shares or ADSs (if LBG does not elect that a Settlement Shares Offer be made), or (ii) the Alternative Consideration, which shall be composed of Settlement Shares, ADSs and/or cash depending on the results of the Settlement Shares Offer (if LBG elects that a Settlement Shares Offer be made) and the value of any Settlement Shares or ADSs received upon Automatic Conversion may have a market value significantly below the principal amount of the Additional Tier 1 Securities you hold. Although the market value of the Settlement Shares or ADSs you receive could over time increase in value, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of the Ordinary Shares, which could be significantly lower than the Conversion Price. Furthermore, upon the occurrence of the Automatic Conversion, you will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Additional Tier 1 Securities shall be canceled and shall not become due and payable at any time.

Any such Automatic Conversion will be irrevocable and, upon the occurrence of the Automatic Conversion, holders will not be entitled to any form of compensation in the event of LBG’s potential recovery or change in LBG’s fully loaded CET1 Ratio. In addition, on or after the occurrence of a Trigger Event, if LBG does not deliver Settlement Shares to the Settlement Share Depository, the only claims holders will have against LBG will be for specific performance to have such Settlement Shares issued and delivered to the Settlement Share Depository and to participate in the liquidation proceeds of LBG as if the Settlement Shares had been issued. Once the Settlement Shares have been issued and delivered to the Settlement Share Depository, the only claims holders will have will be against the Settlement Share Depository for delivery of Settlement Shares, ADSs or Alternative Consideration, as applicable.

For a discussion of the risks associated with the calculation of LBG’s CET1 Ratio see “—For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET1 Ratio than one using U.K. CRR transitional provisions, increasing the potential for Automatic Conversion in the short term. Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which will lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities would automatically be converted into Settlement Shares”.

See also “—If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares.” and “—Holders may be obliged to make a take-over bid following a Trigger Event if they take delivery of Settlement Shares” below.

The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of LBG’s control. LBG has no obligation to operate its business in such a way as, or take any mitigating actions, to maintain or restore its CET1 Ratio to avoid a Trigger Event and actions LBG takes could result in its CET1 Ratio falling.

The occurrence of a Trigger Event and, therefore, the Automatic Conversion, is inherently unpredictable and depends on a number of factors, some of which may be outside of LBG’s control. Although LBG currently publicly reports the Group’s fully loaded CET1 Ratio only as of each quarterly period end, the Relevant Regulator, as part of its supervisory activity, may calculate or instruct LBG to calculate such ratio as of any date, including if LBG is subject to recovery and resolution actions by the relevant U.K. resolution authority (as defined under “Description of the Additional Tier 1 Securities— Redemption, Purchase, Variation and Substitution—Conditions to Redemption, Purchase, Substitution or Variation”), or LBG might otherwise determine to calculate such ratio in its own discretion. As such, the Automatic Conversion could occur at any time. Moreover, it is likely that the relevant U.K. resolution authority would allow a Trigger Event to occur rather than to resort to the use of public funds.

A Trigger Event will occur if LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator determines that LBG’s CET1 Ratio is below 7.00% as of any such calculation date. Such calculation could be affected by, among other things, the growth of LBG’s business and LBG’s future earnings, dividend payments, regulatory changes (including changes to definitions and calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets (each of which shall be calculated by LBG on a fully loaded, consolidated basis and such calculation shall be binding on the Trustee and on the person in whose name the Additional Tier 1 Security is registered)), actions that LBG is required to take at the direction of the Relevant Regulator, and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pounds sterling equivalent value of foreign currency denominated capital resources and risk weighted assets. Actions that LBG takes could also affect its CET1 Ratio, including causing it to decline. LBG has no obligation to increase its CET1 Capital, reduce its Risk Weighted Assets or otherwise operate its business in such a way as, or take mitigating actions, to prevent its CET1 Ratio from falling below 7.00%, maintain or increase its CET1 Ratio or otherwise consider the interests of the holders of the Additional Tier 1 Securities in connection with any of its business decisions that might affect LBG’s CET1 Ratio.

The calculation of LBG’s CET1 Ratio may also be affected by changes in applicable accounting rules, which may result in increased impairment charges (or volatility in impairment charges as was the case with IFRS 9), or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Impairment charges may cause significant decreases in our CET1 Ratio, especially given that the transitional arrangements published by the EU (which soften the impact that IFRS 9 has on our loan loss allowances) will be phased out (currently expected at the end of 2024). However, following the adoption of Regulation (EU) 2020/873 in June 2020, a new transitional period was introduced during which financial institutions are able to add-back increases in expected credit loss provisions to CET1 capital until the end of 2024. Even if changes in applicable accounting rules, or changes to regulatory adjustments that modify the regulatory impact of accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require us to reflect such changes in any particular calculation of the CET1 Ratio. Moreover, the Group’s CET1 Ratio is a non-IFRS measure, and our interpretation of Regulation (EU) No. 575/2013 as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “U.K. CRR”) and the basis of our calculation of this financial measure may be different from those of other financial institutions. Accordingly, accounting changes or regulatory changes may have a material adverse impact on LBG’s calculations of regulatory capital resources and requirements, including CET1 Capital and Risk Weighted Assets, and LBG’s CET1 Ratio.

Further, the Basel Committee has continued its post-crisis work on risk weighted assets. In December 2017, the Basel Committee revised the Basel III capital framework to, among other things: (i) strengthen risk sensitivity and comparability in credit risk by adopting minimum “input” floors for certain metrics; (ii) introduce a standardized approach to credit valuation adjustment risk; (iii) introduce a standardized approach to operational risk; and (iv) introduce an "output floor" which is set at 72.5% of total RWAs calculated using the standardized approach. The date of implementation for most of these proposed reforms was set at January 1, 2022. However, the Basel Committee has chosen to bring the output floor requirements into force over the course of an added five-year phased implementation period post January 1, 2022, ending on January 1, 2027. In March 2020, the oversight body of the Basel Committee on Banking Supervision, the Group of Central Bank Governors and Heads of Supervision (the “GHOS”) announced that it has endorsed a set of measures to provide additional operational capacity for banks and supervisors to respond to the immediate financial stability priorities resulting from the impact of the COVID-19 pandemic on the global banking system, including the deferral by one year to January 1, 2023 of the implementation date of most of the proposed reforms listed above and the deferral by one year to January 1, 2028 of the implementation period for the accompanying transitional arrangements for the output floor. In November 2021, the UK financial regulators announced that they would look to implement parts of the Basel III standards that remain to be implemented in the UK (the so-called “Basel 3.1 standards”) post March 2023. On November 30, 2022, the PRA published Consultation Paper CP16/22 setting out its proposed rules for the implementation of the Basel 3.1 standards, with a proposed implementation date of January 1, 2025, subject to certain transitional provisions. The UK HM Treasury also published a simultaneous consultation which will inform the necessary secondary legislation to be implemented at the same time as the PRA's Based 3.1 rules. These proposals and resulting changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated.

Because of the inherent uncertainty regarding whether a Trigger Event will occur and there being no obligation on LBG’s part to prevent its occurrence, it will be difficult to predict when, if at all, Automatic Conversion could occur. Accordingly, the trading behavior of the Additional Tier 1 Securities may not necessarily follow the trading behavior of other types of subordinated securities, including LBG’s other subordinated debt securities. Fluctuations in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and Risk Weighted Assets as well as changes to their respective definitions under the capital adequacy standards and guidelines set by the Relevant Regulator and changes in accounting rules. Any indication that the Group’s CET1 Ratio is moving towards the level which would cause the occurrence of a Trigger Event may have an adverse effect on the market price and liquidity of the Additional Tier 1 Securities. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including LBG’s other subordinated debt securities. In addition, the risk of Automatic Conversion could drive down the price of the Ordinary Shares and have a material adverse effect on the market value of Settlement Shares received upon Automatic Conversion.

For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET1 Ratio than one using U.K. CRR transitional provisions, increasing the potential for Automatic Conversion in the short term. Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which would lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities will automatically be converted into Settlement Shares.

LBG is required to calculate its capital resources for regulatory purposes on the basis of “common equity tier 1 capital” or “CET1 Capital” as determined in accordance with the U.K. CRR. LBG is also required to calculate its “risk weighted assets”, which represent assets adjusted for their associated risks, on the basis set out in U.K. CRR. Each of these definitions will be calculated in accordance with the capital adequacy standards and guidelines of the Relevant Regulator applicable to LBG on the relevant date.

The U.K. CRR legislation sets out a minimum pace of introduction of such enhanced capital requirements (which currently means the phase-in arrangement for the regulatory capital impact of IFRS 9) (the “Transitional Provisions”). The Transitional Provisions were designed to implement certain U.K. CRR requirements in stages over a prescribed period commencing in 2014; however, each of the EU Member States and the United Kingdom had the discretion to accelerate that minimum pace of transition in certain respects. In the United Kingdom, the PRA accelerated the introduction of certain of the enhanced capital requirements under U.K. CRR, thus requiring the Group to meet certain capital targets, without having regard to any Transitional Provisions in that respect. LBG has applied those Transitional Provisions since January 1, 2018.

However, for the purposes of the Additional Tier 1 Securities, LBG calculates its CET1 Capital and Risk Weighted Assets without applying any Transitional Provisions (including those relating to IFRS 9) and instead calculates its CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than permitted under the U.K. CRR regime as applicable to LBG and leads to the CET1 Ratio as defined for purposes of the Additional Tier 1 Securities being lower than it would be were LBG to calculate the common equity tier 1 ratio applying the Transitional Provisions (and, in particular, the IFRS 9 phase-in arrangements) to its calculation of common equity tier 1 capital and Risk Weighted Assets.

At September 30, 2022, LBG’s CET1 Ratio giving full effect to U.K. CRR on a fully loaded basis was 15.0% (excluding the IFRS 9 phase-in arrangements). LBG’s CET1 Ratio is a non-IFRS measure, and LBG’s interpretation of U.K. CRR and the basis of LBG’s calculation of this financial measure may be different from those of other financial institutions. For further information, see LBG’s report on Form 6-K filed with the SEC on October 27, 2022 disclosing the Group’s interim results for the nine months ended September 30, 2022.

The calculation of the CET1 Ratio may be impacted as a result of further changes to the U.K. CRR, or changes to the PRA rules or the way in which the PRA applies these requirements to U.K. banks.

If the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in its current statements of policy, it could be materially more difficult for the Group to maintain compliance with prudential requirements. Any such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital and may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Group’s capital position.

Investors should be aware that the U.K. CRR rules, as well as any changes in applicable accounting rules, may individually and/or in the aggregate further negatively affect LBG’s CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to the Automatic Conversion. Upon the occurrence of the Automatic Conversion, provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms described herein, investors will have no rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of any accrued and unpaid interest on such Additional Tier 1 Securities. In addition, the realizable value of the Settlement Shares may be below the Conversion Price. Although the market value of any Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of the Ordinary Shares, which could be significantly lower than the Conversion Price.

The Additional Tier 1 Securities have no scheduled maturity and holders of the Additional Tier 1 Securities only have a limited ability to cash in their investment in the Additional Tier 1 Securities.

The Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Although under certain circumstances as described under “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution” LBG may redeem the Additional Tier 1 Securities, LBG is under no obligation to do so and holders of the Additional Tier 1 Securities have no right to call for their redemption. Therefore, holders of the Additional Tier 1 Securities have no ability to cash in their investment, except (i) if LBG exercises its rights to redeem the Additional Tier 1 Securities in accordance with their terms and applicable laws, (ii) by selling their Additional Tier 1 Securities or, following the occurrence of a Trigger Event and the issue and delivery of Settlement Shares or ADSs, their Settlement Shares or ADSs (if LBG does not elect that a Settlement Shares Offer be made or where the Settlement Shares issued are not all sold pursuant to the Settlement Shares Offer), (iii) through the cash component of any Settlement Shares Offer, (iv) where the Trustee institutes proceedings for the winding-up of LBG where LBG has exercised its right to redeem the Additional Tier 1 Securities but fails to make payment in respect of such redemption when due, in which limited circumstances the holders of the Additional Tier 1 Securities may receive some of any resulting liquidation proceeds following payment being made in full to all senior and more senior subordinated creditors, or (v) upon a Winding-up or Administration Event in which limited circumstances the holders of the Additional Tier 1 Securities may receive some of any resulting liquidation proceeds following payment being made in full to all senior or more senior subordinated creditors.

Interest payments on the Additional Tier 1 Securities are discretionary and LBG may cancel interest payments, in whole or in part, at any time. Canceled interest shall not be due and shall not accumulate or be payable at any time thereafter and investors shall have no rights thereto.

Subject to the Solvency Condition described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” and the availability of Distributable Items as described under “Description of the Additional Tier 1 Securities—Payments—Availability of Distributable Items”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the terms of the Additional Tier 1 Securities. If LBG cancels any scheduled interest payment, such interest payment shall not be or become due and payable at any time thereafter and in no event will holders of the Additional Tier 1 Securities have any right to or claim against LBG with respect to such interest amount or be able to accelerate the principal of the Additional Tier 1 Securities as a result of such interest cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities. There can, therefore, be no assurances that a holder will receive interest payments in respect of the Additional Tier 1 Securities.

For further information on LBG’s dividend policy, see our Annual Report on Form 20-F for the year ended December 31, 2021 under the heading “Dividends”. The Additional Tier 1 Securities will rank senior to Ordinary Shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare Ordinary Share dividends, or its discretion to cancel interest on the Additional Tier 1 Securities, the Board will take into account the relative ranking of these instruments in LBG’s capital structure. However, the Board may at any time depart from this policy at its sole discretion.

Following cancellation of any interest payment, LBG will not be in any way limited or restricted from making any distribution or equivalent payments in connection with any Parity Securities or Junior Securities, including any dividend payments on the Ordinary Shares or preference shares. LBG may therefore cancel (in whole or in part) any interest payment on the Additional Tier 1 Securities at its discretion and may pay dividends on its ordinary or preference shares or on other additional tier 1 securities notwithstanding such cancellation. In addition, LBG may without restriction use funds that could have been applied to make such canceled payments to meet its other obligations as they become due.

In addition to LBG’s right to cancel, in whole or in part, interest payments at any time, the terms of the Additional Tier 1 Securities also restrict LBG from making interest payments on the Additional Tier 1 Securities if LBG has insufficient Distributable Items (based on its individual accounts and not on its consolidated accounts), in which case such interest shall be deemed to have been canceled. LBG will also be required to cancel interest payments if any payment cannot be made in compliance with the Solvency Condition, or if payment would result in any “maximum distributable amount” then applicable to the Group to be exceeded.

Subject to the extent permitted in the following paragraphs in respect of partial interest payments, LBG shall not make an interest payment on the Additional Tier 1 Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been canceled and thus shall not be due and payable on such Interest Payment Date) (a) to the extent that an amount of Distributable Items on any scheduled Interest Payment Date is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities, and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or (b) if the Solvency Condition is not satisfied in respect of such interest payment.

In addition, LBG shall not be permitted to pay interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with certain other distributions, any “maximum distributable amount” (if any) then applicable to the Group under the Applicable Regulations to be exceeded. See also “—There may be regulatory restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments”.

Although LBG may, in its sole discretion, elect to make a partial interest payment on the Additional Tier 1 Securities on any Interest Payment Date, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs. It may be difficult to predict in advance the likelihood of any maximum distributable amount restriction being triggered.

Any interest canceled or deemed canceled on any relevant Interest Payment Date shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

As a holding company, the level of Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict LBG’s ability to make interest payments on the Additional Tier 1 Securities.

As a holding company, the level of LBG’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from LBG’s operating subsidiaries in a manner which creates Distributable Items. Consequently, LBG’s future Distributable Items, and therefore LBG’s ability to make interest payments, are a function of LBG’s existing Distributable Items, the Group’s future profitability and performance and the ability to distribute or dividend profits from LBG’s operating subsidiaries up the Group structure to LBG. In addition, LBG’s Distributable Items will also be reduced by the servicing of other debt and equity instruments.

The ability of LBG’s subsidiaries to pay dividends and LBG’s ability to receive distributions and other payments from LBG’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital, loss absorbing capacity and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, distributions and other payments to LBG by LBG’s subsidiaries, which could in time restrict LBG’s ability to fund other operations or to maintain or increase its Distributable Items.

The level of our Distributable Items may be further affected by changes to regulation or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements both inside and outside the U.K. could adversely affect our Distributable Items in the future, such as, for example, the U.K. ring-fencing requirements which have applied from January 2019 and the implementation of section 165 of the Dodd-Frank Act, including regulatory capital and internal loss absorbing capacity requirements and buffers applicable to intermediate holding companies (“IHCs”) in the United States and potential restrictions on such IHCs’ ability to engage in capital distributions, to the extent applicable to LBG.

Further, our Distributable Items may be adversely affected by the performance of the Group’s business in general, factors affecting its financial position (including capital and leverage), the economic environment in which the Group operates and other factors outside of our control. See “—Risks Relating to LBG and the Group”.

Our Distributable Items are also sensitive to the accounting impact of factors such as the redemption of preference shares, restructuring costs and impairment charges and the carrying value of our investments in subsidiaries, which are carried at the lower of cost and their prevailing recoverable amount. Recoverable amounts depend on discounted future cash flows, which can be affected by restructurings, such as the recent implementation of the U.K. ring-fencing regime, or unforeseen events. Any of these factors could limit our ability to maintain sufficient Distributable Items.

Interest payments on the Additional Tier 1 Securities shall not be made, in whole or in part, to the extent maximum distributable amounts restrictions apply.

LBG shall not pay any interest otherwise scheduled to be paid on the Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated with other distributions of the kind referred to in Rule 4.3(2) of chapter 4 of the “CRR Firms – Capital Buffers” part of the PRA Rulebook (or any succeeding provision(s) amending or replacing such rule) (“Chapter 4”) and which are required under the Applicable Regulations to be taken into account for this purpose, the Maximum Distributable Amount, (as defined below) if any, then applicable to us, to be exceeded.

The PRA capital buffer rules applicable to LBG require that firms that fail to meet the “combined buffer” are made subject to restricted discretionary payments (such as payments relating to common equity tier 1, variable remuneration and payments on additional tier 1 instruments) (the “MDA Restrictions”). These types of restrictions have applied in the UK since January 1, 2016. In the event of a breach of the “combined buffer”, the MDA Restrictions will be scaled according to the extent of the breach of the “combined buffer” and calculated as a percentage of the profits of the firm earned in each of the past four calendar quarters, net of distributions. Such calculation will result in a “maximum distributable amount” in each relevant period. As an example, the scaling is such that in the bottom quartile of the “combined buffer”, no “discretionary distributions” will be permitted to be paid. As a consequence, in the event of breach of the combined buffer (as applicable at Group level) the Issuer’s discretionary payments will be restricted and the Issuer may exercise its discretion to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities.

Separately, certain regulatory requirements may restrict the Issuer’s ability to make discretionary distributions in certain circumstances, in which case the Issuer may reduce or cancel interest payments on the Securities. For example, a firm will be deemed not to have met its combined buffer, and may become subject to the MDA Restrictions, where it does not have own funds and eligible liabilities in an amount and quality to meet: (i) its combined buffer, (ii) its 4.5 per cent. Pillar 1 CET1 capital requirement and its Pillar 2A CET1 capital requirement, (iii) its 6 per cent. Pillar 1 Tier 1 requirement and its Pillar 2A Tier 1 requirement, (iv) its 8 per cent. Pillar 1 total capital requirement and its Pillar 2A total capital requirement, and (v) its Pillar 1 and Pillar 2A MREL requirements, as applicable. Please see “—There may be regulatory restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments.” below for further details of such capital, buffer and MREL requirements as they apply to the Group.

The PRA expects firms not to double count CET1 towards both MREL and the amount reflecting the risk-weighted capital and leverage buffers. Accordingly, any failure by us to meet our MREL requirement could negatively impact our combined buffer requirement and result in, among other things, the imposition of restrictions or prohibitions on discretionary payments.

Furthermore, you will bear the risk of changes to the Group’s capital, leverage and/or MREL resources in general and, in particular, to the Regulatory Group’s CET1 Ratio (including changes to its CET1 Capital and Risk Weighted Assets). Further changes to these rules could result in more CET1 capital required to be held by a financial institution in order to prevent the Maximum Distributable Amount restrictions from applying.

There may be regulatory restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments.

The capital, resolution and leverage frameworks to which we are subject require us to hold certain levels of capital, including common equity Tier 1 capital and additional loss absorbing capacity (MREL). A failure to hold sufficient levels of capital, including common equity Tier 1 capital, or MREL, as required by these frameworks (as may be amended from time to time) may result in restrictions on distributions being applied pursuant to which we may be required to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities. Cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities may affect the value of your investment in the Additional Tier 1 Securities.

We are required, on a consolidated basis, to hold a minimum amount of total regulatory capital of 8% of risk weighted assets, a minimum amount of Tier 1 Capital of 6% of risk weighted assets and a minimum amount of common equity Tier 1 capital of 4.5% of risk weighted assets (the “Pillar 1 requirements”). In addition, the PRA requires us to hold extra capital to cover risks not covered or insufficiently covered by the Pillar 1 requirements (the “Pillar 2A requirements”). Our Pillar 2A CET1 requirement as of September 30, 2022 was approximately 1.5% of risk weighted assets. In addition, the capital that firms use to meet their minimum requirements (Pillar 1 own funds and Pillar 2A) cannot be counted towards meeting the “combined buffer requirement”, meaning that the combined buffer requirement will effectively be applied above both the Pillar 1 own funds and Pillar 2A requirements.

In addition to the requirements described above, U.K. CRR introduced several capital buffers, which are required to be met with common equity Tier 1 capital and which have been fully phased in since January 1, 2019. The combination of (i) the capital conservation buffer (the “CCB”) (which increased to 2.5% from 2019), (ii) the time-varying countercyclical capital buffer (“CCyB”) (which will vary over time depending on the effective rates set by regulators in countries where we have relevant credit exposures), (iii) the O-SII buffer, and (iv) the systemic risk buffer (yet to be introduced by the PRA in the UK) broadly constitute the “combined buffer” requirement.

The CCB is a standard buffer of 2.5% of risk-weighted assets designed to provide for losses in the event of stress. The CCyB is time varying; the amount of the buffer is determined by LBG as the weighted average of the buffer rates in effect as set by the FPC in respect of the relevant U.K. credit risk exposures, and the relevant regulators in the jurisdictions where the Group has relevant credit risk exposures. The CCyB for the U.K. is currently set at 1% and was increased to 2% as of July 15, 2022, with binding effect from July 5, 2023. The FPC reviews this rate quarterly in light of the evolution of the overall risk environment and may elect to increase or decrease this rate at any time. Generally, any increase in the CCyB rate will take effect one year after the decision to increase it, in order to give institutions time to raise the necessary additional capital if required. A decrease may take effect immediately. In March 2020, as part of the COVID-19 relief measures, the PRA confirmed that all elements of banks’ capital and liquidity buffers could be drawn down as necessary to support the economy through the temporary shock.

Although the Group is not currently classified as a global systemically important institution (“G-SII”), it has been classified as an ‘other’ systemically important institution (“O-SII”) by the PRA. The Financial Policy Committee of the Bank of England ("FPC") is responsible for maintaining a framework for setting O-SII buffer rates (which are up to a maximum of 3%) that reflects the extent to which the failure or distress of a ring-fenced bank or large building society might pose a risk to the UK financial system. The PRA is responsible for applying the framework set by the FPC and has indicated that it would keep the policy under review to assess whether any changes would be required due to changes in the U.K. regulatory framework.

While the O-SII buffer applies to the ring-fenced bank sub-group within the Group, the PRA has included in the Group’s PRA buffer (as defined below) an amount equivalent to the O-SII buffer; an additional capital requirement of 1.7 per cent therefore applies at LBG level (though note that this does not form part of the Group's combined buffer requirement). This reflects that certain of the Group’s risk-weighted assets are held outside the ring-fenced bank sub-group, where an O-SII buffer of 2.0 per cent is applied.

In November 2022, the PRA announced that the O-SII buffer rates will continue to remain unchanged, and the PRA will assess rates in 2023 based on the updated FPC's framework for the O-SII buffer, published in May 2022.

The PRA introduced a firm-specific Pillar 2B buffer (the “PRA buffer”), which is set at a level that the PRA believes will ensure that a bank can continue to meet minimum Pillar 1 and Pillar 2A requirements during a stressed period and may also be used to address any significant weaknesses in a firm’s risk management and governance, and to reflect at Group level the application of the O-SII buffer to subsidiaries of the Group. The PRA assesses the PRA buffer applicable to an institution annually (or more often if a firm’s circumstances change). Where the PRA considers there is an overlap between the combined buffer and the PRA buffer, the PRA buffer will be set as the excess capital required over and above the combined buffer. To the extent the PRA buffer is applicable, it must be met with 100% common equity Tier 1 capital, which will be in addition to the common equity Tier 1 capital used to meet the Pillar 1 and Pillar 2A capital requirements. Further, failure to meet requirements of regulatory stress tests, or the failure by regulators to approve the stress test results and capital plans of the Group, could result in the Group or certain of its members being required to enhance their capital position, including, for example, an additional PRA buffer or through sectoral capital requirements set by the FPC.

The PRA has also introduced requirements in relation to minimum leverage ratios pursuant to which we are required to meet (i) a minimum leverage ratio requirement set at 3.25% (calculated by dividing a firm’s Tier 1 capital by its total exposure measure (as defined in U.K. CRR) (the “PRA Leverage Ratio”), (ii) an additional leverage ratio buffer that is calibrated at 35% of the O-SII buffer (“ALRB”) (applicable to the Group from August 1, 2019) and (iii) a countercyclical leverage ratio buffer that is calibrated at 35% of the CCyB (“CCyLB”). At least 75% of the Tier 1 capital required to meet the PRA Leverage Ratio must consist of common equity Tier 1 capital (with the remainder to be met with additional Tier 1 capital), while the ALRB and CCyLB must be met entirely with common equity Tier 1 capital. As at the date of this prospectus supplement, the leverage ratio framework does not give rise to higher capital requirements, including regulatory buffer requirements for the Group than the risk-based capital framework.

Failure to meet the PRA buffer or to satisfy leverage ratios or other buffer requirements could result in the imposition of a capital restoration plan. Such capital restoration plan may impose restrictions on discretionary payments, which may result in a need for management actions including the cancellation (in whole or in part) of interest payments in respect of the Additional Tier 1 Securities.

Changes to the capital and leverage frameworks may increase our capital requirements and may increase the risk that we will be subject to restrictions on distributions (resulting in our being required to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities. For example, on January 1, 2022, HM Treasury and the PRA made extensive revisions to the U.K. CRR and to the U.K. prudential framework to reflect its approach to implementing binding standards for the Basel III leverage ratio. Our capital requirements, including Pillar 2A requirements, by their nature, are calculated by reference to a number of factors, any one or a combination of which may not be easily observable or capable of calculation by you. Investors may not be able to predict accurately the proximity of the risk of discretionary payments on the Additional Tier 1 Securities being prohibited from time to time as a result of the operation of the Maximum Distributable Amount restrictions and other regulatory constraints. See “—The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of LBG’s control. LBG has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 Ratio to avoid a Trigger Event and actions LBG takes could result in its CET1 Ratio falling.” In addition, although the PRA has indicated that a breach of the PRA buffer, unlike a breach of the combined buffer requirement, will not lead to the automatic capital distribution restrictions resulting from the application of the Maximum Distributable Amount restrictions, if the PRA determines that a firm has insufficient capital to meet its PRA buffer, it will be subject to enhanced supervisory action and will be required to prepare a capital restoration plan which could include restrictions as a discretionary payment. In addition, any increases in our PRA buffer requirements would require LBG to hold additional CET1 capital and therefore may increase the risk that Maximum Distributable Amount restrictions may apply.

LBG may be restricted in making interest payments on the Additional Tier 1 Securities by the regulators in certain circumstances.

The PRA has wide-ranging powers under section 55M of the FSMA and under section 192C of FSMA (in respect of bank holding companies). These powers include, inter alia, a general power to restrict or prohibit interest payments to holders of Additional Tier 1 Securities. There are no ex-ante limitations on the PRA’s discretion to exercise this power. If the PRA exercises this power, LBG will exercise its discretion to cancel (in whole or in part, as required by the PRA) interest payments in respect of the Additional Tier 1 Securities. Additionally, there is a regime for holding companies that substantively control their group to be subject to supervisory approval and consolidated supervision.

In addition, pursuant to the rules transposing Article 63(j) of the BRRD, the PRA has the power to alter the amount of interest payable under debt instruments issued by banks subject to resolution proceedings and the date on which the interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period).

Such powers may be amended or extended from time to time, or new powers restricting our ability to make interest payments on the Additional Tier 1 Securities may come into effect subsequent to the date of this prospectus as a result of changes in the applicable regulatory framework. Speculation around the implementation of such restrictions could have a significant adverse effect on the trading price of the Additional Tier 1 Securities and if such proposals are implemented, we may be required to cancel interest payments on the Additional Tier 1 Securities.

The Additional Tier 1 Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be canceled and not paid on the relevant Interest Payment Date.

The Additional Tier 1 Securities may trade, and/or the prices for the Additional Tier 1 Securities may appear, on the Global Exchange Market of Euronext Dublin and in other trading systems with accrued interest. If this occurs, purchasers of Additional Tier 1 Securities in the secondary market will pay a price that reflects such accrued interest upon purchase of the Additional Tier 1 Securities. However, if a payment of interest on any Interest Payment Date is canceled or deemed canceled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Additional Tier 1 Securities will not be entitled to that interest payment (or if LBG elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date.

The interest rate on the Additional Tier 1 Securities will be reset on each Reset Date, which may affect the market value of the Additional Tier 1 Securities.

The Additional Tier 1 Securities will initially earn interest at a fixed rate of              % per annum to, but excluding, the First Reset Date. From, and including, the First Reset Date, however, and every Reset Date thereafter, the interest rate will be reset to a rate per annum which will equal the aggregate of                % and the then-prevailing Reset Reference Rate (as defined under “Description of the Additional Tier 1 Securities—Payments—Initial Interest Rate” and “Description of the Additional Tier 1 Securities—Payments—Determination of Subsequent Interest Rate”). This reset rate could be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Additional Tier 1 Securities and, in turn, the market value of an investment in the Additional Tier 1 Securities.

LBG’s obligations under the Additional Tier 1 Securities are subordinated and may be further subordinated upon a change in the regulatory classification of the Existing Preference Shares or upon Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares.

LBG’s obligations under the Additional Tier 1 Securities will be unsecured, unguaranteed and subordinated and will rank junior in priority of payment to the current and future claims of all of its senior and certain of its subordinated creditors. If a Winding-up or Administration Event (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”) occurs prior to the date on which a Trigger Event occurs, LBG will pay each holder of an Additional Tier 1 Security an amount that would have been payable if, throughout the Winding-up or Administration Event, such holder of an Additional Tier 1 Security had been the holder of a class of LBG’s preference shares having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of LBG’s issued preference shares in the capital of LBG from time to time (if any) (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and ranking ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) but ranking junior to the claims of Senior Creditors (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”).

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, LBG shall pay such amount, if any, as would have been payable to a holder of an Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion, regardless of whether the Solvency Condition had been satisfied on such date and ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected.

There is also a risk that the Additional Tier 1 Securities will be further subordinated to the Existing Preference Shares upon a future change in the regulatory capital classification of the Existing Preference Shares or any other securities ranking or expressed to rank pari passu with the Existing Preference Shares (including as a result of a discretionary election by LBG (but subject to the permission of the Relevant Regulator to the extent then required under Applicable Regulations)). Should the Existing Preference Shares qualify as Tier 2 capital of LBG in the future, the Issuer may make a determination (which it is able to do in its sole discretion) (a “Determination”) to subordinate the Additional Tier 1 Securities to the Existing Preference Shares and any other securities ranking or expressed to rank pari passu with the Existing Preference Shares, thereby preserving the Additional Tier 1 Securities' capital treatment as Additional Tier 1 Capital of LBG. If the Issuer makes such a Determination, then the Additional Tier 1 Securities shall cease to rank pari passu with, and will instead rank below, the Existing Preference Shares and any other securities ranking or expressed to rank pari passu with the Existing Preference Shares.

In addition, there is a risk that the Additional Tier 1 Securities may, once a Determination has been made in respect of them, be subordinated to any Additional Tier 1 securities of LBG which do not contain an equivalent mechanism to achieve subordination to the Existing Preference Shares as described above.

Subject to complying with applicable regulatory requirements, LBG expects from time to time to incur additional indebtedness or other obligations that will constitute senior and subordinated indebtedness, and the Additional Tier 1 Securities do not contain any provisions restricting the ability of LBG or its subsidiaries to incur senior or subordinated indebtedness. Although the Additional Tier 1 Securities may (subject to cancellation as provided above) pay a higher rate of interest than comparable securities which are not so subordinated, there is a real risk that an investor in the Additional Tier 1 Securities will lose all or some of its investment should LBG become insolvent since its assets would be available to pay such amounts only after all of its senior and more senior subordinated creditors have been paid in full. Therefore, if a Winding-up or Administration Event were to occur, the LBG liquidator or administrator would first apply assets of LBG to satisfy all rights and claims of Senior Creditors. If LBG does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the holders of the Additional Tier 1 Securities will not be settled and, as a result, holders of the Additional Tier 1 Securities will lose the entire amount of their investment in the Additional Tier 1 Securities. Save to the extent provided above, the Additional Tier 1 Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of Ordinary Shares, in the event of a Winding-up or Administration Event occurring in the intervening period between a Trigger Event and the Conversion Date) if LBG does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders of the Additional Tier 1 Securities could lose all or part of their investment.

In addition, investors should be aware that, upon the occurrence of the Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event, holders will be, effectively, further subordinated as they will be treated as, and subsequently become, holders of Ordinary Shares, even if existing subordinated indebtedness and preference shares remain outstanding. There is a risk that holders will lose the entire amount of their investment, regardless of whether LBG has sufficient assets available to settle what would have been the claims of holders of the Additional Tier 1 Securities or of securities subordinated to the same or greater extent as the Additional Tier 1 Securities, in winding-up proceedings or otherwise.

Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power imposed by the relevant U.K. resolution authority.

The PRA requires that, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a country outside of the U.K. (which include the Additional Tier 1 Securities, the terms of which are governed by New York Law, except for the subordination and waiver of set-off provisions which are governed by the laws of Scotland) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the U.K. Bail-in Power and agree to be bound by the exercise of those powers by the relevant U.K. resolution authority.

As a result, notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. See “—The Additional Tier 1 Securities may be subject to write-down, cancellation or conversion upon the occurrence of the exercise by the relevant U.K. regulatory authority of the bail-in or capital instruments write-down and conversion powers, which powers are in addition to the terms of the Additional Tier 1 Securities which provide for Automatic Conversion on the occurrence of a Trigger Event.”.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power. For more information, see “Description of the Additional Tier 1 Securities—Agreement with Respect to the Exercise of U.K. Bail-in Power”.

The Additional Tier 1 Securities may be subject to write-down, cancellation or conversion upon the occurrence of the exercise by the relevant U.K. regulatory authority of the bail-in or capital instruments write-down and conversion powers, which powers are in addition to the terms of the Additional Tier 1 Securities which provide for Automatic Conversion on the occurrence of a Trigger Event.

The powers to convert, write-down or cancel the Additional Tier 1 Securities given to national regulators pursuant to the rules and regulations described below are in addition to the terms of the Additional Tier 1 Securities which provide for Automatic Conversion upon the occurrence of a Trigger Event.

As the parent company of U.K. banks, we are subject to the Special Resolution Regime (“SRR”) under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England (including the PRA), and the FCA in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

The SRR consists of five stabilization options and two insolvency and administration procedures applicable to U.K. banks which may be commenced by the relevant U.K. resolution authority. The stabilization options provide for:

•	private sector transfer of all or part of the business of the relevant entity;

•	transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England;

•	transfer to an asset management vehicle;

•	the bail-in tool; and

•	temporary public ownership (nationalization) of the relevant entity.

Each of these stabilization options is achieved through the exercise of one or more “stabilization powers”, which include: (i) the power to make share transfer orders pursuant to which all or some of the securities issued by a U.K. bank may be transferred to a commercial purchaser, a bridge bank or the U.K. government; (ii) the resolution instrument power which may make provision for bail-in; (iii) the power to transfer all or some of the property, rights and liabilities of a U.K. bank to a commercial purchaser or Bank of England entity; and (iv) the third country instrument powers that recognize the effect of similar special resolution action taken under the law of a country outside the U.K.. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a U.K. bank or its holding company and warrants for such shares and bonds and could, therefore, apply to the Additional Tier 1 Securities. In addition, the Banking Act grants powers to modify contractual arrangements in certain circumstances, powers to suspend delivery or payment obligations under a contract for a temporary period, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the relevant authority to disapply or modify laws (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively. The resolution authorities will likely allow the use of financial public support only as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool and/or the write-down and/or conversion powers.

The bail-in tool covers bonds and notes issued by the institution subject to resolution measures, but certain defined instruments are excluded from the scope, such as guaranteed bank deposits and covered bonds. Where the relevant statutory conditions for use of the bail-in tool have been met, the relevant U.K. resolution authority would be expected to exercise these powers without notice to, or the consent of, you. Any such exercise of the bail-in tool in respect of us and the Additional Tier 1 Securities may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Additional Tier 1 Securities and/or the conversion of the Additional Tier 1 Securities into shares or other notes or other obligations of us or another person, or any other modification or variation to the terms of the Additional Tier 1 Securities.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under U.K. CRR and otherwise respecting the hierarchy of claims in an ordinary insolvency.

The bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favorable treatment than they would have received in ordinary insolvency proceedings. However, this “no creditor worse off” safeguard may not apply in relation to an application of the mandatory write-down and conversion power (as described below) in circumstances where a stabilization power is not also used. Even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by you in the resolution and there can be no assurance that you would recover such compensation promptly or at all.

In addition, the Banking Act requires the relevant U.K. resolution authority to permanently write-down, or convert into equity, tier 1 capital instruments (such as the Additional Tier 1 Securities) and tier 2 capital instruments at the point of non-viability of the relevant entity or its group and before, or together with, the exercise of any stabilization option (the “mandatory write-down and conversion power”) (except in the case where the bail-in tool is to be utilized for other liabilities, in which case such capital instruments would be written down or converted into equity pursuant to the exercise of the bail-in tool, as described above, rather than the mandatory write-down and conversion power applicable only to capital instruments). The power has been extended to include internal eligible liabilities (which may be used independently, or in combination with, a resolution power).

The determination that all or part of the principal amount of the Additional Tier 1 Securities will be subject to the exercise of the bail-in tool or mandatory write-down and conversion power may be unpredictable and may be outside of our control. Accordingly, trading behavior in respect of the Additional Tier 1 Securities which are subject to the exercise of such tool or power is not necessarily expected to follow trading behavior associated with other types of securities. The exercise of the bail-in tool or mandatory write-down and conversion power, as the case may be, in respect of us and/or the Group and the Additional Tier 1 Securities or any suggestion of any such exercise could materially adversely affect your rights, the price or value of your investment in the Additional Tier 1 Securities, the trading liquidity of the Additional Tier 1 Securities and/or the ability of us to satisfy our obligations under the Additional Tier 1 Securities and could lead to you losing some or all of the value of your investment in such Additional Tier 1 Securities.

Your rights may be limited in respect of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the U.K. Bail-in Power (including the Additional Tier 1 Securities) and to the broader resolution powers of the relevant U.K. resolution authority. Although we expect, according to the principles of the Banking Act, that the relevant U.K. resolution authority would respect creditor hierarchies when exercising the bail-in tool in respect of the Additional Tier 1 Securities and that the holders would be treated pari passu with the claims of holders of all obligations of LBG which constitute Additional Tier 1 Capital of LBG which in each case by law rank, or by their terms are expressed to rank, pari passu with the Additional Tier 1 Securities at that time being subjected to the exercise of the bail-in tool, the rules provide for some exceptions to these principles which the relevant U.K. resolution authority may choose to rely upon. In addition, the Additional Tier 1 Securities may be fully or partially written down or converted pursuant to the exercise of the bail-in tool even where other subordinated debt that does not qualify as Tier 1 or Tier 2 Capital is not affected. In any event, it is expected that our subordinated obligations such as the Additional Tier 1 Securities would be subject to the application of the bail-in tool prior to our senior obligations.

Holders of securities will have a right to be compensated in the event of the exercise of the bail-in tool with respect to the Additional Tier 1 Securities pursuant to the no creditor worse off safeguard (as defined above in "The Additional Tier 1 Securities may be subject to write-down, cancellation or conversion upon the occurrence of the exercise by the relevant U.K. regulatory authority of the bail-in or capital instruments write-down and conversion powers, which powers are in addition to the terms of the Additional Tier 1 Securities which provide for Automatic Conversion on the occurrence of a Trigger Event.") if they receive less favorable treatment than would have been the case had LBG entered into normal insolvency proceedings. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the Additional Tier 1 Securities in the resolution and there can be no assurance that such holders would recover such compensation promptly or at all. In addition, due to the discretion afforded to the Bank of England, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you). As the implementation of these provisions remains to be tested and may be further amended, there can be no certainty as to how these legal protections or remedies would be implemented by the relevant U.K. resolution authority.

Where the mandatory write-down and conversion power is used, the write-down is permanent and investors receive no compensation (save that common equity tier 1 instruments may be required to be issued to holders of written-down instruments). The mandatory write-down and conversion power is not subject to the no creditor worse off safeguard, unless another stabilization power is also used.

Further, although the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, canceled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes and/or procedures under English law will be available to holders of securities (including the Additional Tier 1 Securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant U.K. resolution authority to exercise its U.K. Bail-in Power.

The SRR is designed to be triggered prior to our insolvency and holders of the Additional Tier 1 Securities may not be able to anticipate the exercise of any resolution power (including the bail-in tool) by the relevant U.K. resolution authority.

The resolution powers conferred by the SRR are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the resolution powers is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers, it is uncertain how the relevant U.K. resolution authority would assess such conditions in any particular pre-insolvency scenario affecting us and/or other members of the Group and in deciding whether to exercise a resolution power.

The relevant U.K. resolution authority is also not required to provide any advance notice to you of its decision to exercise any resolution power. Therefore, you may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on LBG, the Group and the Additional Tier 1 Securities.

Furthermore, you may have only very limited rights to challenge and/or seek a suspension of any decision of the relevant U.K. resolution authority to exercise its resolution powers (including the bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

Holders may receive Alternative Consideration instead of Settlement Shares or ADSs upon a Trigger Event and would not know the composition of any Alternative Consideration until the end of the Settlement Shares Offer Period.

Holders of the Additional Tier 1 Securities may not ultimately receive Settlement Shares or ADSs upon a Trigger Event because LBG may elect, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository.

If all of the Settlement Shares are sold in the Settlement Shares Offer, holders of the Additional Tier 1 Securities shall be entitled to receive, in respect of each Additional Tier 1 Security and as determined by LBG, the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer). If some but not all of the Settlement Shares are sold in the Settlement Shares Offer, holders of the Additional Tier 1 Securities shall be entitled to receive, in respect of each Additional Tier 1 Security, (a) the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer) together with (b) the pro rata share of the Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares.

No interest or other compensation is payable in respect of the period from the Conversion Date to the date of delivery of the cash proceeds from the sale of the Settlement Shares or the Settlement Shares in the circumstances described above.

Notice of the results of any Settlement Shares Offer will be provided to holders of the Additional Tier 1 Securities only at the end of the Settlement Shares Offer Period. Accordingly, holders of the Additional Tier 1 Securities would not know the composition of the Alternative Consideration to which they may be entitled until the end of the Settlement Shares Offer Period.

As the Conversion Price is fixed at the time of issue of the Additional Tier 1 Securities, holders will bear the risk of fluctuation in the value of Ordinary Shares.

Upon the occurrence of a Trigger Event, the Additional Tier 1 Securities will be automatically converted into Settlement Shares on the Conversion Date. Because a Trigger Event will occur when LBG’s CET1 Ratio will have deteriorated, the Trigger Event will likely be accompanied by a prior deterioration in the market price of LBG’s Ordinary Shares, which may be expected to continue after the occurrence of the Trigger Event. Therefore, if a Trigger Event were to occur, investors would receive Settlement Shares or ADSs at a time when the market price of LBG’s Ordinary Shares is diminished. In addition, there may be a delay in a holder receiving its Settlement Shares or ADSs following a Trigger Event, during which time the market price of LBG’s Ordinary Shares may further decline. See “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”. As a result, the realizable value of the Settlement Shares may be below the Conversion Price. The Conversion Price was fixed on                        , 2023 at £0.633 per Settlement Share, and is subject to limited anti-dilution adjustments, as described under “Description of the Additional Tier 1 Securities—Conversion—Anti-dilution Adjustment of the Conversion Price”. Although the market value of the Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price.

Holders of the Additional Tier 1 Securities have limited anti-dilution protection.

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof.

The Conversion Price will be adjusted in the event that there is a consolidation, reclassification, redesignation or subdivision of the Ordinary Shares, an issuance of Ordinary Shares in certain circumstances by way of capitalization of profits or reserves, an Extraordinary Dividend (as defined below) or an issue of Ordinary Shares to shareholders as a class by way of rights, but only in the situations and to the extent provided in “Description of the Additional Tier 1 Securities—Conversion—Anti-dilution Adjustment of the Conversion Price”. These may include any modifications as an Independent Adviser (as defined under “Description of the Additional Tier 1 Securities”) shall determine to be appropriate, including for certain situations falling between the Conversion Date and the Settlement Date. Any New Conversion Price (as defined below) following a Qualifying Relevant Event (as defined under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event”) will be similarly adjusted, subject to any modifications by the Independent Adviser. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Ordinary Shares or that, if a holder of an Additional Tier 1 Security were to have held the Ordinary Shares at the time of such adjustment, such holder would not have benefited to a greater extent.

In particular, there will be no adjustment to the Conversion Price if a Non-Qualifying Relevant Event (as defined in “Description of the Additional Tier 1 Securities” below) occurs such as an acquisition of LBG by an entity that is not an Approved Entity or if the New Conversion Condition (each as defined below) is not satisfied. Furthermore, the adjustment events that are included are less extensive than those often included in the terms of other convertible securities. Accordingly, events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Additional Tier 1 Securities.

If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares.

If a Qualifying Relevant Event occurs, then following the Automatic Conversion, the Additional Tier 1 Securities shall become convertible or exchangeable into the share capital of the Acquirer as more fully described under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event” at the New Conversion Price. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and accordingly a Qualifying Relevant Event may have an adverse effect on the value of the Additional Tier 1 Securities.

In addition, LBG and the Acquirer have certain discretion in determining whether a Qualifying Relevant Event has occurred. A Qualifying Relevant Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, LBG and the Acquirer must, not later than seven calendar days following the occurrence of a Relevant Event, enter into arrangements to the satisfaction of LBG for delivery of the Relevant Shares following the Automatic Conversion. If LBG and the Acquirer are unable to enter into such arrangements within this timeframe, the New Conversion Condition would not be satisfied.

If a Non-Qualifying Relevant Event occurs there will be no automatic adjustment to the terms of the Additional Tier 1 Securities and the Additional Tier 1 Securities will remain convertible into unlisted Ordinary Shares of LBG upon an Automatic Conversion. Unlisted Ordinary Shares may be more illiquid than listed Ordinary Shares and may have little or no resale value. Accordingly, a Relevant Event that is not a Qualifying Relevant Event is likely to have an adverse effect on the value of the Additional Tier 1 Securities.

Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.

Subject to the Solvency Condition as described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” being satisfied both immediately prior to and immediately following a redemption, notice being given to the Relevant Regulator and the Relevant Regulator granting permission (to the extent and in the manner required by the Applicable Regulations), the non-occurrence of a Trigger Event and compliance by LBG with any alternative or additional pre-conditions to redemption set out in the relevant Applicable Regulations from time to time, LBG may opt to redeem all, but not some only, of the Additional Tier 1 Securities at their principal amount together with accrued but unpaid interest, excluding any interest which has been canceled or deemed to be canceled:

(i)	at the option of LBG on (i) any day falling in the period commencing on (and including) March , 2028 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter (each as defined under “Description of the Additional Tier 1 Securities— Payments—Interest Rate”);

(ii)	in the event LBG is obliged to pay Additional Amounts (as defined under “Description of the Additional Tier 1 Securities—Additional Amounts”) in respect of United Kingdom withholding tax (and provided LBG could not avoid the foregoing by taking measures reasonably available to it);

(iii)	upon the occurrence of certain other changes in the treatment of the Additional Tier 1 Securities for tax purposes as described in “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Tax Redemption” including a change in law (or in its application or official interpretation) after the issue date whereby the deductibility for U.K. tax purposes of interest expense on the Additional Tier 1 Securities is removed or reduced or the Additional Tier 1 Securities would no longer be treated as loan relationships for U.K. tax purposes or the Additional Tier 1 Securities (or any part thereof) would become treated as a derivative or an embedded derivative for U.K. tax purposes (and provided that LBG could not avoid the foregoing by taking measures reasonably available to it); and

(iv)	if some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases or would be likely to cease to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group as described in “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Regulatory Event Redemption”.

In addition, any early redemption of any of the Additional Tier 1 Securities may be subject to conditions imposed by the Relevant Regulator, regardless of whether such redemption would be favorable to you. In particular, Article 78(1) of CRR (as amended) provides that a competent authority will grant permission for a redemption or repurchase if either: (i) earlier than or at the same time as such redemption or repurchase, we replace the Additional Tier 1 Securities being redeemed or repurchased with our own funds instruments of equal or higher quality at terms that are sustainable for our income capacity; or (ii) we have demonstrated to the satisfaction of the Relevant Regulator that our own funds and eligible liabilities would, following such redemption or repurchase, exceed the sum of (x) the capital ratios set by Article 92(1) of CRR (broadly, a CET1 capital ratio of 4.5%, a Tier 1 capital ratio of 6% and a total capital ratio of 8%) and (y) the combined buffer, in each case, by a margin that the Relevant Regulator may consider necessary.

It is not possible to predict whether the events referred to above will occur and lead to circumstances in which LBG may elect to redeem the Additional Tier 1 Securities, and if so whether or not LBG will satisfy the conditions, or elect, to redeem the Additional Tier 1 Securities. LBG may also be expected to exercise its option to redeem the Additional Tier 1 Securities on any date it is permitted to do so if LBG’s funding costs would be lower than the then-prevailing interest rate payable in respect of the Additional Tier 1 Securities. If the Additional Tier 1 Securities are so redeemed, there can be no assurance that holders of the Additional Tier 1 Securities will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Additional Tier 1 Securities. Furthermore, the redemption feature of the Additional Tier 1 Securities (and, in particular, any market perception that a call right may be exercised) may limit their market value, which is unlikely to rise substantially above the price at which the Additional Tier 1 Securities can be redeemed.

LBG may substitute the Additional Tier 1 Securities or vary their terms without holder consent.

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “Description of the Additional Tier 1 Securities—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before or following the First Reset Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation, as provided in “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies—Redemption, Purchase, Variation and Substitution— Substitution or Variation”. In the case of a substitution or variation of the terms of the Additional Tier 1 Securities, while the new substituted or modified securities must have terms that are not materially less favorable to an investor than the Additional Tier 1 Securities, there can be no assurance that, whether due to the particular circumstances of each holder of Additional Tier 1 Securities or otherwise, such substituted or modified securities will be as favorable to each holder of Additional Tier 1 Securities in all respects.

The Additional Tier 1 Securities do not contain events of default and the remedies available to holders of the Additional Tier 1 Securities are limited.

The terms of the Additional Tier 1 Securities do not provide for any events of default. Holders of the Additional Tier 1 Securities may not at any time demand repayment or redemption of their Additional Tier 1 Securities, although in a Winding-up or Administration Event occurring prior to a Trigger Event, the holders of the Additional Tier 1 Securities will have a deeply subordinated claim for an amount equal to the principal amount of the Additional Tier 1 Securities plus any accrued interest that has not otherwise been canceled. There is no right of acceleration in the case of non-payment of principal or interest on the Additional Tier 1 Securities or of LBG’s failure to perform any of its obligations under or in respect of the Additional Tier 1 Securities.

The sole remedy in the event of any non-payment of principal under the Additional Tier 1 Securities subject to certain conditions as described under “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies” is that the Trustee, on behalf of the holders of the Additional Tier 1 Securities may, at its discretion, or shall at the direction of the holders of 25% of the aggregate principal amount of the outstanding Additional Tier 1 Securities, subject to applicable laws, institute proceedings for the winding-up of LBG. In the event of a Winding-up or Administration Event, whether or not instituted by the Trustee, the Trustee may evidence any obligations of LBG arising under the Additional Tier 1 Securities in any such Winding-up or Administration Event.

Prior to the occurrence of any Winding-up or Administration Event, the Additional Tier 1 Securities will remain subject to Automatic Conversion upon a Trigger Event and the exercise of any U.K. Bail-in Power will not constitute an Enforcement Event or a Winding-up or Administration Event under the Indenture. LBG is entitled to cancel any interest payment as described under “Description of the Additional Tier 1 Securities—Payments—Interest Cancellation” and such cancellation or deemed cancellation (in each case, in whole or in part) will not constitute an Enforcement Event. If Settlement Shares are not issued and delivered to the Settlement Share Depository following a Trigger Event, the only claim holders will have will be a claim for specific performance to have such Settlement Shares issued, or claims to participate in the liquidation proceeds of LBG.

The remedies under the Additional Tier 1 Securities are more limited than those typically available to LBG’s unsubordinated creditors. For further detail regarding the limited remedies of the Trustee and the holders of the Additional Tier 1 Securities, see “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies”.

The Resolvability Assessment Framework could impact market perceptions of LBG and/or the Group and in turn affect the value of the Additional Tier 1 Securities.

The Group and its subsidiaries are subject to resolution planning requirements In July 2019, the BoE and the PRA published final rules for a resolvability assessment framework (the “Resolvability Assessment Framework”), and full implementation of the framework became effective from January 1, 2022. This requires the Group to carry out a detailed assessment of its preparations for resolution and publicly disclose this every two years. The BoE published the results of their assessment of the Group’s preparations for resolution on June 10, 2022. The BoE identified one shortcoming and no deficiencies or substantive impediments to resolvability. The shortcoming is with regards the Group’s approach to achieving the Adequate Financial Resources outcome relating to Funding in Resolution capabilities. The Group has enhanced its capabilities and believes these enhancements will work towards addressing the BoE findings. The Group will continue to engage the BoE in that respect. In the event the outcome of the biennial assessments as part of the Resolvability Assessment Framework resulted in the BoE identifying deficiencies or substantive impediments to resolvability, there may be further direction from the BoE to remove impediments to the effective exercise of stabilisation powers which could affect the way in which the Group manages its business and ultimately impact the profitability of the Group. In addition, the public disclosure of the outcome of such assessments may affect the way the Company and the Group is perceived by the market which, in turn, may affect the secondary market value of securities issued by the Group and members of the Group.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue, incur or guarantee.

There is no restriction on the amount of securities or other liabilities that LBG may issue, incur or guarantee and which rank senior to, or pari passu with, the Additional Tier 1 Securities. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Additional Tier 1 Securities in a Winding-up or Administration Event and may limit LBG’s ability to meet its obligations under the Additional Tier 1 Securities. In addition, the Additional Tier 1 Securities do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the Additional Tier 1 Securities with similar, different or no Trigger Event provisions.

The Additional Tier 1 Securities are LBG’s exclusive obligations and LBG is structurally subordinated to the creditors of its subsidiaries.

The Additional Tier 1 Securities are LBG’s exclusive obligations. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations under the Additional Tier 1 Securities. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Additional Tier 1 Securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other Tier 1 Capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

As well as the risk of losses in the event of a Group subsidiary’s insolvency, LBG may suffer losses if any of its loans to, or investments in, such a subsidiary are subject to statutory write-down and conversion powers or if the subsidiary is otherwise subject to resolution proceedings. LBG has in the past made, and will continue to make, loans to, and investments in, its subsidiaries with the proceeds received from LBG’s issuance of debt instruments. Such loans to, and investments in, such subsidiary by LBG may have a legal ranking in the insolvency of such subsidiary that corresponds to the legal ranking of such debt instruments of LBG in the insolvency of LBG. Where securities issued by LBG have been structured so as to qualify as capital instruments under U.K. CRR, the terms of the corresponding on-loan to, or investment in, such subsidiary may be structured to achieve equivalent regulatory capital treatment for such subsidiary. Accordingly, certain of the loans to, and investments made by LBG in such subsidiary, may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of the Group or such subsidiary, would automatically result in a write-down or conversion into equity of such loans and investments.

In the event of a Newco Scheme (as defined in “Description of the Additional Tier 1 Securities” below), LBG may without the consent of holders of the Additional Tier 1 Securities, at its option, procure that Newco is substituted under any one or more series of Additional Tier 1 Securities as the issuer of such series. If such a substitution occurs the claims of holders of the Additional Tier 1 Securities will be structurally subordinated to the creditors of the subsidiaries of Newco, including the remaining creditors of LBG.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository and the rights of the holders of the Additional Tier 1 Securities will be limited accordingly.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable. All obligations of LBG under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of LBG’s issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Additional Tier 1 Securities shall be canceled on the applicable Cancellation Date.

Although LBG currently expects that beneficial interests in the Additional Tier 1 Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under an Additional Tier 1 Security during this period may not reflect the market price of such Additional Tier 1 Security or the Settlement Shares. Furthermore, transfers of beneficial interests in the Additional Tier 1 Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Additional Tier 1 Securities is suspended by Clearstream, Luxembourg and/or Euroclear at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Additional Tier 1 Securities and trading in the Additional Tier 1 Securities may cease.

In addition, Clearstream, Luxembourg and Euroclear will block all positions relating to the Additional Tier 1 Securities held in the relevant Clearing System, which will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities on the Suspension Date. As a result, holders of the Additional Tier 1 Securities will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a holder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by such Clearing System and will not be settled through such Clearing System.

The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Moreover, although the holders will become beneficial owners of the Settlement Shares upon the issuance of such Settlement Shares to the Settlement Share Depository and the Settlement Shares will be registered in the name of the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities), no holder will be able to sell or otherwise transfer any Settlement Shares or ADSs until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Settlement Notice in order to receive delivery of the Settlement Shares, ADSs or Alternative Consideration.

In order to obtain delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, following the Automatic Conversion, a holder must deliver a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) to the Settlement Share Depository. The Settlement Notice must contain certain information, including the holder’s CREST account details or ADS depository account information, as applicable. Accordingly, holders of Additional Tier 1 Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Settlement Shares or the Settlement Share component, if any, of any Alternative Consideration, as applicable, and/or must be a direct or indirect registered ADS holder in order to receive ADSs. If a holder of an Additional Tier 1 Security fails to properly complete and deliver a Settlement Notice on or before the Notice Cut-off Date (as defined in “Description of the Additional Tier 1 Securities” below), the Settlement Share Depository shall continue to hold the relevant Settlement Shares or the Alternative Consideration, as the case may be, until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is or are so validly delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date (as defined below) and any holder of Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration. LBG shall have no liability to any holder of an Additional Tier 1 Security for any loss resulting from such holder not receiving any Settlement Shares, ADSs or Alternative Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such holder failing to submit a valid Settlement Notice on a timely basis or at all.

Prior to the Conversion Date, holders will not be entitled to any rights with respect to the Ordinary Shares or ADSs, but will be subject to all changes made with respect to the Ordinary Shares or ADSs.

The exercise of voting rights and rights related thereto with respect to any Ordinary Shares or ADSs is only possible after delivery of the Settlement Shares following the Conversion Date and the registration of the person entitled to the Settlement Shares in LBG’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the articles of association of LBG. For further information, see “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”.

As a result of holders receiving Settlement Shares or ADSs upon a Trigger Event, they are particularly exposed to changes in the market price of the Ordinary Shares or ADSs.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Additional Tier 1 Securities may look to sell Ordinary Shares or ADSs (as the case may be) in anticipation of taking a position in, or during the term of, the Additional Tier 1 Securities. This could drive down the price of the Ordinary Shares and/or ADSs. Since the Additional Tier 1 Securities will mandatorily convert into a variable number of Settlement Shares upon a Trigger Event, the price of the Ordinary Shares and/or ADSs may be more volatile if LBG is trending toward a Trigger Event.

Receipt by the Settlement Share Depository of the Settlement Shares shall be good and complete discharge of LBG’s obligations in respect of the Additional Tier 1 Securities.

Following a Trigger Event, the relevant Settlement Shares will be issued and delivered by LBG to the Settlement Share Depository, which subject to a Settlement Shares Offer, will hold the Settlement Shares on behalf of the holders of the Additional Tier 1 Securities. Receipt by the Settlement Share Depository of the Settlement Shares shall result in the complete and irrevocable discharge of LBG’s obligations in respect of the Additional Tier 1 Securities and a holder shall, with effect on and from the Conversion Date, only have recourse to the Settlement Share Depository for the delivery to it of the relevant Settlement Shares, the deposit of the relevant ADSs or, if LBG elects that a Settlement Shares Offer be made as described under “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures—Settlement Shares Offer” below, of any Alternative Consideration to which such holder is entitled as described herein. LBG shall not have any liability for the performance of the obligations of the Settlement Share Depository.

In addition, LBG has not yet appointed a Settlement Share Depository and LBG may not be able to appoint a Settlement Share Depository if the Automatic Conversion occurs. In such a scenario, LBG would inform holders of the Additional Tier 1 Securities by delivery of the relevant notice to Clearstream, Luxembourg and Euroclear for communication to their respective accountholders or the Trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, and such arrangements may be disadvantageous to, and more restrictive on, the holders of the Additional Tier 1 Securities. For example, such arrangements may involve holders of the Additional Tier 1 Securities having to wait longer to receive their Settlement Shares, ADSs or Alternative Consideration than would be the case under the arrangements expected to be entered into with a Settlement Share Depository. Under these circumstances, LBG’s issuance of the Settlement Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete and irrevocable release of all of LBG’s obligations in respect of the Additional Tier 1 Securities.

The Indenture contains provisions which may permit modification of the Additional Tier 1 Securities without the consent of all investors.

The Indenture contain provisions permitting modifications and amendments to the Additional Tier 1 Securities without the consent of holders of the Additional Tier 1 Securities in certain instances, and with the consent of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities in other circumstances. Decisions by such holders of the Additional Tier 1 Securities will bind all holders of the Additional Tier 1 Securities including holders of the Additional Tier 1 Securities who did not attend and vote at the relevant meeting and holders of the Additional Tier 1 Securities who voted in a manner contrary to the majority. For further information, see “Description of the Additional Tier 1 Securities—Modification and Amendments”.

The Additional Tier 1 Securities are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Additional Tier 1 Securities are complex financial instruments that involve a high degree of risk. As a result, an investment in the Additional Tier 1 Securities and the Settlement Shares issuable following a Trigger Event will involve certain increased risks. Each potential investor of the Additional Tier 1 Securities must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Additional Tier 1 Securities, the merits and risks of investing in the Additional Tier 1 Securities and the information contained or incorporated by reference in this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Additional Tier 1 Securities and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Additional Tier 1 Securities, including where the currency for principal or interest payments, i.e., sterling, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Additional Tier 1 Securities could be lost, including following the exercise by the relevant U.K. resolution authority of any U.K. Bail-in Power;

(iv)	understand thoroughly the terms of the Additional Tier 1 Securities, such as the provisions governing cancellation of interest, Automatic Conversion (including, in particular, the calculation of the CET1 Ratio, as well as under what circumstances a Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets and the resolution regime applicable to LBG, including the possibility that the Additional Tier 1 Securities may become subject to write down or conversion if the resolution powers or any U.K. Bail-in Power are applied by the relevant U.K. resolution authority;

(v)	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks; and

(vi)	understand the accounting, legal, regulatory and tax implications of a purchase, and the holding and disposal of an interest in the Additional Tier 1 Securities.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Additional Tier 1 Securities unless they have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Additional Tier 1 Securities will perform under changing conditions, the resulting effects on the likelihood of the Automatic Conversion into Settlement Shares and the value of the Additional Tier 1 Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this offering memorandum or incorporated by reference herein.

The market value of the Additional Tier 1 Securities may be influenced by unpredictable factors.

Many factors, most of which are beyond LBG’s control, will influence the value of the Additional Tier 1 Securities and the price, if any, at which securities dealers may be willing to purchase or sell the Additional Tier 1 Securities in the secondary market, including:

•	the trading price of LBG’s Ordinary Shares and/or ADSs;

•	the creditworthiness of LBG and, in particular, the level of LBG’s CET1 Ratio from time to time;

•	supply and demand for the Additional Tier 1 Securities; and

•	economic, financial, political or regulatory events or judicial decisions that affect LBG or the financial markets generally.

Accordingly, if a holder sells its Additional Tier 1 Securities in the secondary market, it may not be able to obtain a price equal to the principal amount of the Additional Tier 1 Securities or a price equal to the price that it paid for the Additional Tier 1 Securities.

Changes in law may adversely affect the rights of holders of the Additional Tier 1 Securities or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Regulatory Event or a Tax Event would entitle LBG, at its option, to redeem the Additional Tier 1 Securities, in whole but not in part, as more particularly described under “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Regulatory Event Redemption” and “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Tax Redemption”, respectively. See also “—Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.”

In addition, from time to time regulators propose or consider legislation and rulemaking which may affect the Group’s business, the rights of holders of the Additional Tier 1 Securities and the market value of the Additional Tier 1 Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Additional Tier 1 Securities, or changes that could have a significant impact on the future legal entity structure, business mix (including potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Additional Tier 1 Securities.

In particular, any developments with respect to the U.K.’s relationship with the EU may lead to significant changes to the laws applicable in the U.K. and may, among other developments, increase the risk of a Capital Disqualification Event occurring or otherwise adversely affect the holders’ rights under the Additional Tier 1 Securities. Such legislative and regulatory uncertainty could also affect investors’ ability to accurately value the Additional Tier 1 Securities and, therefore, affect the trading price of the Additional Tier 1 Securities given the extent and impact on the Additional Tier 1 Securities that one or more regulatory or legislative changes could have on the Additional Tier 1 Securities.

There is no established trading market for the Additional Tier 1 Securities and one may not develop.

The Additional Tier 1 Securities will have no established trading market when issued and, although admission to the Official List and trading on the Global Exchange Market of Euronext Dublin is expected to begin after the initial delivery of the Additional Tier 1 Securities, a market may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Automatic Conversion and U.K. Bail-in Power. These types of securities may have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Additional Tier 1 Securities.

A downgrade, suspension or withdrawal of the rating assigned by any Rating Agency to the Additional Tier 1 Securities could cause the liquidity or market value of the Additional Tier 1 Securities to decline.

Upon issuance, the Additional Tier 1 Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, LBG is under no obligation to ensure the Additional Tier 1 Securities are rated by Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., Fitch Ratings, Inc., or any of their affiliates, or any successor (the “Rating Agencies”) and any rating initially assigned to the Additional Tier 1 Securities may be lowered or withdrawn entirely by a Rating Agency if, in that Rating Agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to LBG’s business, so warrant. If LBG determines to no longer maintain one or more ratings, or if any Rating Agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Additional Tier 1 Securities. Notwithstanding the foregoing, rating agencies may provide unsolicited ratings on the Additional Tier 1 Securities that could cause the market value or liquidity of the Additional Tier 1 Securities to decline.

The Additional Tier 1 Securities are not considered investment grade by some of the rating agencies and are subject to certain risks associated with non-investment grade securities.

The Additional Tier 1 Securities, upon issuance, will not be considered to be investment grade securities by some of the rating agencies, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for LBG or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Additional Tier 1 Securities.

The credit risk of the Group, its credit ratings, and its credit spreads may adversely affect the value of the Additional Tier 1 Securities.

Any actual or anticipated decline in our credit ratings, changes in the market’s view of our creditworthiness or any increase in our credit spreads charged by the market for taking credit risk are likely to adversely affect the value of the Additional Tier 1 Securities and cause the liquidity of the Additional Tier 1 Securities to decline significantly.

Our credit ratings are an assessment, by each Rating Agency, of our ability to pay our obligations, including those under the Additional Tier 1 Securities. Any rating assigned to us may be withdrawn entirely by a credit Rating Agency, may be suspended or may be lowered, if, in that credit Rating Agency’s judgement, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit Rating Agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of profitability, asset quality, capital, funding and liquidity; competitive and economic conditions in our key markets; the level of political support for the industries in which we operate; the implementation of structural reform; the legal and regulatory frameworks applicable to our legal structure; business activities and the rights of our creditors; changes in rating methodologies; changes in the relative size of the loss-absorbing buffers protecting bondholders and depositors; the competitive environment, political and economic conditions in our key markets (including the impact of Brexit and any further Scottish independence referendum); any reduction of the U.K.’s sovereign credit rating and market uncertainty. In addition, credit ratings agencies are increasingly taking into account environmental, social and governance factors, including climate risk, as part of the credit ratings analysis, as are investors in their investment decisions.

The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. In particular, following the outcome of the referendum on the U.K.’s membership of the EU in favor of leaving the EU, rating agencies downgraded the U.K.’s credit ratings and/or changed or maintained their outlook for the U.K. to negative. Credit agencies also changed their outlook for a number of U.K. banks (excluding the Group) to negative. If credit rating agencies perceive there to be adverse changes in the factors affecting our credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or other Group entities. Any reductions in our credit ratings or the credit ratings of other Group entities, including, in particular, downgrades below investment grade, or a deterioration in the capital markets’ perception of our financial resilience could significantly affect our access to money markets, reduce the size of our deposit base and trigger additional collateral or other requirements in derivatives contracts and other secured funding arrangements or the need to amend such arrangements, which could adversely affect our cost of funding and our access to capital markets and could limit the range of counterparties willing to enter into transactions with us. This could in turn adversely impact our competitive position and threaten our prospects in the short to medium-term. An improvement in our credit ratings will not necessarily increase the value of the Additional Tier 1 Securities and will not reduce market risk and other investment risks related to the Additional Tier 1 Securities. Credit ratings (i) do not address the price, if any, at which the Additional Tier 1 Securities may be resold in the secondary market (which may be substantially less than the original offering price of the Additional Tier 1 Securities), and (iii) are not recommendations to buy, sell or hold the Additional Tier 1 Securities.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the Additional Tier 1 Securities. The ratings may not reflect the potential impact of all risks related to structure, market, Automatic Conversion, U.K. Bail-in Power, additional factors discussed above and other factors that may affect the value of the Additional Tier 1 Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the Rating Agency at any time.

Holders may be obliged to make a take-over bid following a Trigger Event if they take delivery of Settlement Shares.

Upon the occurrence of a Trigger Event, holders receiving Settlement Shares from the Settlement Share Depository may have to make a take-over bid addressed to the shareholders of LBG pursuant to the rules of The City Code on Takeovers and Mergers implementing the Takeovers Directive (2004/25/EC) by means of Part 28 of the United Kingdom Companies Act if their aggregate holdings in LBG exceed 30% of the voting rights in LBG as a result of the Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares.

Holders of the Additional Tier 1 Securities may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Additional Tier 1 Securities to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Holders may be subject to disclosure obligations and/or may need approval by the Relevant Regulator.

As the Additional Tier 1 Securities are mandatorily convertible into Settlement Shares following a Trigger Event, an investment in the Additional Tier 1 Securities may result in holders of the Additional Tier 1 Securities, following such Automatic Conversion, having to comply with certain disclosure and/or approval requirements pursuant to laws and regulations applicable in the United Kingdom. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, LBG (and the FCA) must be notified by a person when the percentage of voting rights in LBG controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Settlement Shares are Ordinary Shares of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Additional Tier 1 Securities themselves (or the Settlement Shares) above certain levels may require the holder of the voting Additional Tier 1 Securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence by holders of substantial fines and/or suspension of voting rights associated with the Settlement Shares. Each potential investor should consult its legal advisers as to the terms of the Additional Tier 1 Securities and the level of holding it would have if it receives Settlement Shares following a Trigger Event.

A holder of an Additional Tier 1 Security may be subject to taxes following the Automatic Conversion.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A holder of an Additional Tier 1 Security must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

The Additional Tier 1 Securities are not bank deposits.

An investment in the Additional Tier 1 Securities is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of the Additional Tier 1 Securities are expected to reflect the additional risks borne by investors therein when compared to those of depositors. For example, the Additional Tier 1 Securities do not benefit from any protection provided pursuant to the U.K. Financial Services Compensation Scheme or by the U.S. Federal Deposit Insurance Corporation. Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, given that the Additional Tier 1 Securities are not bank deposits, they may be subject to the capital instruments write-down and conversion power and would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Additional Tier 1 Securities— If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be converted into unlisted shares”.

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price even though you do not receive a corresponding cash distribution.

The Conversion Price is subject to adjustment in certain circumstances, as described under “Description of Additional Tier 1 Securities —Conversion—Anti-dilution Adjustment of the Conversion Price”. If, as a result of adjustments (or failure to make adjustments), a U.S. investor’s proportionate interest in LBG’s assets or earnings were deemed to be increased for U.S. federal income tax purposes, such U.S. investor may be treated as having received a taxable distribution for these purposes, even though the U.S. investor had not received any cash or property upon any such adjustment. See “Taxation Considerations—Material U.S. Federal Income Tax Considerations—Taxation of the Additional Tier 1 Securities—Constructive Distributions.”

Potential FATCA withholding.

Under certain provisions of the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the U.K.) together with local country implementing legislation, a 30% withholding tax may be imposed on payments on the Additional Tier 1 Securities, Settlement Shares and ADSs if those payments are (i) treated as “foreign passthru payments”, and (ii) made to a non-U.S. person that does not comply with the due diligence, reporting and certification requirements under FATCA. The term “foreign passthru payments” is not defined yet, and therefore it is not clear whether or to what extent payments on the Additional Tier 1 Securities, Settlement Shares and ADSs could become subject to this withholding tax or how intergovernmental agreements will address foreign passthru payments. Under proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization), no FATCA withholding will apply prior to two years after the date on which final regulations on this issue are published. If withholding is required in respect of this withholding tax, LBG will not be required to pay any additional amounts with respect to any amounts withheld.

Limitation on gross-up obligation under the Additional Tier 1 Securities.

LBG’s obligation to pay additional amounts in respect of any withholding or deduction for or on account of United Kingdom taxes under the terms of the Additional Tier 1 Securities applies only to payments of interest due and paid under the securities and not to payments of principal, and only to the extent LBG has sufficient Distributable Items and is not subject to other restrictions on distribution. As such, LBG would not be required to pay any additional amounts under the terms of the Additional Tier 1 Securities to the extent any withholding or deduction applied to payments of principal or to the extent it did not have sufficient Distributable Items or other restrictions on distribution were to apply. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Additional Tier 1 Securities, or LBC did not have sufficient Distributable Items, or other restrictions on distribution were to apply, owners may receive less than the full amount otherwise due under the Additional Tier 1 Securities and their fair market value may be adversely affected.

In a lawsuit for payment on the Additional Tier 1 Securities, holders of the Additional Tier 1 Securities may bear currency exchange risk.

The Indenture is, and the Additional Tier 1 Securities will be, governed by the laws of the State of New York, with certain limited exceptions. A New York state statute presently in effect would require a New York state court hearing such a lawsuit to render its decision or award in sterling. The judgment entered on that award, however, will be denominated in U.S. dollars and converted at the exchange rate prevailing on the date of entry of the judgment. Consequently, subject to the limited remedies provided for in the terms of the Additional Tier 1 Securities (see the risk factor above “—The Additional Tier 1 Securities do not contain events of default and the remedies available to holders of the Additional Tier 1 Securities are limited”) in a lawsuit for payment on the Additional Tier 1 Securities, if permitted under the Indenture and terms of the Additional Tier 1 Securities, holders of such Additional Tier 1 Securities would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Additional Tier 1 Securities would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the Additional Tier 1 Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of sterling into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

The Additional Tier 1 Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear and will be registered in the name of such common depositary or its nominee and, therefore, holders of the Additional Tier 1 Securities will have to rely on their procedures for transfer, payment and communication with us.

The Additional Tier 1 Securities will be represented by one global certificate that will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear and will be registered in the name of such common depositary or its nominee. Except in certain limited circumstances described in the global certificate, holders of the Additional Tier 1 Securities will not be entitled to receive Additional Tier 1 Securities in definitive form in exchange for interests in the global certificate. While the Additional Tier 1 Securities are represented by the global certificate, holders of the Additional Tier 1 Securities will be able to trade their beneficial interests only through Clearstream, Luxembourg and/or Euroclear.

We will discharge our payment obligations under the Additional Tier 1 Securities by making payments to or to the order of such common depositary for Clearstream, Luxembourg and Euroclear for distribution to the accountholders in Clearstream, Luxembourg and/or Euroclear. A holder of a beneficial interest in a global certificate must rely on the procedures of Clearstream, Luxembourg and Euroclear, as applicable, to receive payments under the Additional Tier 1 Securities. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global certificate.

Holders of beneficial interests in the global certificate will not have a direct right to vote in respect of the Additional Tier 1 Securities. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Clearstream, Luxembourg and Euroclear, as applicable, to appoint appropriate proxies.

Trading in the Clearing Systems is subject to minimum denomination requirements.

The Additional Tier 1 Securities will be issued only in minimum denominations of £200,000 and integral multiples of £1,000 in excess thereof. It is possible that the Clearing Systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If Additional Tier 1 Securities in definitive form are required to be issued in relation to such Additional Tier 1 Securities in accordance with the provisions of the global certificate, a holder who does not have at least the minimum denomination of £200,000 or any integral multiple of £1,000 in excess thereof in its account with the relevant Clearing System at the relevant time may not receive its entitlement of Additional Tier 1 Securities in definitive form unless and until such time as its holding satisfies the requirement of the minimum denomination of £200,000 or any integral multiple of £1,000 in excess thereof.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Additional Tier 1 Securities.

Use of Proceeds

The net proceeds from the sale of the Additional Tier 1 Securities, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at £         , are estimated to be £         .. These proceeds will be used for general corporate purposes of the Group.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at September 30, 2022 is set out in Form 6-K dated October 27, 2022, which is incorporated by reference herein.

Description of the Additional Tier 1 Securities

The following is a summary of certain terms of the Additional Tier 1 Securities. It supplements the description of the general terms of the Capital Securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Capital Securities” and “Description of Certain Provisions Relating to Debt Securities and Capital Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

The following is a summary of certain terms of the Fixed Rate Reset Additional Tier 1 Securities offered hereby (referred to herein as the “Additional Tier 1 Securities”). The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Capital Securities Indenture dated as of March 6, 2014 (the “Base Indenture”), between us as issuer and The Bank of New York Mellon, acting through its London Branch as trustee (the “Trustee”), as supplemented by a Sixth Supplemental Indenture which we expect to be dated as of the Issue Date (the “Sixth Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), under which the Additional Tier 1 Securities are to be issued.

The Additional Tier 1 Securities and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions which are governed by, and shall be construed in accordance with, Scots law. The terms of the Additional Tier 1 Securities include those stated in the Indenture and any supplements or amendments thereto, and those terms made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “TIA”). The Bank of New York Mellon, acting through its London Branch, will serve as Trustee under the Indenture and will initially act as Paying Agent, and The Bank of New York Mellon, acting through its London Branch, will act as calculation agent (the “Calculation Agent”) for the Additional Tier 1 Securities. The Bank of New York Mellon SA/NV, Dublin Branch will act as registrar for the Additional Tier 1 Securities.

The Additional Tier 1 Securities will constitute our direct, unsecured, unguaranteed and subordinated obligations and will rank pari passu without any preference among themselves.

The Additional Tier 1 Securities will be issued in an aggregate principal amount of up to £        . We will issue the Additional Tier 1 Securities in fully registered form in denominations of £200,000 and in integral multiples of £1,000 thereafter (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to the Automatic Conversion (as defined below), the aggregate Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall be equal to such Additional Tier 1 Security’s principal amount. Following the Automatic Conversion, the principal amount of each Additional Tier 1 Security shall be zero (as described below under “—Conversion—Conversion Procedures”).

Upon issuance, the Additional Tier 1 Securities will be represented by one or more fully registered global certificates (“Global Certificates”). Each such Global Certificate will be deposited with a common depositary for Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) and registered in the name of such common depositary or its nominee. You will hold a beneficial interest in the Additional Tier 1 Securities through Clearstream, Luxembourg and Euroclear and their respective direct and indirect participants and such direct and indirect participants will record your beneficial interest on their books. LBG expects to deliver the Additional Tier 1 Securities through the facilities of Clearstream, Luxembourg and Euroclear on         , 2023.  For a more detailed summary of the form of the Additional Tier 1 Securities and settlement and clearance arrangements, see “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of Clearstream, Luxembourg and Euroclear, as the case may be. Definitive securities will only be issued in limited circumstances described under “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Payment of principal of and interest, if any, on the Additional Tier 1 Securities, so long as the Additional Tier 1 Securities are represented by the Global Certificates, will be made in immediately available funds. Beneficial interests in the Global Certificates will trade in the same-day funds settlement system of Clearstream, Luxembourg and Euroclear, as the case may be, and secondary market trading activity in such interests will therefore settle in same-day funds. LBG currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date (each as defined below).

Payments

Interest Rate

From and including January        , 2023 (the “Issue Date”) to but excluding September        , 2028 (the “First Reset Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to         % per annum (the “Initial Interest Rate”). The First Reset Date and every fifth anniversary thereafter shall be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date (each such period, a “Reset Period”) the interest will accrue on the Additional Tier 1 Securities at a rate per annum calculated by the Calculation Agent on the relevant Reset Determination Date as being equal to the sum of the Reset Reference Rate (as defined below) in respect of the relevant Reset Period (expressed as a rate per annum) and         % (the “Margin”), such sum being converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (each a “Reset Rate of Interest”). Subject to the provisions under “—Interest Cancellation”, “—Conversion—Automatic Conversion” and “—Ranking and Liquidation Distribution”, interest, if any, will be payable quarterly in arrear (with a short first interest period) on March 27, June 27, September 27 and December 27 of each year, commencing on March 27, 2023 (each, an “Interest Payment Date”).

Definitions

“Reset Reference Banks” means five leading gilt dealers in the principal interbank market relating to sterling selected by LBG; and

“Reset Reference Rate” means in respect of the relevant Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the relevant Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11.00 a.m. (London time) on the relevant Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of LBG and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Reset Reference Rate in respect of the immediately preceding Reset Period or, in the case of the calculation of the first Reset Reference Rate, the Initial Interest Rate less the Margin, where:

(i)	“Benchmark Gilt” means, in respect of the relevant Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a maturity date on or about the next succeeding Reset Date as LBG (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

(ii)	“dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the Additional Tier 1 Securities.

All pounds sterling amounts used in or resulting from such calculations will be rounded to the nearest penny (with half a penny being rounded upwards).

Notwithstanding the foregoing, if any Reset Rate of Interest determined for a Reset Period in accordance with the foregoing provisions would otherwise be lower than 0% per annum, the Reset Rate of Interest for such Reset Period will be 0% per annum.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If any scheduled redemption date is not a Business Day, we may pay interest, if any, and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date.

The regular record dates for the Additional Tier 1 Securities will be the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding each Interest Payment Date (or, if the Additional Tier 1 Securities are held in definitive form, the fifteenth calendar day preceding each Interest Payment Date, in each case, the “Record Date”).

Interest shall be calculated by the Calculation Agent on the basis of the actual number of days elapsed in the relevant interest period (known as "actual/actual (ICMA)").

The term “Business Day” means any day (other than a Saturday, a Sunday or a public holiday) on which commercial banks and foreign exchange markets are open for business in London, England.

The term “Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg is open for business.

The term “London Banking Day” means any day (other than a Saturday, a Sunday or a public holiday) in which dealings in pounds sterling are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

The term “Reset Determination Date” means, with respect to a Reset Period, the second London Banking Day immediately preceding the Reset Date on which such Reset Period commences.

Interest Cancellation

Subject to the solvency condition described under “—Solvency Condition” below, the availability of Distributable Items (as defined under “—Availability of Distributable Items” below), Automatic Conversion as described under “—Conversion—Automatic Conversion” and a Winding-up or Administration Event as described under “—Ranking and Liquidation Distribution”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of its discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or the portion thereof not paid, shall not be or become due and payable.

Such canceled interest shall not accumulate or be due and payable at any time thereafter and holders and beneficial owners of the Additional Tier 1 Securities shall not have any right to or claim against LBG with respect to such interest amount.

Any such cancellation shall not constitute a default and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Because the Additional Tier 1 Securities are intended to qualify as Additional Tier 1 Capital under the UK CRR, LBG may cancel, in whole or in part, any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, LBG may use such canceled payments without restriction to meet its other obligations as they become due.

In addition, the Additional Tier 1 Securities will cease to bear interest from, and including, the date of any redemption of the Additional Tier 1 Securities as described under “—Redemption, Purchase, Variation and Substitution” unless payment and performance of all amounts and obligations due by LBG in respect of the Additional Tier 1 Securities is not properly and duly made, in which event interest shall continue to accrue on the Additional Tier 1 Securities until payment and performance of all amounts and obligations has been properly and duly made (subject to LBG’s discretion to cancel all interest payments).

Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, as described under “—Conversion—Automatic Conversion” below, or a Winding-up or Administration Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event, or Winding-up or Administration Event (as defined under “—Ranking and Liquidation Distribution”), as the case may be, and shall not become due and payable at any time.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Payments Subject to Laws

Payments under the Additional Tier 1 Securities will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which LBG or its Paying Agents agree to be subject and LBG will not, save as provided under “—Additional Amounts”, be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the holders of the Additional Tier 1 Securities in respect of such payments.

Solvency Condition

Other than in a Winding-up or Administration Event (as defined below) or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

For these purposes, LBG shall be considered to be solvent at a particular point in time if:

(i) it is able to pay its debts owed to its Senior Creditors (as defined under “—Ranking and Liquidation Distribution” below) as they fall due; and

(ii) its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.

An officer’s certificate as to LBG’s solvency shall, unless there is manifest error, be treated and accepted by us, the Trustee and any holder or beneficial owner of the Additional Tier 1 Securities as correct and sufficient evidence that the Solvency Condition is or is not satisfied. For the avoidance of doubt, if LBG fails to make a payment because the Solvency Condition is not (or following such payment would not be) satisfied, that payment shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Availability of Distributable Items

LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for (by way of deduction) in determining the Distributable Items.

In addition, LBG shall not be permitted to pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Rule 4.3(2) of chapter 4 of the “CRR Firms – Capital Buffers” part of the PRA Rulebook (or any succeeding provision(s) amending or replacing such rule) (“Chapter 4”) and which are required under the Applicable Regulations to be taken into account for this purpose, the Maximum Distributable Amount, if any, then applicable to the Group to be exceeded. For these purposes, “Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Group required to be calculated in accordance with Chapter 4 or any analogous, equivalent or similar provision of the Applicable Regulations which require a maximum distributable amount to be calculated if LBG or the Group are failing to meet any capital adequacy requirement.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

“Distributable Items” shall have the meaning assigned to such term in UK CRR (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”.

Under UK CRR, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose, before distributions to holders of own funds instruments, less any losses brought forward, any profits which are non-distributable pursuant to national law or the institution's by-laws and any sums placed in non-distributable reserves in accordance with the law of the United Kingdom, or any part of it, or of a third country or the statutes of the institution, in each case with respect to the specific category of own funds instruments to which the law of the United Kingdom, or any part of it, or of a third country, institution's by-laws, or statutes relate; such profits, losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of its consolidated accounts.

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or to LBG and its subsidiaries).

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended.

Agreement to Interest Cancellation

By acquiring the Additional Tier 1 Securities, holders and beneficial owners of the Additional Tier 1 Securities acknowledge and agree that:

(a)	interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at its sole discretion and/or deemed canceled in whole or in part; and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “—Interest Cancellation”, “—Solvency Condition”, “—Availability of Distributable Items”, “—Conversion—Automatic Conversion”  and “—Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Additional Tier 1 Securities shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. LBG may use such canceled interest without restriction.

Notice of Interest Cancellation

If practicable, LBG shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the holders of the Additional Tier 1 Securities by delivery of the relevant notice to Clearstream, Luxembourg and Euroclear for communication to their respective accountholders (or, if the Additional Tier 1 Securities are held in definitive form, to the holders directly at their addresses shown on the register for the Additional Tier 1 Securities) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give holders or beneficial owners of the Additional Tier 1 Securities any rights as a result of such failure.

Ranking and Liquidation Distribution

The Additional Tier 1 Securities will constitute LBG’s direct, unsecured, unguaranteed and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders and beneficial owners of the Additional Tier 1 Securities against LBG in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors (as defined below).

Winding-up prior to a Trigger Event

If at any time prior to the date on which a Trigger Event occurs:

(i)  an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of the Additional Tier 1 Securities of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)  an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend

(each, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of the Additional Tier 1 Security if, throughout such Winding-up or Administration Event, such holder of the Additional Tier 1 Security was the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and ranking ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG (excluding any such holders that are Senior Creditors by virtue of (b) of the definition of Senior Creditors) but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the relevant Additional Tier 1 Security together with, to the extent not otherwise included within the foregoing, any other amounts attributable to such Additional Tier 1 Security, including any Accrued Interest thereon and any damages awarded for breach of any obligations in respect thereof, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable (and, in the case of an administration, on the assumption that such shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

“Additional Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Existing Preference Shares” means the 9.25% preference shares (ISIN GB00B3KS9W93), the 6.413% preference shares (ISIN USG5533WAA56/US539439AC38), the 6.475% preference shares (ISIN GB00B3KSB568), the 6.657% preference shares (ISIN US539439AE93/US539439AF68) and the 9.75% preference shares (ISIN GB00B3KSB238), each issued by LBG.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event occurring prior to a Trigger Event, excluding (in the case of (i) and (ii)) any security the holders of which are Senior Creditors by virtue of (b) of the definition of Senior Creditors.

“Senior Creditors” means:

(a) creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders or beneficial owners of the Additional Tier 1 Securities) in a Winding-up or Administration Event occurring prior to a Trigger Event; and

(b) if LBG determines that the Additional Tier 1 Securities would not be included in the Additional Tier 1 Capital of the Group at the time of determination (including as a result of an election by LBG, in its sole discretion (but subject to the permission of the Relevant Regulator to the extent then required under Applicable Regulations), to change the regulatory classification of any of the securities referred to in (i) or (ii) below) unless the holders of some or all of the following securities were Senior Creditors at that time: (i) the holders of all of the Existing Preference Shares (if any remain outstanding); and (ii) the holders of all securities of LBG ranking or expressed to rank pari passu with any of the Existing Preference Shares in a winding-up or administration of LBG occurring prior to a Trigger Event.

Winding-up following a Trigger Event

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Additional Tier 1 Security in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event and, accordingly, as if such holder were, throughout such Winding-up or Administration Event, the holder of such number of Ordinary Shares as it would have been entitled to receive upon Automatic Conversion (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date (and, in the case of an administration, on the assumption that shareholders were entitled to claim and recover in respect of their shares to the same degree as in a winding up or liquidation).

General

As a consequence of these subordination provisions, if a Winding-up or Administration Event occurs, each holder of the Additional Tier 1 Securities may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of its subordinated liabilities. If upon any Winding-up or Administration Event the amount payable on the Additional Tier 1 Securities and any claims ranking equally with them are not paid in full, the Additional Tier 1 Securities and other claims ranking equally will share ratably in any distribution of LBG’s assets in proportion to the respective amounts to which they are entitled.

In addition, LBG is a holding company and as such the principal sources of its income are from operating subsidiaries which also hold the principal assets of the Group. As a result, LBG is dependent on the remittance of profits and other funds from its subsidiaries to meet its obligations, including its obligations in respect of the Additional Tier 1 Securities. LBG’s right to participate in the assets of its subsidiaries if such subsidiaries are liquidated will generally be subject to the prior claims of such subsidiaries’ creditors.

Waiver of Set-Off

Subject to applicable law, no holder or beneficial owner of the Additional Tier 1 Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each holder and each beneficial owner of the Additional Tier 1 Securities shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the previous sentence, if any amount owing to any holder of any Additional Tier 1 Security by LBG in respect of, or arising under or in connection with the Additional Tier 1 Securities is discharged by set-off, such holder shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of its winding-up or administration, the liquidator or, as appropriate, administrator of LBG) and, until such time as payment is made, shall hold an amount equal to such amount in trust for LBG (or the liquidator or, as appropriate, administrator of LBG) and accordingly any such discharge shall be deemed not to have taken place.

Additional Amounts

All payments of principal and/or interest and/or any other amounts to holders of the Additional Tier 1 Securities by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, LBG shall pay, to the extent it has sufficient Distributable Items, such additional amounts in respect of payments of interest (but not in respect of payments of principal or any other amounts) (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the holders of the Additional Tier 1 Securities of the sums of interest which would have been received (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities; except that no such Additional Amounts shall be payable with respect to any Additional Tier 1 Security:

(a)	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such Additional Tier 1 Security by reason of such holder having some connection with the United Kingdom other than the mere holding of such Additional Tier 1 Security; or

(b)	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by such holder by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom; or

(c)	presented or surrendered for payment (where presentation or surrender is required) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(d)	where the deduction or withholding is imposed by reason of Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder or any agreement with the U.S. Internal Revenue Service in connection with these sections or regulations (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(e)	any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest payment on the Additional Tier 1 Securities to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any U.K. taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts with respect to interest on the Additional Tier 1 Securities, had it been the holder.

Redemption, Purchase, Variation and Substitution

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date.

Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Optional Redemption

The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on (i) any day falling in the period commencing on (and including) March      , 2028 and ending on (and including) the First Reset Date, or (ii) any day falling in the period commencing on (and including) the date that is six months before any subsequent Reset Date and ending on (and including) such Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled as described under “—Interest Cancellation” above (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Additional Tier 1 Securities will be given to holders not less than 15 nor more than 30 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “—Additional Amounts” above and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Additional Tier 1 Securities in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

•	prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Settlement Shares (including, pursuant to the terms and conditions of the Additional Tier 1 Securities or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

•	result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Tax Event will be given to holders not less than 15 nor more than 30 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Tax Event has occurred and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

Regulatory Event Redemption

If at any time a Regulatory Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change or a pending change to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, becoming effective on or after the Issue Date, some or all of the outstanding aggregate principal amount of the Additional Tier 1 Securities ceases or would be likely to cease to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Regulatory Event will be given to holders not less than 15 nor more than 30 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” and “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event has occurred and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

Purchase

Any purchase of the Additional Tier 1 Securities by or on behalf of LBG or any of its subsidiaries is subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below. Subject to applicable law in force at the relevant time, including the Applicable Regulations and U.S. federal securities law, LBG or any of its subsidiaries may, directly or indirectly, purchase the Additional Tier 1 Securities at any price in the open market or by tender or by private agreement. Any Additional Tier 1 Securities so purchased beneficially for the account of LBG or any of its subsidiaries (other than in connection with dealing in securities) will be treated as canceled and will no longer be issued and outstanding.

Substitution or Variation

If a Tax Event or a Regulatory Event has occurred, then LBG may, subject to “ —Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Additional Tier 1 Securities, at any time (whether before, on or following the First Reset Date) either substitute all (but not some only) of the Additional Tier 1 Securities for, or vary the terms of the Additional Tier 1 Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Additional Tier 1 Securities, as the case may be.

Notice of any substitution or variation of the Additional Tier 1 Securities due to the occurrence of a Tax Event or Regulatory Event will be given to holders not less than 15 nor more than 30 calendar days prior to the date of substitution or variation (as applicable) in accordance with “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Additional Tier 1 Securities and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event or Tax Event, as the case may be, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the Additional Tier 1 Securities (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further enquiry and without liability to any person) prior to the issue or variation of the relevant securities;

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Additional Tier 1 Capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Additional Tier 1 Securities; (3) rank pari passu with the ranking of the Additional Tier 1 Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled (but without prejudice to the right of LBG to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve the obligations (including the obligations arising from the exercise of any right) of LBG as to payments of principal in respect of the Additional Tier 1 Securities, including (without limitation) as to the timing and amount of such payments; and (6) contain terms providing for the conversion of the Additional Tier 1 Securities, the cancellation of payments of interest thereon or write-down of the principal of the Additional Tier 1 Securities only if such terms are not materially less favorable to an investor than the terms of the Additional Tier 1 Securities;

(c) are (1) listed on the Global Exchange Market of Euronext Dublin or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG;

(d) where the Additional Tier 1 Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities; and

(e) qualify as hybrid capital instruments as defined in section 475C of the U.K. Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation).

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 for the purposes of section 987 of the Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Additional Tier 1 Securities as described above is subject to:

(i)  LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the terms of the relevant Additional Tier 1 Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)  in the case of any redemption or purchase, if and to the extent then required under the then-prevailing Applicable Regulations, either: (A) LBG having replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG; or (B) LBG having demonstrated to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption or purchase, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time;

(iii)  in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change (or pending change) was not reasonably foreseeable by LBG as at the Issue Date and the Relevant Regulator considering such change to be sufficiently certain;

(iv) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (ii) above, either (A) LBG having, before or at the same time as such purchase, replaced the Additional Tier 1 Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Additional Tier 1 Securities being purchased for market-making purposes in accordance with the Applicable Regulations;

(v)  in the case of any redemption or purchase, the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption or purchase date;

(vi)  a Trigger Event not having occurred; and

(vii) in the case of any substitution or variation, such substitution or variation being effected in compliance with applicable regulatory and legal requirements, including the TIA.

Any refusal by the Relevant Regulator to give its permission as contemplated above shall not constitute a default for any purpose.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the redemption, purchase, substitution or variation only after compliance with one or more alternative or additional pre-conditions to those set out above, LBG shall instead comply with such other and/or, as appropriate, additional pre-condition(s).

Notice of any redemption of the Additional Tier 1 Securities will be given in accordance with “—Notice” below. Any redemption notice will state:

•	the redemption date;

•	that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture as described in this prospectus, become due and payable upon each Additional Tier 1 Security being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

•	the place or places where the Additional Tier 1 Securities are to be surrendered for payment of the redemption price; and

•	the Common Code and/or ISIN number or numbers, if any, with respect to the Additional Tier 1 Securities.

If LBG has elected to redeem, substitute or vary the Additional Tier 1 Securities in accordance with the provisions described in this prospectus, but in each case such conditions have not been satisfied on the applicable date for redemption, substitution or variation (as applicable), the notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall have no force and effect and no such redemption, substitution or variation shall occur.

In addition, if LBG has elected to redeem, substitute or vary the Additional Tier 1 Securities and:

(i) (in the case of redemption only) the Solvency Condition is not (or, if payment were made, would not be) satisfied in respect of the relevant payment on the date scheduled for redemption; or

(ii) (in any case) prior to the redemption, substitution or variation a Trigger Event occurs,

the relevant notice of redemption, substitution or variation (as the case may be) shall be automatically rescinded and shall be of no force and effect, no such redemption, substitution or variation shall occur and LBG shall give notice thereof to the holders in accordance with “—Notice” below, and to the Trustee, as soon as reasonably practicable (but failure to give such notice shall not constitute a default for any purpose nor shall it affect the rescission of the original notice of redemption, substitution or variation (as the case may be)).

Further, no notice of redemption, substitution or variation shall be given following a determination that a Trigger Event has occurred.

Conversion

Automatic Conversion

Upon the occurrence of the Trigger Event, all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released on the Conversion Date (and under no circumstances shall LBG’s released obligations be reinstated) in consideration of the issuance by LBG of Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein (the “Automatic Conversion”). The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date. Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, any accrued but unpaid interest on the Additional Tier 1 Securities up to (and including) the Conversion Date shall be canceled upon the occurrence of such Trigger Event and shall not become due and payable at any time.

The Additional Tier 1 Securities are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Additional Tier 1 Securities.

If LBG has been unable to appoint a Settlement Share Depository, it shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the holders and beneficial owners of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, which may include issuing and delivering the Settlement Shares to another independent nominee or to the holders and beneficial owners of the Additional Tier 1 Securities directly, which issuance and delivery shall be in consideration for the irrevocable and automatic release of all of LBG’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Additional Tier 1 Securities and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event (and shall be no later than one month following the occurrence of the relevant Trigger Event, or such shorter period as the Relevant Regulator may require).

A “Trigger Event” shall occur as at any date if the CET1 Ratio is less than 7.00% on such date, as determined by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator.

“CET1 Ratio” means, at any date, the ratio of the Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“CET1 Capital” means, at any date, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and holders and beneficial owners of the Additional Tier 1 Securities).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in UK CRR (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of UK CRR (as may be amended from time to time) in accordance with the Applicable Regulations as at the time such measure is determined.

“Risk Weighted Assets” means, at any date, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Group as at such date, as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by LBG in accordance with the Applicable Regulations applicable to the Group as at such date.

Following the occurrence of the Trigger Event, LBG shall deliver notice thereof to the Trustee and the holders of the Additional Tier 1 Securities (the “Conversion Trigger Notice”) in accordance with “—Notice” below and within five (5) Business Days (or such shorter period as the Relevant Regulator may require) after the date on which such determination is made. The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by LBG to Clearstream, Luxembourg and Euroclear (or if the Additional Tier 1 Securities are held in definitive form, to the holders of the Additional Tier 1 Securities directly).

The determination as to whether a Trigger Event has occurred shall be made by LBG, the Relevant Regulator or any agent appointed for such purpose by the Relevant Regulator. Any such determination shall be binding on LBG, the Trustee and the holders and the beneficial owners of the Additional Tier 1 Securities. Upon its determination that a Trigger Event has occurred, LBG shall immediately inform the Relevant Regulator of the occurrence of a Trigger Event, and shall, prior to giving the Conversion Trigger Notice, deliver to the Trustee a certificate stating that the Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities.

The Conversion Trigger Notice shall be in a form acceptable to the Clearing Systems and shall specify (i) the CET1 Ratio, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “—Anti-dilution Adjustment of the Conversion Price” below up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if LBG has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, ADSs or any Alternative Consideration to the holders of the Additional Tier 1 Securities as it shall consider reasonable in the circumstances, and (v) that the Additional Tier 1 Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Additional Tier 1 Securities may continue to be transferable until the Suspension Date.

Notwithstanding anything to the contrary, once LBG has delivered a Conversion Trigger Notice following the occurrence of a Trigger Event, (i) subject to the right of holders and beneficial owners of the Additional Tier 1 Securities relating to a breach of Performance Obligation in the event of a failure by LBG to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Trigger Event and the holders and beneficial owners of the Additional Tier 1 Securities shall have no rights whatsoever under the Indenture or the Additional Tier 1 Securities to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any holder or beneficial owner of the Additional Tier 1 Securities in such direction or related to such direction, any direction previously given to the Trustee by any holder or beneficial owner of the Additional Tier 1 Securities shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of holders and beneficial owners of the Additional Tier 1 Securities with respect to any payments under the Additional Tier 1 Securities that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by LBG to act otherwise.

Conversion upon the Occurrence of a Relevant Event

If a Qualifying Relevant Event occurs, the Additional Tier 1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion” above at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by LBG of such number of Settlement Shares as set forth under “—Automatic Conversion” above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of LBG’s obligations under the Additional Tier 1 Securities (but shall be without prejudice to the rights of the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition” below). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to deliver the Relevant Shares to the Settlement Share Depository as aforesaid. For the avoidance of doubt, LBG may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

The New Conversion Price shall be subject to adjustments as described under “—Anti-dilution Adjustment of the Conversion Price” below and in accordance with the Indenture, with such modifications as an Independent Adviser shall determine to be appropriate, and LBG shall give notice to holders of the New Conversion Price and of any such modifications and amendments in accordance with “—Notice” below.

In the case of a Qualifying Relevant Event:

(1)	LBG shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Additional Tier 1 Securities and the Indenture) as may be required to ensure that, with effect from the New Conversion Condition Effective Date, the Additional Tier 1 Securities shall (following the occurrence of a Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended) at the New Conversion Price;

(2)	LBG shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended).

Within 10 days following the occurrence of a Relevant Event, LBG shall give notice thereof to the holders of the Additional Tier 1 Securities (a “Relevant Event Notice”), with a copy to the Trustee, in accordance with “—Notice” below.

The Relevant Event Notice shall be in a form acceptable to the Clearing Systems and shall specify:

(1)	the identity of the Acquirer;

(2)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event; and

(3)	in the case of a Qualifying Relevant Event, the New Conversion Price.

“Acquirer” means the person which, following a Relevant Event, controls LBG.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1 (21) of Directive 2014/65/EU of the European Parliament and of the Council on markets in financial instruments.

“Governmental Entity” means (i) the United Kingdom government, (ii) an agency of the United Kingdom government or (iii) a person or entity (other than a body corporate) controlled by the United Kingdom government or any such agency referred to in (ii). If LBG is then organized in another jurisdiction, the references to “United Kingdom government” shall be read as references to the government of such other jurisdiction.

The “New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Relevant Event where the Acquirer is an Approved Entity, LBG shall have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by LBG in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of the Ordinary Shares on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser of international repute appointed by LBG shall in good faith prescribe.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquirer is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state (including, without limitation, the main market of the London Stock Exchange).

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of LBG (other than as a result of a Newco Scheme).

For the purposes of the definition of “Relevant Event”, “control” means:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of the issued Ordinary Shares of LBG; or

(b)	the right to appoint and/or remove all or the majority of the members of the Board of Directors of LBG, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise, and “controlled” shall be construed accordingly.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which (a) is listed and admitted to trading on a Regulated Market and (b) is not share capital which, if the Additional Tier 1 Securities were to convert into such share capital in accordance with the conditions of the Additional Tier 1 Securities, would cause a Relevant Tax Effect in circumstances where, if the Additional Tier 1 Securities were instead to convert into Ordinary Shares, such conversion into Ordinary Shares would not cause a Relevant Tax Effect.

“Relevant Tax Effect” means a circumstance, as at the Issue Date or at any time thereafter, that the Additional Tier 1 Securities fall outside the definition of “hybrid capital instrument” in Section 475C of the Corporation Tax Act 2009.

No Change to the Terms on Non-Qualifying Relevant Event

If a Non-Qualifying Relevant Event occurs (including if the Acquirer is a Governmental Entity), there is no provision for any automatic adjustment to the terms of the Additional Tier 1 Securities whether in the manner provided for above in respect of a Qualifying Relevant Event, or at all, and therefore the provisions above under “—Automatic Conversion” shall continue to apply and references herein to “Settlement Shares” and “Ordinary Shares” will continue to refer to ordinary shares of LBG.

Conversion Price

The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be £0.633, subject to the adjustments described under “—Anti-dilution Adjustment of the Conversion Price” below (the “Conversion Price”).

In addition to or as an alternative to any Settlement Shares Offer, LBG may (but is not obliged to) procure that a share sale facility is established by the Settlement Share Depository or another third party following a Trigger Event to enable holders of the Additional Tier 1 Securities (at their option) to sell any Settlement Shares which they are entitled to receive from the Settlement Share Depository. If such a share sale facility is established, LBG would also expect to provide a preferential allocation to existing shareholders of LBG, where in LBG’s sole discretion it considers it practicable to do so and subject to applicable laws and regulations.

Anti-dilution Adjustment of the Conversion Price

References to the Conversion Price and Ordinary Shares below shall be deemed to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events below, subject to any modifications as an Independent Adviser shall determine to be appropriate.

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(ii)	If and whenever LBG shall issue any Ordinary Shares to shareholders as a class credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the shareholders of LBG would or could otherwise have elected to receive, (2) where the shareholders of LBG may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the shareholders of LBG, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)	If and whenever LBG shall pay any Extraordinary Dividend to shareholders of LBG, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iii), (A) the first date on which the Ordinary Shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this sub-paragraph (iii).

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by LBG to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares which is to be paid or made to LBG’s shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to LBG’s shareholders upon or in connection with a reduction of capital.

(iv)	If and whenever LBG shall issue Ordinary Shares to its shareholders as a class by way of rights or LBG or any member of the Group or (at the direction or request or pursuant to arrangements with LBG or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95% of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iv), (A) the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange or (B) if there is no Relevant Stock Exchange, the first date upon which the adjusted Conversion Price is capable of being determined in accordance with this sub-paragraph (iv).

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraph (iv), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by LBG to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to LBG or another entity.

Notwithstanding the foregoing provisions:

A	where the events or circumstances giving rise to any adjustment to the Conversion Price have resulted or will result in an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of LBG, a modification to the adjustment provisions is required to give the intended result, such modification shall be made as may be determined in good faith by an Independent Adviser to be in its opinion appropriate, including to ensure that (i) an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) the economic effect of an Extraordinary Dividend is not taken into account more than once, and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

B	if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, LBG may at its discretion appoint an Independent Adviser and, following consultation between LBG and such Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on LBG and the holders and beneficial owners of the Additional Tier 1 Securities, save in the case of manifest error;

C	no adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of LBG or any of our Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

D	on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

E	Notice of any adjustments to the Conversion Price shall be given by LBG to holders of the Additional Tier 1 Securities promptly after the determination thereof in accordance with “—Notice” below; and

F	any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the nominal value of an Ordinary Share at such time (currently £0.10). LBG undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect.

References to “ordinary share capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010 and “equity share capital” has the meaning provided in Section 548 of the U.K. Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Conversion Procedures

On the Conversion Date, the Settlement Shares shall be issued and delivered by LBG to the Settlement Share Depository (or as otherwise provided by the Indenture and the Additional Tier 1 Securities) on terms permitting a Settlement Shares Offer and, provided the Settlement Shares are so issued and delivered, no holder or beneficial owner of the Additional Tier 1 Securities will have any rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of interest or any other amount on or in respect of such Additional Tier 1 Securities, which liabilities of LBG shall be automatically released. Accordingly, the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter. Any interest in respect of an interest period ending on any Interest Payment Date falling between the Trigger Event and the Conversion Date shall be deemed to have been canceled upon the occurrence of such Trigger Event and shall not be due and payable.

Provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Additional Tier 1 Securities as described herein, with effect from and on the Conversion Date, holders and beneficial owners of the Additional Tier 1 Securities shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, ADSs or, if applicable, the Alternative Consideration. Subject to the occurrence of a Winding-up or Administration Event on or following a Trigger Event, if LBG fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s only right under the Additional Tier 1 Securities will be to claim to have such Settlement Shares so issued and delivered.

While any Additional Tier 1 Security remains outstanding, LBG will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable the Automatic Conversion of the Additional Tier 1 Securities to be discharged and satisfied in full. Once the Additional Tier 1 Securities have been converted into Settlement Shares, there will be no provision for the reconversion of such Settlement Shares into Additional Tier 1 Securities.

The Settlement Shares to be issued and delivered shall (except where LBG has been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the holders and beneficial owners of the Additional Tier 1 Securities. By virtue of its holding of any Additional Tier 1 Security, each holder and each beneficial owner of the Additional Tier 1 Securities shall be deemed to have irrevocably directed LBG to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Additional Tier 1 Securities to the Settlement Share Depository.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A holder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such holder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such holder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Additional Tier 1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository. LBG expects that beneficial interests in the Additional Tier 1 Securities will be transferrable until the Suspension Date and that any trades in the Additional Tier 1 Securities would clear and settle through Clearstream, Luxembourg and Euroclear until such date. However, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Subject to the conditions described in this section, the Settlement Shares, ADSs or Alternative Consideration will be delivered to holders of the Additional Tier 1 Securities on the Settlement Date and the Additional Tier 1 Securities shall be canceled on the Cancellation Date.

The Additional Tier 1 Securities are not convertible into Settlement Shares at the option of the holders at any time.

Notwithstanding any other provision herein, by its purchase or acquisition of the Additional Tier 1 Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Additional Tier 1 Securities, including, without limitation, to those related to (x) Automatic Conversion following a Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders and beneficial owners of the Additional Tier 1 Securities or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders and beneficial owners of the Additional Tier 1 Securities and the liability of LBG to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the holders and the beneficial owners shall not have the right to give any direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the TIA, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion, and (iv) authorized, directed and requested Clearstream, Luxembourg and/or Euroclear and any direct participant in Clearstream, Luxembourg and/or Euroclear or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

The procedures following the Automatic Conversion set forth in this section are subject to change to reflect changes in clearing system practices.

Settlement Shares

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment will be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each holder shall be the number of Settlement Shares thus calculated divided by the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Settlement Shares.

The Settlement Shares issued upon Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and provided that any Settlement Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the Record Date for entitlement to which falls prior to the Conversion Date. For as long as the Settlement Shares are held by the Settlement Share Depository, each holder of the Additional Tier 1 Securities shall be entitled to direct the Settlement Share Depository to exercise on its behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders shall not be able to sell or otherwise transfer such Settlement Shares unless and until such time as they have been delivered to holders in accordance with “—Settlement Procedures” below.

Settlement Shares Offer

Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Additional Tier 1 Securities in accordance with “—Notice” below. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which the Clearstream, Luxembourg and Euroclear shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with their rules and procedures (the “Suspension Date”), as specified in the Conversion Trigger Notice.

LBG reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If LBG makes such an election, it will provide at least three (3) Business Days’ notice to the Trustee directly and to the holders of the Additional Tier 1 Securities via the Clearing Systems. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to holders of the Additional Tier 1 Securities the Settlement Shares or ADSs at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of the Additional Tier 1 Securities in accordance with “—Notice” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per £1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities and will be delivered to holders and beneficial owners of the Additional Tier 1 Securities pursuant to the procedures set forth under “—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of the Additional Tier 1 Securities whether or not the Solvency Condition is satisfied.

By its purchase or acquisition of the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that if LBG elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer, (iii) irrevocably agreed that LBG and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, (iv) irrevocably agreed that none of LBG, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the holders and beneficial owners of the Additional Tier 1 Securities in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the holders of the Additional Tier 1 Securities’ entitlement to, and subsequent delivery of, any Alternative Consideration) and (v) authorized, directed and required the Clearing Systems, any direct participant in the Clearing Systems or other intermediary through which it holds the Additional Tier 1 Securities to take any and all necessary action to implement the Automatic Conversion (including, without limitation, any Settlement Shares Offer).

Any Settlement Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that LBG, in its sole and absolute discretion, determines that the Settlement Shares Offer is appropriate and practicable.

Settlement Procedures

Delivery of the Settlement Shares, ADSs or Alternative Consideration to the holders of the Additional Tier 1 Securities will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will be delivered to holders of the Additional Tier 1 Securities in uncertificated form through the dematerialized securities trading system operated by Euroclear U.K. & Ireland Limited, known as CREST, unless the Settlement Shares are not a participating security in CREST at the relevant time, in which case the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will either be delivered in the form of the relevant clearing system in which the Settlement Shares are a participating security or in certificated form. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered through CREST or such other clearing system in which such Settlement Shares are a participating security, they will be delivered to the account specified by the holder in the relevant Settlement Notice as described below. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in LBG’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the holder or as it may direct in the relevant Settlement Notice as described below. It is expected that the cash component, if any, of any Alternative Consideration will be delivered through the Clearing Systems (or, if the Additional Tier 1 Securities are held in definitive form, to the holders at their address shown on the register for the Additional Tier 1 Securities) on or around the date on which the Settlement Shares Offer Period ends, subject to the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear in effect at such time.

The Conversion Trigger Notice shall specify the Suspension Date. On the Suspension Date, the relevant Clearing System shall block all positions relating to the Additional Tier 1 Securities held in the relevant Clearing System, which will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities through such Clearing System. As a result, holders and beneficial owners of the Additional Tier 1 Securities will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a holder or beneficial owner of the Additional Tier 1 Securities may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by such Clearing System and will not be settled through such Clearing System. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of Euronext Dublin or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

On the Suspension Date, LBG shall deliver a notice in accordance with “—Notice” below to the Trustee and to the holders of the Additional Tier 1 Securities (a “Settlement Request Notice”) via each of the Clearing Systems requesting that holders of the Additional Tier 1 Securities complete a notice to be delivered to the Settlement Share Depository, with a copy to the Trustee (a “Settlement Notice”). The Settlement Request Notice shall specify (i) the date by which the Settlement Notice must be received by the Settlement Share Depository (the “Notice Cut-off Date”) and (ii) the date on which the Additional Tier 1 Securities in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be canceled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date (the “Final Cancellation Date”).

In order to obtain delivery of the relevant Settlement Shares, ADSs or Alternative Consideration, a holder must deliver its Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Settlement Notice shall be in the form acceptable to the Clearing Systems and shall contain: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the date of such notice, (iii) the name to be entered in LBG’s share register, (iv) whether Settlement Shares are to be delivered to the holder or ADSs are to be deposited on behalf of the holder into LBG’s ADS facility, (v) the details of the CREST or other clearing system account, details of the registered account in LBG’s ADS facility, or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through the Clearing Systems) should be delivered, and (vi) such other details as may be required by the Settlement Share Depository.

If the Additional Tier 1 Securities are held through the Clearing Systems, the Settlement Notice must be given in accordance with the standard procedures of the relevant Clearing System and in a form acceptable to such Clearing System and the Settlement Share Depository from time to time. If the Additional Tier 1 Securities are in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Additional Tier 1 Security.

Subject as provided herein and provided the Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depository on behalf of, the holder of the relevant Additional Tier 1 Securities completing the relevant Settlement Notice or its nominee in accordance with the instructions given in such Settlement Notice on the applicable Settlement Date.

Each Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, may result in such Settlement Notice being treated by the Settlement Share Depository as null and void. Any determination as to whether any Settlement Notice has been properly completed and delivered shall be made by the Settlement Share Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

The Settlement Shares (and the Settlement Share component, if any, of any Alternative Consideration) and ADSs will not be available for delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Settlement Notice

If a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are not delivered to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is so delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date and any holder of the Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Alternative Consideration, Settlement Shares or ADSs (to be deposited with the ADS Depository on its behalf). LBG shall have no liability to any holder or beneficial owner of the Additional Tier 1 Securities for any loss resulting from such holder not receiving any Alternative Consideration, Settlement Shares or ADSs or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of Settlement Shares for which holders elect to be converted into ADSs as specified in the Settlement Notice, the Settlement Share Depository shall deposit with the ADS Depository, the number of Settlement Shares to be issued upon Automatic Conversion of the Additional Tier 1 Securities, and the ADS Depository shall issue the corresponding number of ADSs to such holder (per the ADS-to-Ordinary Share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the holder will become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

For the purposes of these provisions:

“ADS Depository” means The Bank of New York Mellon, as the depositary under the Amended and Restated Deposit Agreement between LBG and The Bank of New York Mellon.

“Alternative Consideration” means, in respect of each Additional Tier 1 Security and as determined by LBG (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer), (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security (less an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had LBG not elected that the Settlement Share Depository should carry out a Settlement Shares Offer;

“Cancellation Date” means (i) with respect to any Additional Tier 1 Security for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Additional Tier 1 Security for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Settlement Date” means:

(i)  with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has not elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is two (2) Business Days after the latest of (i) the Conversion Date, (ii) the date on which LBG announces that it will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which LBG is entitled to give a Settlement Shares Offer Notice), and (iii) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)  with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is the later of (a) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (b) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)  with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, to holders and beneficial owners of the Additional Tier 1 Securities.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Additional Tier 1 Securities, by purchasing or acquiring the Additional Tier 1 Securities, each holder (including each beneficial owner) of the Additional Tier 1 Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Additional Tier 1 Securities; and/or (iii) the amendment or alteration of the maturity of the Additional Tier 1 Securities, or amendment of the amount of interest due on the Additional Tier 1 Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. Bail-in Power may be exercised by means of variation of the terms of the Additional Tier 1 Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any U.K. Bail-in Power. Each holder and each beneficial owner of the Additional Tier 1 Securities further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Additional Tier 1 Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. Bail-in Power.

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. Bail-in Power in respect of the Additional Tier 1 Securities having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Additional Tier 1 Securities would be treated equally in respect of the exercise of the U.K. Bail-in Power with all the claims of holders of all other obligations of LBG which constitute Additional Tier 1 Capital of LBG that would rank pari passu with the Additional Tier 1 Securities upon an insolvency of LBG.

No repayment of the principal amount of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group.

See also “Risk Factors—Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power imposed by the relevant U.K. resolution authority.”

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Base Indenture shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities.

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Additional Tier 1 Securities or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities will be a default or an event of default for any purpose.

By purchasing or acquiring the Additional Tier 1 Securities, each holder and each beneficial owner of the Additional Tier 1 Securities: (i) acknowledges and agrees that the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority in respect of the Additional Tier 1 Securities shall not give rise to a default or an event of default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities; and (iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Additional Tier 1 Securities under Section 5.12 (Control by Holders) of the Base Indenture, and (b) neither the Base Indenture nor the Sixth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority, any of the Additional Tier 1 Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such Additional Tier 1 Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Additional Tier 1 Securities following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.

By purchasing or acquiring the Additional Tier 1 Securities, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (ii) authorized, directed and requested the Clearing Systems and any direct participant in such Clearing System or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities, we shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.  Any delay or failure by us in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. Bail-in Power.

For a discussion of certain risk factors relating to the U.K. Bail-in Power, see “Risk Factors—Risks relating to the Additional Tier 1 Securities”.

Enforcement Events and Remedies

There are no events of default under the Additional Tier 1 Securities. In addition, under the terms of the Indenture, neither the Automatic Conversion nor the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Additional Tier 1 Securities will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i) the occurrence of a Winding-up or Administration Event;

(ii) non-payment of principal when due as further described in clause (ii) of “—Remedies” below; or

(iii) breaches of a Performance Obligation.

Remedies

(i) The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event. If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, then the claims in respect of the Additional Tier 1 Securities will be for such amount, and will be subordinated on the basis, as is described under “—Ranking and Liquidation Distribution” above, without any requirement for the Trustee, the holders or the beneficial owners of the Additional Tier 1 Securities to declare such amount to be due and payable.

(ii) Non-payment of principal when due. Subject to the satisfaction of any Conditions to Redemption, Purchase, Substitution or Variation described under “—Redemption, Purchase, Variation and Substitution—Conditions to Redemption, Purchase, Substitution or Variation” above, if LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Additional Tier 1 Securities, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Additional Tier 1 Securities and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG such claims as are set out under “—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

(iii) Breach of a Performance Obligation. In the event of a breach of any term, obligation or condition binding on us under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the Trustee and/or the holders and beneficial owners of the Additional Tier 1 Securities a claim for damages and, in such circumstances, the sole and exclusive remedy that the Trustee and the holders and beneficial owners of the Additional Tier 1 Securities may seek under the Additional Tier 1 Securities and the Indenture is specific performance under New York law. By its purchase or acquisition of the Additional Tier 1 Securities, each Additional Tier 1 holder and each beneficial owner of the Additional Tier 1 Securities acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against LBG in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the Trustee may seek under the Additional Tier 1 Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—The Additional Tier 1 Securities do not contain events of default and the remedies available to holders and beneficial owners of the Additional Tier 1 Securities are limited”.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the holders or beneficial owners of the Additional Tier 1 Securities, provided that (1) Trustee and the holders and beneficial owners of the Additional Tier 1 Securities shall have such rights and powers as they are required to have under the TIA, including the right of any holder of the Additional Tier 1 Securities to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination and waiver of set off provisions set forth in the Indenture and (2) such limitations shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination and waiver of set off provisions set forth in the Indenture.

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Trustee’s Duties

The Trustee has only its express duties set forth in the Indenture and no implied duties; provided, however, if an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities may on behalf of all holders of the Additional Tier 1 Securities waive any past Enforcement Event that results from a breach by LBG of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Additional Tier 1 Securities may not waive any past default that results from a Winding-up or Administration Event or non-payment of principal when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the Additional Tier 1 Securities, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Additional Tier 1 Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holders of the Additional Tier 1 Securities(s) not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

Limitation on Suits

Before a holder of the Additional Tier 1 Securities may bypass the Trustee and bring its own suit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Additional Tier 1 Securities, the following must occur:

•	the holder must give the Trustee written notice that an Enforcement Event has occurred;

•	the holders of 25% in outstanding principal amount of the Additional Tier 1 Securities must make a written request that the Trustee take action and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities of taking that action; and

•	the Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of the Additional Tier 1 Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the Additional Tier 1 Securities under the TIA, absent such holder’s consent, to sue for any payments due but unpaid with respect to the Additional Tier 1 Securities.

Undertakings

While any Additional Tier 1 Security remains outstanding, LBG shall (if and to the extent permitted by the Applicable Regulations from time to time and only to the extent that such undertaking would not cause a Regulatory Event to occur) save with the approval of an extraordinary shareholder resolution:

(i)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, upon Automatic Conversion of the Additional Tier 1 Securities, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)	in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that the Newco Scheme is an Exempt Newco Scheme and that immediately after completion of the Scheme of Arrangement, any amendments to the Indenture in accordance with “—Modification and Amendments” below as may be necessary to ensure that the Additional Tier 1 Securities may be converted into, or exchanged for, ordinary shares or units or the equivalent in Newco as described in this prospectus and in accordance with the Indenture;

(iii)	use all reasonable endeavors to ensure that the Settlement Shares issued upon Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)	following the Automatic Conversion of the Additional Tier 1 Securities, take all reasonable actions as may be necessary to (a) register any additional ADSs, (b) deposit a sufficient number of ADSs with the ADS Depository, and (c) ensure that such ADSs shall continue to be listed on the New York Stock Exchange or, if the ADSs cease to be listed on such exchange, to be admitted to trading on a national securities exchange in the United States;

(v)	notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Automatic Conversion of the Additional Tier 1 Securities to be satisfied in full;

(vi)	in circumstances where the Additional Tier 1 Securities contemplate the appointment of a Settlement Share Depository, LBG shall use all reasonable endeavors to promptly appoint such Settlement Share Depository; and

(vii)	where the provisions of the Indenture require or provide for a determination by an Independent Adviser, LBG shall use all reasonable endeavors promptly to appoint an Independent Adviser for such purpose.

Further Issues

LBG may, without the consent of the holders of the Additional Tier 1 Securities, issue further Additional Tier 1 Securities having the same ranking and same interest rate, redemption terms and other terms as the Additional Tier 1 Securities described in this prospectus other than the price to the public and issue date as the Additional Tier 1 Securities offered hereby. There is no limitation on the amount of Additional Tier 1 Securities or other debt securities that we may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Additional Tier 1 Securities or securities with similar, different or no Trigger Event provisions.

Notice

All notices regarding the Additional Tier 1 Securities will be deemed to be validly given if sent by first class mail to the holders of the Additional Tier 1 Securities at their addresses recorded in the register, and will be deemed to have been so given on the third calendar day after being so mailed.

Until such time as any definitive securities are issued, there may, so long as any Global Certificates representing the Additional Tier 1 Securities are held in their entirety through the common depositary for the Clearing Systems, be substituted for such mailing the delivery of the relevant notice to Clearstream, Luxembourg and Euroclear for communication by them to their respective accountholders, in accordance with the relevant Clearing System’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. Such notice will be deemed to have been given on the date on which such notice is so provided to the relevant Clearing System for onwards communication.

Notices to be given by any holder of the Additional Tier 1 Securities to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Additional Tier 1 Securities are represented by a global certificate, such notice may be given by any holder to the Trustee through Clearstream, Luxembourg and/or Euroclear in such manner as Clearstream, Luxembourg and/or Euroclear, as applicable, may approve for this purpose.

If and for so long as the Additional Tier 1 Securities are admitted to trading on the Global Exchange Market of Euronext Dublin, notices will also be given in accordance with any applicable requirements of such stock exchange. Any such notices delivered to the Global Exchange Market of Euronext Dublin will also be published by Euronext Dublin for so long as its rules so require.

Modification and Amendments

We and the Trustee may make certain modifications and amendments to the Indenture with respect to the Additional Tier 1 Securities without the consent of the holders of the Additional Tier 1 Securities, including, but not limited to, reflect changes to procedures relating to Automatic Conversion, delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, procuring that Newco is substituted as issuer under the Additional Tier 1 Securities and to give effect to any variation to the terms of the Additional Tier 1 Securities as a result of any exercise of any U.K. Bail-in Power. Other modifications and amendments may be made to the Indenture with the consent of holders of the Additional Tier 1 Securities of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each Additional Tier 1 Security affected that would:

•	reduce the principal amount of, the interest rates of, or the payments with respect to the Additional Tier 1 Securities other than as permitted under the Indenture;

•	change any obligation to pay any Additional Amounts;

•	change the currency of payment;

•	reduce the percentage in aggregate principal amount of outstanding the Additional Tier 1 Securities necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture;

•	modify the subordination and waiver of set off provisions or the terms of our obligations in respect of the payment of amounts due and payable on the Additional Tier 1 Securities in a manner adverse to the holders, in each case other than as permitted under the Indenture; or

•	modify the above requirements.

No supplemental indenture may, without the consent of each holder of an outstanding the Additional Tier 1 Security affected by such supplemental indenture, make any change that adversely affects the Automatic Conversion of any of the Additional Tier 1 Securities. Notwithstanding the foregoing, in the event of a Newco Scheme, LBG may, without the consent of holders or beneficial owners of the Additional Tier 1 Securities, at its option, procure that Newco is substituted as issuer under the Additional Tier 1 Securities in the place of LBG.

In addition to the permitted amendments described in the preceding paragraph, LBG and the Trustee may amend or supplement the Indenture or the Additional Tier 1 Securities without the consent of any holder or beneficial owner of the Additional Tier 1 Securities to conform the provisions of the Indenture to this “Description of the Additional Tier 1 Securities” section in this prospectus.

Notwithstanding the above, no modifications and amendments to the Indenture shall become effective, and a Newco may not be substituted as issuer, unless LBG shall have given such notice as is required by, and received such permission from, the Relevant Regulator as is required by the Relevant Regulator under the Applicable Regulations. The Trustee is entitled to request and rely on an officer’s certificate from LBG as to the satisfaction of this condition precedent to any modification, amendment or substitution without further enquiry.

Governing Law

The Additional Tier 1 Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Additional Tier 1 Securities which will be governed by and construed in accordance with Scots law.

Trustee and Agents

The Trustee for Additional Tier 1 Securities will be The Bank of New York Mellon, acting through its London Branch. The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus.

The Bank of New York Mellon, acting through its London Branch will initially act as Paying Agent. The Bank of New York Mellon, acting through its London Branch, will act as Calculation Agent for the Additional Tier 1 Securities, and LBG may appoint additional or successor agents (together, the “Agents”).

LBG will procure that there will at all times be a Paying Agent and a Calculation Agent. LBG is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, LBG may appoint a financial advisor with appropriate expertise. Furthermore, LBG is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, LBG will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial advisor with appropriate expertise as Agent in the relevant capacity.  Such appointment or termination will be published without undue delay in accordance with the Indenture, or, should this not be possible, be published in another appropriate manner.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Additional Tier 1 Securities that acquire the Additional Tier 1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Additional Tier 1 Securities, including in relation to interest cancellation, the Automatic Conversion, the U.K. Bail-in Power, the Settlement Shares Offer and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

Form of Additional Tier 1 Securities, Clearance and Settlement

General

The Additional Tier 1 Securities shall initially be represented by one or more Global Certificates in registered form, without coupons attached, will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear and will be registered in the name of such common depositary or its nominee. Unless and until the Additional Tier 1 Securities are exchanged in whole or in part for other securities under the terms of the Indenture or the Global Certificates are exchanged for definitive securities, the Global Certificates may not be transferred except as a whole by a Clearing System or its common depositary or the common depositary’s nominee to a nominee or a successor of such Clearing System or its common depositary or the common depositary’s nominee.

So long as a Clearing System, or its respective common depositary or nominee, is the holder of the Global Certificates, such Clearing System, or its common depositary or nominee, will be considered the sole holder of such Global Certificates for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Additional Tier 1 Securities registered in its name, receive or be entitled to receive physical delivery of Additional Tier 1 Securities in definitive form or be considered the owner or holder of the Additional Tier 1 Securities under the Indenture. Each person having an ownership or other interest in the Additional Tier 1 Securities must rely on the procedures of the relevant Clearing System, and, if a person is not a participant in such Clearing System, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indentures.

Payments on the Global Debt Security

Payments of any amounts in respect of the Additional Tier 1 Securities will be made to beneficial owners of the Additional Tier 1 Securities in accordance with the rules and procedures of the relevant Clearing System. Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the Clearing Systems and any beneficial owner of an interest in Additional Tier 1 Securities, or the failure of the Clearing Systems or any intermediary to pass through to any beneficial owner any payments that are made to the Clearing Systems.

Euroclear and Clearstream, Luxembourg

Euroclear has advised us as follows: Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or capital securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream, Luxembourg has advised us as follows: Clearstream, Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Issuance of Definitive Securities

So long as a Clearing System or its common depositary or the common depositary’s nominee holds Global Certificates in respect of the Additional Tier 1 Securities, such Global Certificates will not be exchangeable for definitive securities unless:

•	such Clearing System notifies the Trustee that it is unwilling or unable to continue to act as depositary for the Additional Tier 1 Securities or such Clearing System ceases to be a clearing agency registered under the Exchange Act; or

•	a Winding-up or Administration Event occurs.

Each person having an ownership or other interest in the Additional Tier 1 Securities must rely exclusively on the rules or procedures of the relevant Clearing System, and any agreement with any direct or indirect participant of such Clearing System or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.

Definitive Additional Tier 1 Securities will be issued in registered form only. To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register. Payments will be made in respect of the Additional Tier 1 Securities by transfer to the holder’s account in London. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive Additional Tier 1 Securities in exchange for Global Certificates, the Clearing System, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that such Clearing System specifies pursuant to its internal procedures.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the Additional Tier 1 Securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Certain Defined Terms

In this “Description of the Additional Tier 1 Securities” the following terms have the following meanings:

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, ten (10) consecutive dealing days) ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (5) (or ten (10)) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), then:

(i)	if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) dealing days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) consecutive dealing days) (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) (or ten (10)) dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other Regulated Market as LBG or Newco may determine.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Adviser), the Fair Market Value (a) of such Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, options, warrants or other rights are publicly traded; (iv) where Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of LBG or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing and expertise appointed by LBG at its own expense.

“Junior Securities” means (i) any Ordinary Share or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event occurring prior to a Trigger Event.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the shareholders of LBG immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and LBG; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement (disregarding de minimis holdings by initial subscribers, if applicable); (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of LBG; (iv) all Subsidiaries of LBG immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of LBG) are Subsidiaries of LBG (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement LBG (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by LBG immediately prior to the Scheme of Arrangement.

“Relevant Currency” means pounds sterling or, if at the relevant time or for the purposes of the relevant calculation or determination there is a Relevant Stock Exchange but the London Stock Exchange is not the Relevant Stock Exchange (or is the Relevant Stock Exchange but the Ordinary Shares or Relevant Shares are not quoted or dealt in thereon in pounds sterling), the currency in which the Ordinary Shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” in respect of any payment on any Additional Tier 1 Security, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Additional Tier 1 Securities, (if earlier) the date seven days after that on which notice is duly given to the Additional Tier 1 Security that, upon further presentation of the Additional Tier 1 Security (or the Global Certificate) being made in accordance with the terms of the Additional Tier 1 Securities, such payment will be made, provided that payment is in fact made upon such presentation.

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing (if any).

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of LBG) to be appointed by LBG on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the holders and beneficial owners of the Additional Tier 1 Securities, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such holders and beneficial owners of the Additional Tier 1 Securities in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer on terms consistent with the Indenture.

“Securities” means any securities including, without limitation, shares in the capital of LBG, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of LBG (and each a “Security”).

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act 2006.

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Security on any dealing day, the order book volume-weighted average price of an Ordinary Share or Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of a Security (other than Ordinary Shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate.

Certain U.K. and U.S. Federal Tax Consequences

General

The comments below are of a general nature and are not intended to be exhaustive. They assume that there will be no substitution of the Issuer or further issues of securities that will form a single series with the Additional Tier 1 Securities, and do not address the consequences of any such substitution or further issue (notwithstanding that such substitution or further issue may be permitted by the terms and conditions of the Additional Tier 1 Securities). Any holders who are in doubt as to their own tax position should consult their professional advisers.

U.K. Tax Consequences

The following is a summary at the date hereof of the United Kingdom withholding taxation treatment in relation to payments of principal and interest in respect of the Additional Tier 1 Securities and of the United Kingdom stamp duty and stamp duty reserve tax implications of the issue and transfer of the Additional Tier 1 Securities.  It is based on current law and the practice of Her Majesty's Revenue and Customs (“HMRC”), which may be subject to change, sometimes with retrospective effect.  The comments do not deal with other United Kingdom tax aspects of acquiring, holding or disposing of Additional Tier 1 Securities.  The comments relate only to the position of persons who are absolute beneficial owners of the Additional Tier 1 Securities.  The following is a general guide for information purposes and should be treated with appropriate caution.  It is not intended as tax advice and it does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser.  Holders of the Additional Tier 1 Securities who are in any doubt as to their tax position should consult their professional advisers.  Holders of the Additional Tier 1 Securities who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the Additional Tier 1 Securities are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the Additional Tier 1 Securities.  In particular, Holders of the Additional Tier 1 Securities should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the Additional Tier 1 Securities even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.

Withholding

The Additional Tier 1 Securities which carry a right to interest will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognized stock exchange (within the meaning of section 1005 of the Income Tax Act 2007 for the purposes of section 987 of the Income Tax Act 2007) or admitted to trading on a multilateral trading facility operated by a regulated recognized stock exchange (within the meaning of section 987 of the Income Tax Act 2007). While the Additional Tier 1 Securities are and continue to be quoted Eurobonds, payments of interest by the Issuer may be made without withholding or deduction for or on account of United Kingdom income tax. The Irish Stock Exchange (Euronext Dublin) is a recognized stock exchange.  The Issuer's understanding of current HMRC practice is that securities which are officially listed and admitted to trading on the Global Exchange Market of that Exchange may be regarded as “listed on a recognized stock exchange” for these purposes.

If the Additional Tier 1 Securities cease to be quoted Eurobonds, interest which has a United Kingdom source will generally be paid by the Issuer under deduction of income tax at the basic rate (currently 20 per cent) unless: (i) another relief applies under domestic law; or (ii) the Issuer has received a direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If interest were paid under deduction of United Kingdom income tax (e.g. if the Additional Tier 1 Securities ceased to be quoted Eurobonds), holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

Stamp Duty and Stamp Duty Reserve Tax

The Finance Act 2019 introduced a regime for hybrid capital instruments (the “HCI rules”). The HCI rules contain an exemption from all stamp duties on transfer so that no liability to United Kingdom stamp duty or stamp duty reserve tax (“SDRT”) should arise on the issue or transfer of the Additional Tier 1 Securities provided that the Additional Tier 1 Securities each constitute a “hybrid capital instrument” for the purposes of the HCI rules and there are no arrangements, the main purpose, or one of the main purposes, of which is to secure a tax advantage.

The Additional Tier 1 Securities should constitute “hybrid capital instruments” for the purposes of the HCI rules provided that:

•	the Issuer is entitled to defer or cancel a payment of interest under the Additional Tier 1 Securities;

•	the Additional Tier 1 Securities “have no other significant equity features”; and

•	the Issuer has made an election in respect of the Additional Tier 1 Securities.

The Additional Tier 1 Securities would “have no other significant equity features” provided that:

•	the Additional Tier 1 Securities carry neither significant voting rights in the Issuer nor a right to exercise a dominant influence over the Issuer;

•	any provision in the Additional Tier 1 Securities for altering the amount of the principal is limited to write-down or conversion events in certain qualifying cases and that is not a right exercisable by the holders; one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement; and

•	any provision for the holder to receive anything other than interest or principal is limited to conversion events in qualifying cases.

The Issuer has made a valid hybrid capital election in respect of the Additional Tier 1 Securities, in accordance with the provisions of section 475C of the Corporation Tax Act 2009 and the Additional Tier 1 Securities are not being issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage for any person. Consequently, the Issuer believes that the HCI rules should apply to the Additional Tier 1 Securities such that they would benefit from exemption from all stamp taxes applicable to the issuance or transfer of the Additional Tier 1 Securities.

No United Kingdom stamp duty or SDRT will be payable by a holder on a cash redemption of the Additional Tier 1 Securities in accordance with the terms and conditions of the Additional Tier 1 Securities.

No liability to United Kingdom stamp duty or SDRT will generally arise for a holder on the redemption of the Additional Tier 1 Securities, and the issue of any Ordinary Shares, under a Conversion of the Additional Tier 1 Securities into Ordinary Shares, in accordance with the terms and conditions of the Additional Tier 1 Securities. United Kingdom stamp duty and SDRT may be payable in relation to a Settlement Shares Offer.

The above description of the United Kingdom stamp duty and SDRT position does not deal with the issue, transfer or agreement to transfer of any Relevant Shares of an Approved Entity.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences of the ownership and disposition of the Additional Tier 1 Securities to a U.S. Holder described below that purchases the Additional Tier 1 Securities in their initial offering at their issue price and will hold the Additional Tier 1 Securities and any Settlement Shares or ADSs representing Settlement Shares as capital assets. For purposes of this discussion, a “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of an Additional Tier 1 Security, Settlement Share or ADS representing a Settlement Share and (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax and tax consequence that may apply to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or electing traders in securities that use a mark-to-market method of tax accounting;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt entities;

•	persons that own or are deemed to own 10% or more of the voting power or value of our stock;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons holding the Additional Tier 1 Securities, Settlement Shares or ADSs in connection with a trade or business conducted outside the United States.

If a partnership holds an Additional Tier 1 Security, Settlement Share or ADS, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisers regarding the tax consequences of owning or disposing of an Additional Tier 1 Security, Settlement Share or ADS.

This discussion does not address the special tax accounting rules set forth in Section 451(b) of the Code, which may require certain U.S. Holders that are accrual-method taxpayers to conform their income inclusions to their financial statements and therefore recognize income on the Additional Tier 1 Securities possibly earlier than as described below. U.S. Holders that are accrual-method taxpayers should consult their tax advisers concerning the application of these rules in their particular situation.

Except as described below, this discussion assumes that LBG was not, and will not become, a “passive foreign investment company” for U.S. federal income tax purposes (a “PFIC”) for any taxable year. See “Passive Foreign Investment Company (PFIC) Considerations” below.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of a U.S. Holder.  In addition, this summary does not address the tax treatment of the Additional Tier 1 Securities following any exercise of the U.K. Bail-in Power, the tax consequences of any variation or substitution of the Additional Tier 1 Securities as described in “Description of the Additional Tier 1 Securities—Redemption, Purchase, Variation and Substitution—Substitution or Variation,” the tax consequences of the conversion of Additional Tier 1 Securities to Relevant Shares of an Approved Entity as described in “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event,” the tax consequences of any Settlement Shares Offer as described in “Description of the Additional Tier 1 Securities— Conversion—Conversion Procedures—Settlement Shares Offer” or the ownership and disposition of any Relevant Shares, as the U.S. tax treatment of any of these transactions will depend on its terms and facts that are not yet known. U.S. Holders should consult their tax advisers as to the tax consequences in their particular circumstances of the ownership, disposition and, if applicable, any conversion or exchange of the Additional Tier 1 Securities and the ownership and disposition of any Settlement Shares, ADSs or Relevant Shares.

Taxation of the Additional Tier 1 Securities

Characterization of the Additional Tier 1 Securities

We believe, and the remainder of this discussion assumes, that the Additional Tier 1 Securities will be treated as equity for U.S. federal income tax purposes.

Taxation of Stated Interest Payments

Payments of stated interest (including U.K. taxes withheld and additional amounts paid with respect thereto, if any) will constitute dividend income for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that such payments will be reported to U.S. Holders as dividends. The payments will not be eligible for the dividends-received deduction generally allowed to corporate U.S. Holders. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at the favourable rates applicable to long-term capital gain. Non-corporate U.S. Holders should consult their own tax advisers to determine whether they are subject to any special rules that limit their ability to be taxed at these favourable rates. The amount of a dividend includible in income by a U.S. Holder will be the U.S. dollar value of the pounds sterling received, calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the pounds sterling are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the pounds sterling are converted into U.S. dollars after the date of receipt, the U.S. Holder may have foreign currency gain or loss, which will be taxed as U.S.-source ordinary income or loss. Dividends will be foreign-source income. If the Additional Tier 1 Securities cease to be listed on a recognized stock exchange (as described in “U.K. Tax Consequences—Withholding”), U.S. Holders should consult their tax advisers regarding the consequences of any U.K. withholding tax.

Constructive Distributions

The Conversion Price in respect of the Additional Tier 1 Securities may be adjusted in certain circumstances pursuant to anti-dilution provisions. Under the Code and applicable Treasury regulations, conversion price adjustments (or lack thereof) that have the effect of increasing the interests of owners of convertible securities in an issuer’s assets or earnings and profits may, in certain circumstances (including in the case of adjustments for cash dividends), result in a deemed distribution to the beneficial owners of the securities.  Any deemed distribution will generally be taxable as a dividend, as described above.  U.S. Holders should consult their tax advisers as to the application of these rules to the Additional Tier 1 Securities and the tax consequences of any adjustments to the Conversion Price.

Sale, Redemption or Other Taxable Disposition

Upon the sale, redemption or other disposition of an Additional Tier 1 Security (other than the receipt of Settlement Shares or ADSs upon an Automatic Conversion, which will be treated as described below), a U.S. Holder will generally recognize capital gain or loss for U.S. federal income tax purposes, provided that, in the case of a redemption, the U.S. Holder does not own, and is not deemed to own, any of our ordinary shares at such time (or the redemption is not otherwise treated as “essentially equivalent to a dividend”). The amount of such gain or loss will equal the difference between the amount realized and the U.S. Holder’s tax basis in such Additional Tier 1 Security, in each case as determined in U.S. dollars. Any capital gain or loss will generally be U.S.-source and will be long-term capital gain or loss if the U.S. Holder has held the Additional Tier 1 Security for more than one year. The deductibility of capital losses is subject to limitations.

Consequences of an Automatic Conversion

A conversion of Additional Tier 1 Securities into Settlement Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder’s tax basis in, and holding period for, the Settlement Shares or ADSs received upon conversion will generally be the same as the U.S. Holder’s tax basis in, and holding period of, the Additional Tier 1 Securities.

Taxation of the Settlement Shares and ADSs

This discussion, to the extent it relates to ADSs, assumes that each obligation under the ADS deposit agreement will be performed in accordance with its terms. In general, a U.S. Holder of ADSs will be treated as the owner of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges Settlement Shares for ADSs, or exchanges ADSs for the underlying ordinary shares.

Taxation of Distributions

Distributions paid on Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of Additional Tier 1 Securities—Taxation of Stated Interest Payments”, with the following modifications. In the case of ADSs, a dividend will be included in a U.S. Holder’s income on the date of the ADS depositary’s receipt of the dividend. The amount of any dividend includible in income by a U.S. Holder will be the U.S. dollar value of the pounds sterling received, calculated by reference to the exchange rate in effect on the date of receipt by the U.S. Holder in the case of Settlement Shares, or the ADS depositary in the case of ADSs, regardless of whether the payment is in fact converted into U.S. dollars on such date. A U.S. Holder may be required to recognize foreign currency gain or loss with respect to a dividend as described in “—Taxation of Additional Tier 1 Securities—Taxation of Stated Interest Payments.”

Sale or Other Taxable Disposition

A U.S. Holder’s sale or other taxable disposition of Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of Additional Tier 1 Securities—Sale, Redemption or Other Taxable Disposition”.

Passive Foreign Investment Company (PFIC) Considerations

In general, a foreign corporation will be a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules”, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. Although interest income is generally passive income, under proposed Treasury regulations (which are proposed to be effective for taxable years beginning after 1994, and on which taxpayers may rely pending finalization) certain banking income of licensed active banks is treated as non-passive. We do not expect to be a PFIC in the current taxable year. However, because the proposed Treasury regulations may not be finalized in their current form and because our PFIC status for any taxable year depends on the composition of our income and assets, the value of our assets and the manner in which we operate our business, there can be no assurance that we will not be a PFIC for any taxable year.  If we are a PFIC for any taxable year during which a U.S. Holder owns Additional Tier 1 Securities, Settlement Shares or ADSs, the U.S. Holder will generally be subject to adverse U.S. federal income tax consequences and certain reporting obligations. U.S. Holders should consult their own tax advisers as to the potential application of the PFIC rules to the ownership and disposition of the Additional Tier 1 Securities, Settlement Shares or ADSs.

Information Reporting and Backup Withholding

Payments on, and proceeds from the disposition of, Additional Tier 1 Securities, Settlement Shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Underwriting (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Additional Tier 1 Securities. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the respective principal amounts of the Additional Tier 1 Securities indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Additional Tier 1 Securities
Barclays Bank PLC	£
J.P. Morgan Securities plc	£
Lloyds Bank Corporate Markets plc	£
RBC Europe Limited	£
The Toronto-Dominion Bank	£
Total	£

The Underwriters propose to offer the Additional Tier 1 Securities directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Additional Tier 1 Securities offered by this prospectus supplement if any are purchased. The offering of the Additional Tier 1 Securities by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the Underwriters or such affiliate on behalf of the Underwriter in such jurisdiction.

Conflicts of Interest

Lloyds Bank Corporate Markets plc, one of the Underwriters, is an affiliate of LBG. Lloyds Securities Inc., an affiliate of Lloyds Bank Corporate Markets plc and LBG, is the selling entity for Lloyds Bank Corporate Markets plc in the United States. Any distribution of the Additional Tier 1 Securities offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Additional Tier 1 Securities unless the Additional Tier 1 Securities are investment grade rated (within the meaning of Rule 5121) or are Additional Tier 1 Securities in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable. Kelvina Smith, the agent for service of process and authorized U.S. representative of this registration statement, is the Chief Legal Officer of Lloyds Securities Inc. and Deputy Chief Legal Officer, North America of Lloyds Bank Corporate Markets plc.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Additional Tier 1 Securities on Euronext Dublin. The Additional Tier 1 Securities are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Additional Tier 1 Securities, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Additional Tier 1 Securities.

In this prospectus supplement, the term “the offering” means the initial offering of the Additional Tier 1 Securities made in connection with their original issuance and not any subsequent resales of Additional Tier 1 Securities in market-making transactions.

The Additional Tier 1 Securities will settle through the facilities of Euroclear and/or Clearstream, Luxembourg. The ISIN for the Additional Tier 1 Securities is                  and the Common Code is                                 ..

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Additional Tier 1 Securities will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Additional Tier 1 Securities (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in two U.S. business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Additional Tier 1 Securities on the date of pricing or the next two succeeding U.S. business days will be required, by virtue of the fact that the Additional Tier 1 Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Additional Tier 1 Securities who wish to trade Additional Tier 1 Securities on the date of pricing or the next two succeeding U.S. business days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus supplement may be used by Lloyds Bank Corporate Markets plc in connection with offers and sales of the Additional Tier 1 Securities in market-making transactions. In a market-making transaction, Lloyds Bank Corporate Markets plc may resell an Additional Tier 1 Security it acquires from other holders, after the original offering and sale of the Additional Tier 1 Security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Bank Corporate Markets plc may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Bank Corporate Markets plc acts as principal, or as agent for both counterparties in a transaction in which Lloyds Bank Corporate Markets plc does not act as principal. Lloyds Bank Corporate Markets plc may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Additional Tier 1 Securities described in this prospectus supplement. This amount does not include Additional Tier 1 Securities sold in market-making transactions. The latter include Additional Tier 1 Securities to be issued after the date of this prospectus supplement, as well as Additional Tier 1 Securities previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Bank Corporate Markets plc or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Additional Tier 1 Security is being purchased in its original offering and sale, you may assume that you are purchasing your Additional Tier 1 Security in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Additional Tier 1 Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Additional Tier 1 Securities than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Additional Tier 1 Securities while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Additional Tier 1 Securities sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Additional Tier 1 Securities. As a result, the price of the Additional Tier 1 Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. Underwriters are under no obligation to stabilize.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, hedging, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies.  Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Additional Tier 1 Securities offered hereby.  Any such short positions could adversely affect future trading prices of the Additional Tier 1 Securities offered hereby.  The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

PRIIPs Regulation / Prohibition of sales to EEA retail investors

Each Underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Additional Tier 1 Securities which are the subject of the offering contemplated by this prospectus supplement in relation thereto to any retail investor in the EEA.  For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Canada

Each Underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Additional Tier 1 Securities, the Additional Tier 1 Securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement, the underlying prospectus or the merits of the Additional Tier 1 Securities and any representation to the contrary is an offence.

Each Underwriter has represented and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any Additional Tier 1 Securities, directly or indirectly, in Canada or to or for the benefit of any person subject to the securities laws of any province or territory of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a) any offer or sale of the Additional Tier 1 Securities in Canada will be made only to only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that  are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold the Additional Tier 1 Securities as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106;

(b) it is either (i) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the Additional Tier 1 Securities, (ii) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (iii) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c) it has not and will not distribute or deliver any offering memorandum, or any other offering material in connection with any offering of the Additional Tier 1 Securities, in or to a resident of Canada, other than delivery of this prospectus supplement, and otherwise in compliance with applicable Canadian securities laws.

United Kingdom

Each Underwriter has represented and agreed that:

(i) in connection with the distribution of the Additional Tier 1 Securities, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of such Additional Tier 1 Securities or any investments representing the Additional Tier 1 Securities in circumstances in which section 21(1) of the FSMA does not apply to LBG; and

(ii) that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Additional Tier 1 Securities in, from or otherwise involving the United Kingdom.

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Additional Tier 1 Securities to any retail investor in the United Kingdom.  For the purposes of this provision, the expression retail investor means a person who is one (or more) of the following:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Republic of Italy

The offering of the Additional Tier 1 Securities has not been registered pursuant to Italian securities legislation and, accordingly, no Additional Tier 1 Securities may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Additional Tier 1 Securities be distributed in the Republic of Italy, except:

(i) to qualified investors (investitori qualificati), as defined pursuant to Article 2 of Regulation (EU) No. 1129 of 14 June 2017 (the “Prospectus Regulation”) and any application provision of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(ii) in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time, and the applicable Italian laws.

Any offer, sale or delivery of the Additional Tier 1 Securities or distribution of copies of this prospectus supplement or any other document relating to the Additional Tier 1 Securities in the Republic of Italy under (i) or (ii) above must:

(a)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Italian Banking Act”); and

(b)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each underwriter, severally and not jointly, has represented and agreed that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Additional Tier 1 Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Additional Tier 1 Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Additional Tier 1 Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The Additional Tier 1 Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Acgt No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each underwriter, severally and not jointly, has represented and agreed that it has not offered or sold and will not offer or sell any Additional Tier 1 Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter, severally and not jointly, has represented, warranted and agreed that it has not offered or sold any Additional Tier 1 Securities or caused such Additional Tier 1 Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such Additional Tier 1 Securities or cause such Additional Tier 1 Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Additional Tier 1 Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Future Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Additional Tier 1 Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Additional Tier 1 Securities pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Additional Tier 1 Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Expenses of the Offering

We estimate that our total expenses for the offering, excluding underwriting commissions, will be approximately $                         , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Additional Tier 1 Securities. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters relating to Scots law. Allen & Overy LLP, United States counsel for the Underwriters, will pass upon certain United States legal matters for the Underwriters.

Experts

The consolidated financial statements of Lloyds Banking Group plc as at and for the year ended December 31, 2021, incorporated by reference in this prospectus supplement by reference to Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of Lloyds Banking Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements as of December 31, 2020 and for each of the two years in the period ended December 31, 2020 incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

LLOYDS BANKING GROUP plc
DEBT SECURITIES
CAPITAL SECURITIES
ORDINARY SHARES
AMERICAN DEPOSITARY SHARES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities and capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities or capital securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 7, 2022.

table of contents

Page

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	2
LLOYDS BANKING GROUP PLC	3
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL SECURITIES	15
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES	21
DESCRIPTION OF ORDINARY SHARES	26
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	31
PLAN OF DISTRIBUTION	37
LEGAL OPINIONS	39
EXPERTS	40
ENFORCEMENT OF CIVIL LIABILITIES	41
WHERE YOU CAN FIND MORE INFORMATION	42
INCORPORATION OF DOCUMENTS BY REFERENCE	43
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	44

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, capital securities, ordinary shares and American Depositary Shares we may offer, which we also refer to collectively as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Banking Group plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Company” and “LBG” refer to Lloyds Banking Group plc; the term “Group” means Lloyds Banking Group plc, together with its subsidiaries and associated undertakings from time to time; the terms “we”, “our” and “us” refer to Lloyds Banking Group plc as issuer of the relevant securities.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Group. The Group has raised capital, Minimum Required Eligible Liabilities (“MREL”) and funding in various markets from time to time and we expect to continue to raise capital, MREL and funding in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number SC095000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the U.K. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society.

TSB Group plc became operational in 1986 when, following U.K. Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the U.K., the acquisition of Scottish Widows also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the U.K.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the U.K. Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by the Company in January and June 2009 and the Rights Issue completed in December 2009, the U.K. Government acquired 43.4% of the Company’s issued ordinary share capital. Following sales of shares in September 2013 and March 2014 and the completion of trading plans with Morgan Stanley & Co. International plc, the U.K. Government completed the sale of its shares in May 2017, returning the Group to full private ownership.

Pursuant to its decision approving state aid to the Group, the European Commission required the Group to dispose of a retail banking business meeting minimum requirements for the number of branches, share of the U.K. personal current accounts market and proportion of the Group’s mortgage assets. Following disposals in 2014, the Group sold its remaining interest in TSB to Banco de Sabadell in 2015, and all European Commission state aid requirements were met by June 30, 2017.

On June 1, 2017, following the receipt of competition and regulatory approval, the Group acquired 100% of the ordinary share capital of MBNA Limited, which together with its subsidiaries operates a U.K. consumer credit card business, from FIA Jersey Holdings Limited, a wholly-owned subsidiary of Bank of America.

The Group successfully launched its new non ring-fenced bank, Lloyds Bank Corporate Markets plc in 2018, transferring in the non ring-fenced business from the rest of the Group, thereby meeting its legal requirements under ring-fencing legislation.

On October 23, 2018, the Group announced a strategic partnership with Schroders plc to create a market-leading wealth management proposition. The three key components of the partnership are: (i) the establishment of a new financial planning joint venture; (ii) the Group taking a 19.9% stake in Schroders’ high net worth U.K. wealth management business; and (iii) the appointment of Schroders as the active investment manager of approximately £80 billion of the Group’s insurance and wealth related assets. The joint venture, Schroders Personal Wealth, was launched to the market in the third quarter of 2019. The Group’s interest in the joint venture is 50.1%.

On February 1, 2022, the Group announced that it had completed the acquisition of Embark Group, a fast growing investment and retirement platform business. Embark Group will be part of the Group’s Wealth proposition, alongside Schroders Personal Wealth and the Group’s investment in Cazenove Capital.

The Group maintains a website at www.lloydsbankinggroup.com.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by LBG. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures and any related supplemental indentures establishing such debt securities under which we will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and subordinated debt securities that may be issued by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.

Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•     whether they are senior debt securities or subordinated debt securities;

•     their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•     the price or prices at which they will be issued;

•     their maturity date;

•     the annual interest rate or rates, or how to calculate the interest rate or rates;

•     the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•     whether the payment of interest can be deferred;

•     whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•     the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•     the terms of any mandatory or optional redemption, including the amount of any premium;

•     any repurchase or sinking fund provisions;

•     if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•     the currency or currencies in which they are denominated and in which we will make any payments;

•     whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•     provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•     whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•     any modifications or additions to the events of default with respect to the debt securities offered;

•     any additional subordination terms with respect to the subordinated debt securities offered;

•     whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•     provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•     any listing on a securities exchange; and

•     any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the interest only on the debt securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•     the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•     except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•     the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•     the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•     the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•     any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest only on the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of interest on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•     in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•     the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•     on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•     the redemption date;

•     the relevant regular record date or special record date;

•     the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•     the redemption price;

•     that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•     the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•     the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or given its permission in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•     change the stated maturity of the principal amount of any debt security;

•     reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•     reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•     change any obligation to pay Additional Amounts;

•     change the currency of payment;

•     impair the right to institute suit for the enforcement of any payment due and payable;

•     reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•     modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•     modify any of the above requirements.

In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•     LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment;

•     LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•     either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:

•     a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•     an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•     any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•     all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.

Consent to Service of Process

Under the indentures, LBG irrevocably designates Kelvina Smith, Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America, Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

The following is a summary of the general terms of the capital securities we may issue under this registration statement. Each time that capital securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those capital securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your capital security. Capital securities will be issued under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further capital securities. You should also read the indenture and any related supplemental indenture establishing such capital securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Capital securities mean our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the U.S. or the U.K.

We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

•     the specific designation, authorized denomination and aggregate principal amount of the capital securities;

•     whether the capital securities are intended to qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•     whether such capital securities will be dated capital securities with a specified maturity date or undated capital securities with no specified maturity date;

•     the annual interest rate or rates, or how to calculate the interest rate or rates;

•     the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•     whether the payment of interest can or must be deferred or cancelled in certain circumstances or at our option, whether the payment of principal can be deferred and the subordination terms;

•     the price or prices at which they will be issued;

•     whether and how the capital securities may or must be converted into our ordinary shares or any other type of securities, or their cash value, or a combination of these, including upon the occurrence of certain events that may give rise to such conversion;

•     whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•     the times and places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•     the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•     any modifications or additions to the events of default with respect to the capital securities offered;

•     the terms and conditions, if any, under which we may elect to substitute or vary the terms of the capital securities;

•     the currency or currencies in which they are denominated and in which we will make any payments;

•     any index used to determine the amount of any payments on the capital securities;

•     any restrictions that apply to the offer, sale and delivery of the capital securities;

•     whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the capital securities following those developments;

•     any listing on a securities exchange;

•     provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority; and

•     any other or different terms of the capital securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of capital securities.

Capital securities may bear interest at a fixed rate or a floating rate. We may also sell capital securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such capital securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares—Voting Rights”.

If we issue subordinated capital securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the capital securities of a series, by its acquisition of the capital securities, each holder of such capital securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of capital securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Payments

We will make any payments of interest and principal, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may or must be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the capital securities indenture.

Subordination

Each capital security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among capital securities of the same series. The rights and claims of the holders of any series of capital securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts on any series of capital securities will be paid by us without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the U.K. taxing jurisdiction, unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding of any such tax, duty, assessment or governmental charge, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts in respect of payments of interest, if any, on any series of capital securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the capital securities, after such deduction or withholding, shall equal the respective amounts of interest, if any, which would have been payable in respect of such capital securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable with respect to any capital security:

•     held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such capital security by reason of such holder having some connection with the United Kingdom other than the mere holding of such capital security;

•     to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim;

•     to, or to a third party on behalf of, a holder that is a partnership, or a holder that is not the sole beneficial owner of the capital security, or which holds the capital security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment;

•     presented or surrendered for payment more than 30 days after the date payment became due or was provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

•     any combination of the above.

Whenever this prospectus or the relevant prospectus supplement mentions, in any context, the payment of interest on, or in respect of, any capital security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of capital securities without the consent of the holders of such capital securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than 2/3 (two thirds) in aggregate outstanding principal amount of the capital securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would:

•     change the stated maturity, if any, of any principal amount or any interest amounts of any capital security;

•     change the terms of any capital security to include a stated maturity date;

•     reduce the principal amount of, the interest rates of, any premium payable upon the redemption of or the amount of principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of any capital security, other than as permitted under the applicable indenture;

•     change our (or any successor’s) obligation to pay Additional Amounts;

•     change the currency of payment;

•     impair the right to institute suit for the enforcement of any payment due and payable (or, in the case of a redemption or exchange, on or after the redemption date or the exchange date, as the case may be);

•     reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•     modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of amounts due and payable on the capital securities in a manner adverse to the holders; or

•     modify any of the above requirements.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, may require the permission of, or consent from, the PRA.

Events of Default; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of capital securities shall result if either:

•     a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or

•     an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default provided for in a supplemental indenture for any series of capital securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding capital securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such capital securities, of all the capital securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of the series may rescind or annul such declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital security or the indenture (or between obligations which LBG may have under or in respect of any capital security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default—General

Except as otherwise specified in the relevant supplemental indenture with respect to a series of capital securities, the holder or holders of not less than a majority in aggregate principal amount of the outstanding capital securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of principal of any capital security or in respect of a Winding-Up or Administration Event (as defined below). A “Winding-Up or Administration Event” means (i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the capital securities and (ii) do not provide that the capital securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) the appointment of an administrator of LBG and such administrator gives notice that it intends to declare and distribute a dividend.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of capital securities, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any capital securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the capital securities of any series, give to each holder of the capital securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually and within five business days of a written request from the trustee, a statement as to our compliance with all conditions and covenants under the indenture.

Limitation on Suits

No holder of capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of capital securities, before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•     The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•     The holders of not less than 25% in aggregate principal amount of outstanding capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•     The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding capital securities of the relevant series during that period.

Notwithstanding any other provision of the capital securities indenture or the capital securities, the right of any holder of capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the capital securities and under the applicable indenture, immediately after giving effect to such transaction no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The capital securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of capital securities and the indenture will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing our ordinary shares.

Consent to Service of Process

Under the indenture, LBG irrevocably designates Kelvina Smith, Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America, Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES

Form of Debt Securities and Capital Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.

The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•     the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•     we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or

•     at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, incorporated by reference into this document.

Share Capital

As at December 31, 2021, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares, nominal value of 10 pence each	71,022,593	7,102.26
Preference shares, nominal value of 25 pence each	343,414	86.85
Preference shares, nominal value of 25 cents each	87	0.02
Preference shares, nominal value of 25 euro cents each	–	–

Objects of LBG

The objects of LBG are unrestricted.

Rights Attaching to Shares

Any share in LBG may be issued with any preferred, deferred or other special rights (including being denominated in another currency), or subject to such restrictions (whether as regards dividend, returns of capital, voting or otherwise) as LBG may from time to time determine by ordinary resolution or as otherwise provided in the Articles of Association. Subject to statute, LBG may issue any shares which are, or at LBG’s option are, liable to be redeemed. The directors may determine the terms and conditions and manner of such redemption.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

Every holder of ordinary shares who is entitled to be and is present (either in person or by electronic means) (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by them, save that a member will not be entitled to exercise the right to vote carried by such shares if they or any person appearing to be interested in the shares held by them has been duly served with a notice under the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice.

Preference shares confer such rights as may be determined by the directors on allotment, but unless the directors otherwise determine, fully paid preference shares confer identical rights as to voting, capital, dividends (save as to currency of payment thereof and save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date) and otherwise, notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares. There are no limitations imposed by U.K. law or the Articles of Association restricting the rights of non-residents of the U.K. or non-citizens of the U.K. to hold or vote shares of LBG.

General Meetings

Annual general meetings of LBG are to be held, in each period of six months beginning with the day following LBG’s accounting reference date, in Edinburgh or such other place in Scotland (for those participants that are physically present) as the directors shall determine and at a date and time as may be determined by the directors. All other general meetings may be convened whenever the directors think fit and shall be requisitioned in accordance with the requirements of the Articles of Association.

LBG must prepare a notice of meeting in respect of a general meeting in accordance with the requirements of the Articles of Association and the Companies Act 2006. LBG must give at least 21 clear days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 clear days’ notice in writing.

The directors may also decide to hold any general meeting as a combined physical and electronic general meeting. In such case, the directors will provide details of the means for members to attend and participate in the meeting, including the physical place or places of meeting and the electronic platforms. The directors and the chair of a combined physical and electronic general meeting may make any arrangement and impose any requirement or restriction as is: (i) necessary to ensure the identification of those taking part and the security of the electronic communication; and (ii) proportionate to achieving these objectives.

The directors may make arrangements to enable attendance or regulate the level of attendance at any place (including, for a combined physical and electronic meeting, electronic platform) specified in the notice of meeting for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place (including, for a combined physical and electronic meeting, electronic platform), where the chair of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations (including, for a combined physical and electronic meeting, electronic platforms). The chair of a general meeting has express authority to adjourn the meeting if, in the chair’s opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting.

The processes and procedures for the conduct of a general meeting (including adjourning meetings, voting, amending resolutions and appointing proxies) is established under the Articles of Association and the Companies Act 2006. The chair of a general meeting shall be entitled to take any action the chair considers appropriate for properly and orderly conduct before and during a general meeting. The directors shall be entitled to ask persons wanting to attend to submit to searches or other security arrangements as such directors consider appropriate.

At any general meeting which is held only as a physical meeting, a resolution put to the vote of the meeting will be decided on a poll unless the chair determines that the resolution will be decided on a show of hands. At any general meeting which is held as a combined physical and electronic meeting, any resolution and any proposed amendments to it put to the vote of the meeting shall be decided on a poll.

The quorum necessary for the transaction of business at a general meeting is three members present at the general meeting or represented by proxy and entitled to vote.

Dividends and Other Distributions and Return of Capital

Under the Companies Act 2006, before LBG can lawfully make a distribution, it must ensure that it has sufficient distributable reserves(accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Under the Articles of Association (and subject to statute) the directors are entitled to set aside out of the profits of LBG any sums as they think proper which, at their discretion, shall be applicable for any purpose to which the profits of LBG may be applied.

The shareholders in general meeting may by ordinary resolution declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class as they think fit. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association and the procedure under the Articles of Association is followed for allotting such shares.

In addition, LBG may by ordinary resolution direct the payment of a dividend in whole or in part by the distribution of specific assets (a non-cash distribution).

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares in proportion to their holdings of ordinary shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to that shareholder’s entitlement to participate in the capitalization.

Any dividend or other moneys payable to a member that has not been cashed or claimed after a period of 12 years from the date of declaration of such dividend or other moneys payable to a member will be forfeited and revert to LBG. LBG shall be entitled to use such unclaimed or unclaimed dividend or other moneys payable to a member for its benefit in any manner that the directors may think fit. LBG shall not be a trustee of dividends or other moneys payable that have not been cashed or claimed and it shall not be liable to pay interest on such dividends or other moneys.

On a return of capital, whether in a winding-up or otherwise, the assets of LBG available for distribution among the members will be distributed first to the holders of the preference shares in accordance with rights attached to them on issue. The balance of any assets, subject to the rights of any other class of shares, will then be distributed to each holder of ordinary shares rateably by reference to the proportion of ordinary share capital held by that holder, relative to the aggregate total issued ordinary share capital.

LBG’s ordinary shares do not confer any rights of redemption. Rights of redemption in respect of LBG’s preference shares shall be as the directors determine on allotment.

LBG may, subject to applicable law and to the Articles of Association, issue redeemable shares and redeem the same. LBG has issued certain preference shares which are redeemable. In general, subject to applicable law and the approval of the U.K. Prudential Regulation Authority, some of these shares are redeemable by LBG on a specified date and in some cases, thereafter on relevant dividend payment dates. Others are redeemable at any time during a specified period and following the occurrence of specified regulatory events.

Under the Articles of Association and the Companies Act 2006, the liability of shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that shareholder.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the Uncertificated Securities Regulations 2001 and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll and every such holder shall on a poll have one vote for every share of the class held by such holder.

Any special rights attached to any class of shares having preferential rights will not be deemed to be varied by: (i) the creation or issue of further shares ranking in some or all respects equally to such class (but not in priority thereto); or (ii) the purchase or redemption by LBG of its own shares.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person. Where a consolidation or subdivision of shares would result in fractions of a share, the directors may sell the shares representing the fractions for the best price reasonably obtainable, and distribute the net proceeds of such sale to the relevant members entitled to such proceeds. Where a member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure (as determined by the directors), such portion may be distributed to a charitable organization at the directors’ discretion.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system, unless the Uncertificated Securities Regulations 2001 provide otherwise.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless:

•     the instrument of transfer and the lodging of such instrument complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•     the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien. The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

Subject to the statutes and the rules (as defined in the Uncertificated Securities Regulations 2001), and apart from any class of wholly dematerialized security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

In broad terms, the Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reaches, exceeds or falls below three per cent, four per cent, five per cent, six per cent, seven per cent, eight per cent, nine per cent, ten per cent and each one per cent threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows is, or has reasonable cause to believe that such person is, interested in LBG’s shares or at any time during the three years immediately preceding the date on which such notice is issued to have been so interested, requiring that person to confirm whether they have or had such an interest and if so provide details of that interest as required by the notice.

Under the Articles of Association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25% or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and/or that any dividends or other payments on the default shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors. Certain consequences of the issue of a restriction notice are outlined above.

Mandatory Takeover Bids, Squeeze-Out and Sell-out Rules

Other than as provided by the Companies Act 2006 and the City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is entitled to sell any share registered in the name of a member (or any other person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise at law) provided that: (i) such shares remaining untraced for 12 years and during that period at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been claimed; (ii) LBG uses reasonable efforts to trace the relevant holder and, following the expiry of the 12 year period, sends a notice to the last known physical or email address of such holder stating LBG’s intention to sell the shares; and (iii) during the three months following sending such notice, LBG does not receive any communication from such holder. LBG can also sell any additional shares held by the relevant holder that were issued during such 12 year period provided that no dividend on such additional shares has been cashed or claimed by the relevant holder during such period.

The proceeds from the sale of untraced shares shall (after payment of the costs of the sale) be forfeited by the relevant holder and shall belong to LBG. LBG shall not be liable or be required to account to the relevant holder (or other person previously entitled) for the proceeds of such sale. LBG is entitled to use or invest the proceeds from such sale in any manner that the directors think fit.

Forfeiture and Lien

The directors may by resolution make calls upon members in respect of any moneys unpaid on their shares (but subject to the terms of allotment of such shares) in the manner required by the Articles of Association.

If a member fails to pay in full any call or instalment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before such forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or cancelled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-up

The directors have the power, in the name and on behalf of LBG, to present a petition to the court for LBG to be wound up.

Any winding up of LBG shall be undertaken in accordance with relevant insolvency legislation, regulation, rules or otherwise required by law.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its corporate trust office is currently located at 240 Greenwich Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, after consultation with us, and will, if we request so in writing, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•     the information contained in the notice of meeting provided by us;

•     a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and

•     a brief explanation of how they may give instructions.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADSs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADSs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions or deemed instructions.

Holders of ADSs will not be entitled to vote ordinary shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•     any meeting of holders of the ordinary shares;

•     any adjourned meeting of holders of the ordinary shares; or

•     the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADSs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least ninety (90) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•     discontinue the registration of transfers of ADSs;

•     suspend the distribution of dividends to holders of ADSs; and

•     not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property.

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$.02 (or less) per ADS	Any cash distribution to ADS registered holders.
A fee equivalent to the fee that would be payable if securities distributed had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS registered holders.

$.02 (or less) per ADSs per calendar year	Depositary services.
Registration or transfer fees	Transfer and registration of shares on the share register to or from the name of the depositary or its agent when you deposit or withdraw shares.
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to US Dollars.
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary.
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deductions from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADSs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we nor any of the Depositary’s or our directors, employees, agents or affiliates will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs or other securities, compliance with all applicable laws or regulations and the terms of the deposit agreement or such information relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper or as we may reasonably request by written request to the Depositary. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:

•     temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;

•     the non-payment of fees, taxes and similar charges; and

•     non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•     it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and all rules and regulations made pursuant to the FSMA with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

•     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to LBG as the issuer of the securities.

Each new series of debt securities and capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities and capital securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the validity under Scots law of the debt securities and the capital securities issued by LBG and the subordination provisions of the subordinated debt securities and capital securities issued by LBG.

EXPERTS

The consolidated financial statements of Lloyds Banking Group plc as at and for the year ended December 31, 2021, incorporated by reference in this prospectus to Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of Lloyds Banking Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The financial statements as of December 31, 2020 and for each of the two years in the period ended December 31, 2020, incorporated in this prospectus by reference to Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of the said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

LBG is a public limited company incorporated and registered in Scotland. All of LBG’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of LBG’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon LBG or those persons or (ii) to enforce against LBG or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and, in accordance therewith, LBG files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the capital securities and the ADS depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, capital securities, ordinary shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities, capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the ADS deposit agreement and our Articles of Association. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022; (ii) LBG’s report on Form 6-K filed with the SEC on April 27, 2022 including the interim results for LBG for the three months ended March 31, 2022; and (iii) LBG’s report on Form 6-K filed with the SEC on April 27, 2022 disclosing LBG’s capitalization as at March 31, 2022. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited to: projections or expectations of LBG’s future financial position, including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; LBG’s future financial performance; the level and extent of future impairments and write-downs; LBG’s ESG targets and/or commitments; statements of plans, objectives or goals of LBG or its management and other statements that are not historical fact; expectations about the impact of COVID-19; and statements of assumptions underlying such statements. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future.

Factors that could cause actual business, strategy, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward looking statements made by LBG or on its behalf include, but are not limited to: general economic and business conditions in the U.K. and internationally; market related risks, trends and developments; risks concerning borrower and counterparty credit quality; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; volatility in credit markets; volatility in the price of our securities; any impact of the transition from IBORs to alternative reference rates; the ability to access sufficient sources of capital, liquidity and funding when required; changes to LBG’s credit ratings; the ability to derive cost savings and other benefits including, but without limitation, as a result of any acquisitions, disposals and other strategic transactions; inability to capture accurately the expected value from acquisitions; potential changes in dividend policy; the ability to achieve strategic objectives; insurance risks; management and monitoring of conduct risk; exposure to counterparty risk; credit rating risk; tightening of monetary policy in jurisdictions in which LBG operates; instability in the global financial markets, including within the Eurozone, and as a result of ongoing uncertainty following the exit by the U.K. from the European Union (“EU”) and the effects of the EU/U.K. Trade and Cooperation Agreement; political instability including as a result of any U.K. general election and any further possible referendum on Scottish independence; operational risks; conduct risk; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; natural pandemic (including but not limited to the COVID-19 pandemic) and other disasters; inadequate or failed internal or external processes or systems; acts of hostility or terrorism and responses to those acts, or other such events; geopolitical unpredictability; the war between Russia and Ukraine; risks relating to sustainability and climate change (and achieving climate change ambitions), including LBG’s ability along with the government and other stakeholders to measure, manage and mitigate the impacts of climate change effectively; changes in laws, regulations, practices and accounting standards or taxation; changes to regulatory capital or liquidity requirements and similar contingencies; assessment related to resolution planning requirements; the policies and actions of governmental or regulatory authorities or courts together with any resulting impact on the future structure of LBG; failure to comply with anti-money laundering, counter terrorist financing, anti-bribery and sanctions regulations; failure to prevent or detect any illegal or improper activities; projected employee numbers and key person risk; increased labor costs; assumptions and estimates that form the basis of our financial statements; the impact of competitive conditions; and exposure to legal, regulatory or competition proceedings, investigations or complaints. A number of these influences and factors are beyond LBG’s control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on February 28, 2022 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Lloyds Banking Group plc

£                           Fixed Rate Reset Additional Tier 1 Perpetual Subordinated Contingent Convertible Securities

(Callable March    , 2028 and on any day until the First Reset Date on September     , 2028 and on any day in the period six months before any subsequent Reset Date)

PROSPECTUS SUPPLEMENT

(to prospectus dated June 7, 2022)

Joint Bookrunners and Joint Lead Managers

Barclays	J.P. Morgan	Lloyds Bank Corporate Markets	RBC Capital Markets	TD Securities